NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
THE SPECIAL MEETING OF STOCKHOLDERS
Date, Time and Place
Purpose of the Special Meeting
Record Date; Stock Entitled to Vote; Quorum
Vote Required
Voting by Our Directors, Executive Officers and Certain Stockholders
Voting of Proxies
Revocability of Proxies
Adjournments or Postponements
Voting 401(k) Plan Shares
Solicitation of Proxies
Householding of Proxy Materials
THE COMPANIES
Veridian Corporation
General Dynamics Corporation
Aspen Acquisition Corporation
THE MERGER
Background of the Merger
Reasons for the Merger and Recommendation of Our Board of Directors
Opinion of Our Financial Advisor
Interests of Veridian’s Directors and Executive Officers in the Merger
Appraisal Rights
Source of Funds
Delisting and Deregistration of Our Common Stock
Material United States Federal Income Tax Consequences of the Merger
Regulatory Approvals
Past Contacts, Transactions or Negotiations
THE MERGER AGREEMENT
Form of the Merger
Effective Time of the Merger
Directors and Officers of Surviving Corporation
Merger Consideration
Effect on Stock Options and Warrants
Conversion of Shares; Procedures for Exchange of Certificates
Conditions to the Merger
Termination of the Merger Agreement
Expenses and Fees
No Solicitation by Veridian
Representations and Warranties
Covenants Under the Merger Agreement
Amendment and Waiver
Assignment
VOTING AGREEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
ANNEX A
ARTICLE 1 The Merger
ARTICLE 2 The Surviving Corporation and Acquiror
ARTICLE 3 Conversion of Shares
ARTICLE 4 Representations and Warranties of Acquiror and Acquisition Sub
ARTICLE 5 Representations and Warranties of Target
ARTICLE 6 Covenants
ARTICLE 7 Conditions
ARTICLE 8 Termination, Amendment and Waiver
ARTICLE 9 General Provisions
ANNEX B
ANNEXC —SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX D VOTING AGREEMENT
ANNEX E VOTING AGREEMENT
ANNEX F VOTING AGREEMENT
SCHEDULE I
ANNEX G VOTING AGREEMENT
SCHEDULE I

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

[x]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under § 240.14a-12

VERIDIAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[x]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.0001 per share, of Veridian Corporation

	2)	Aggregate number of securities to which transaction applies:

34,841,145 shares of Veridian Corporation common stock, options to purchase 3,109,924 shares of Veridian Corporation common stock and warrants to purchase 287,096 shares of
Veridian Corporation common stock

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$35.00, which represents the price per share of Veridian Corporation’s common stock to be paid in the merger (with respect to outstanding options and warrants, the per unit price was based on the excess, if any, of $35.00 over the per share exercise price of the options and warrants)

	4)	Proposed maximum aggregate value of transaction: $1,284,125,724

	5)	Total fee paid: $103,886

[x]	Fee paid previously with preliminary materials.

[x]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: $11,614

2)	Form, Schedule or Registration Statement No.: Form S-1 (Registration No. 333-83792)

3)	Filing Party: Veridian Corporation

4)	Date Filed: March 6, 2002

July 9, 2003

DEAR VERIDIAN CORPORATION STOCKHOLDER:

      A special meeting of stockholders has been scheduled for Thursday, August 7, 2003, at 9:00 a.m., Eastern Daylight Savings Time, at Veridian’s corporate offices located at 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202. At the special meeting, we will ask you to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, or merger agreement, dated as of June 9, 2003, by and among General Dynamics Corporation, Aspen Acquisition Corporation, a wholly owned subsidiary of General Dynamics, and Veridian Corporation, providing for the acquisition of Veridian by General Dynamics and the transactions contemplated by the merger agreement. Pursuant to the merger, if approved and consummated, you will receive $35.00 in cash, without interest and less applicable withholding taxes, for each share of our common stock that you own, unless you perfect and exercise your appraisal rights. Upon the consummation of the merger, Veridian will become a wholly owned subsidiary of General Dynamics.

      The $35.00 cash per share merger consideration represents a premium of approximately 23% to the highest closing price of our common stock prior to June 6, 2003, the last trading day before the public announcement of the signing of the merger agreement, approximately 28% to the closing price of our common stock on June 6, 2003 and approximately 50% to the average daily closing price of our common stock over the 30 trading day period ended June 6, 2003.

      The board of directors of Veridian carefully considered and evaluated the merger, and after undertaking a comprehensive strategic review with the objective of enhancing stockholder value, the board of directors of Veridian determined that a merger with General Dynamics is in the best interests of Veridian stockholders. The board of directors of Veridian received an opinion from Credit Suisse First Boston LLC, Veridian’s financial advisor, regarding the fairness, from a financial point of view, of the $35.00 per share to be received by the stockholders of Veridian in the merger.

      The merger cannot be completed unless Veridian stockholders holding a majority of the outstanding shares entitled to vote at the special meeting of stockholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

      The accompanying Notice of Special Meeting of Stockholders and proxy statement explain the merger and provide specific information concerning the special meeting. Please read these materials, along with the annexes attached to the proxy statement, carefully.

      Your vote is very important, regardless of the number of shares you own. To be certain that your shares are voted at the special meeting, please mark, sign, date and return promptly the enclosed proxy card or vote by telephone or over the Internet, whether or not you plan to attend the special meeting in person. If you abstain or do not instruct your broker or nominee how to vote your shares, it will have the same effect as voting against the merger.

      THE BOARD OF DIRECTORS OF VERIDIAN HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

      Please do not send your stock certificates to us at this time. On behalf of the board of directors of Veridian, I thank you in advance for your participation in this matter.

On behalf of your Board of Directors,

DR. JOSEPH P. ALLEN, IV
Chairman of the Board

VERIDIAN CORPORATION

1200 South Hayes Street, Suite 1100
Arlington, Virginia 22202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO VERIDIAN CORPORATION’S STOCKHOLDERS:

      A special meeting of stockholders (the “Special Meeting”) of Veridian Corporation will be held at Veridian’s corporate offices located at 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202, on Thursday, August 7, 2003, at 9:00 a.m., Eastern Daylight Savings time.

      Veridian stockholders of record at the close of business on July 3, 2003 will be entitled to attend and vote at the Special Meeting. At the Special Meeting, stockholders will vote on a proposal to approve and adopt the Agreement and Plan of Merger, or merger agreement, dated as of June 9, 2003, by and among General Dynamics Corporation, Aspen Acquisition Corporation, a wholly owned subsidiary of General Dynamics, and Veridian Corporation, providing for the acquisition of Veridian by General Dynamics, and the transactions contemplated by the merger agreement.

      A complete list of Veridian stockholders will be open to examination by any Veridian stockholder for any purpose germane to the Special Meeting between the hours of 9:00 a.m. and 4:30 p.m., Eastern Daylight Savings time, at the principal executive offices of Veridian at 1200 South Hayes Street, Suite 1100, Arlington, VA 22202, for 10 days prior to the Special Meeting. The list will also be available at the Special Meeting and may be inspected by any Veridian stockholder who is present.

      The merger agreement and the merger are explained in the accompanying proxy statement, which you are urged to read carefully, including the attached annexes. This Notice of Special Meeting of Stockholders, the accompanying proxy statement and proxy card are being mailed to stockholders entitled to notice of, and to vote at, the Special Meeting, on or about July 9, 2003.

Sincerely,

JERALD S. HOWE, JR.
Senior Vice President, General Counsel & Secretary

Arlington, Virginia

July 9, 2003

IMPORTANT

      Your vote is important. To assure your votes are counted at the Special Meeting, please mark, sign, date and return the enclosed proxy card in the enclosed return envelope today. No postage is required if mailed in the United States.

      You may also vote by telephone or over the Internet. For instructions on telephone or Internet voting, please see the instructions on the enclosed proxy card or the voting instruction form received from any broker, dealer, trustee, bank or other nominee who may hold your Veridian shares on your behalf.

      If your Veridian shares are not registered in your own name and you would like to attend the Special Meeting, please bring evidence of your Veridian share ownership with you to the Special Meeting. You should be able to obtain evidence of your Veridian share ownership from the broker, dealer, trustee, bank or other nominee who holds your Veridian shares on your behalf.

      If you do attend the Special Meeting, you may then withdraw your proxy and vote in person.

SUMMARY TERM SHEET	2
Forward Looking Statements	2
The Companies	2
Market Price and Dividend Data	3
The Special Meeting of Stockholders	3
The Merger	4
The Merger Agreement	6
Voting Agreements	8
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	9
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	13
THE SPECIAL MEETING OF STOCKHOLDERS	14
Date, Time and Place	14
Purpose of the Special Meeting	14
Record Date; Stock Entitled to Vote; Quorum	14
Vote Required	14
Voting by Our Directors, Executive Officers and Certain Stockholders	14
Voting of Proxies	15
Revocability of Proxies	16
Adjournments or Postponements	16
Voting 401(k) Plan Shares	16
Solicitation of Proxies	16
Householding of Proxy Materials	17
THE COMPANIES	18
Veridian Corporation	18
General Dynamics Corporation	19
Aspen Acquisition Corporation	19
THE MERGER	20
Background of the Merger	20
Reasons for the Merger and Recommendation of Our Board of Directors	25
Opinion of Our Financial Advisor	26
Interests of Veridian’s Directors and Executive Officers in the Merger	31
Appraisal Rights	35
Source of Funds	38
Delisting and Deregistration of Our Common Stock	38
Material United States Federal Income Tax Consequences of the Merger	38
Regulatory Approvals	39
Past Contacts, Transactions or Negotiations	39
THE MERGER AGREEMENT	40
Form of the Merger	40
Effective Time of the Merger	40
Directors and Officers of Surviving Corporation	40
Merger Consideration	40
Effect on Stock Options and Warrants	40

i

Conversion of Shares; Procedures for Exchange of Certificates	41
Conditions to the Merger	42
Termination of the Merger Agreement	43
Expenses and Fees	44
No Solicitation by Veridian	45
Representations and Warranties	46
Covenants Under the Merger Agreement	47
Amendment and Waiver	49
Assignment	49
VOTING AGREEMENTS	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
PROPOSALS OF STOCKHOLDERS	55
OTHER MATTERS	55
WHERE YOU CAN FIND MORE INFORMATION	55

ANNEX A	AGREEMENT AND PLAN OF MERGER
ANNEX B	OPINION OF CREDIT SUISSE FIRST BOSTON LLC
ANNEX C	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
ANNEX D	VOTING AGREEMENT WITH DAVID H. LANGSTAFF AND LABYRINTH, L.P.
ANNEX E	VOTING AGREEMENT WITH DR. JOSEPH P. ALLEN, IV AND SUGAR CREEK, L.P.
ANNEX F	VOTING AGREEMENT WITH THE TEXAS GROWTH FUND — 1991 TRUST, THE TEXAS GROWTH FUND II — 1998 TRUST, TGF MANAGEMENT CORP. AND TGF II MANAGEMENT, L.P.
ANNEX G	VOTING AGREEMENT WITH MONITOR CLIPPER EQUITY PARTNERS, L.P., MONITOR CLIPPER EQUITY PARTNERS (FOREIGN), L.P., MONITOR CONSULTING, L.P. AND MONITOR COMPANY GROUP, L.P.

ii

VERIDIAN CORPORATION

1200 South Hayes Street, Suite 1100
Arlington, Virginia 22202

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS

      The board of directors of Veridian Corporation solicits the accompanying proxy to be voted at the special meeting of stockholders to be held on Thursday, August 7, 2003, at 9:00 a.m., Eastern Daylight Savings time, at Veridian’s corporate offices located at 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202, and at any adjournments or postponements of the special meeting. In this proxy statement, unless the context requires otherwise, references to “we,” “us,” “our” or “Veridian,” are to Veridian Corporation and its consolidated subsidiaries.

      Our principal executive offices are located at 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202, telephone number (703) 575-3100. The approximate date on which this proxy statement, the accompanying Notice of Special Meeting of Stockholders and proxy card were sent or given to our stockholders is July 9, 2003.

      You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 9, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date unless expressly provided as of another date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

      General Dynamics has supplied all information contained in this proxy statement relating to General Dynamics and its acquisition subsidiary and Veridian has supplied all information relating to Veridian.

SUMMARY TERM SHEET

      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents to which we refer. See “Where You Can Find More Information.” The Agreement and Plan of Merger, or merger agreement, dated as of June 9, 2003, by and among General Dynamics Corporation, Aspen Acquisition Corporation, a wholly-owned subsidiary of General Dynamics, and Veridian is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary.

Forward Looking Statements

      Certain statements in this proxy statement relating to the proposed acquisition of Veridian by General Dynamics contain or are based on “forward-looking” information (that Veridian believes to be within the definition in the Private Securities Litigation Reform Act of 1995, as amended) and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plan,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

      These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the satisfaction of all of the conditions to the closing of the merger, including receiving the approval of the stockholders holding a majority of the outstanding shares entitled to vote at the special meeting of our stockholders and obtaining the necessary governmental approvals; if the merger agreement is terminated under certain circumstances set forth in the merger agreement, we must pay a termination fee of $30,000,000 to General Dynamics and certain of its expenses up to an aggregate of $500,000, which could affect our business, financial condition and results of operations; legislative or regulatory changes which may adversely affect the businesses in which we are engaged; potential or actual litigation challenging the proposed transaction; general economic, financial and business conditions; changes in tax laws; and actions of U.S., foreign and local governments. Certain other risk factors are more fully discussed in the section entitled “Risk Factors” in Veridian’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission on March 13, 2003, and from time to time in Veridian’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

      The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement and Veridian, General Dynamics and its acquisition subsidiary undertake no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

The Companies (Page 18)

•	Veridian Corporation (Page 18). Veridian Corporation, a Delaware corporation, is a leading provider of information-based systems, integrated solutions and services to the U.S. government. We specialize in mission-critical national security programs, primarily for the intelligence community, the Department of Defense, law enforcement and other U.S. government agencies. Our offerings include the design, development, deployment, operation and protection of vital networks, databases and other information and intelligence systems. We are at the forefront of U.S. government-funded research, development and application of advanced information and sophisticated sensor technologies for emerging defense and intelligence initiatives. During our 50 years of experience, we have developed long-standing customer relationships, proprietary technologies and intellectual property and have acquired extensive security clearances and domain expertise in understanding our governmental customers’ operations and missions.

Our principal executive offices are located at 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202 and our telephone number is (703) 575-3100.

•	General Dynamics Corporation (Page 19). General Dynamics Corporation is a Delaware corporation formed in 1952 as successor to Electric Boat Corporation. General Dynamics’ businesses include mission-critical information technology and communications, land and amphibious combat systems, shipbuilding and marine systems, and business aviation. These are leading-edge technology businesses that provide the highest quality products and capabilities to its customers. General Dynamics’ principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523 and its telephone number is (703) 876-3000. Its common stock is listed on The New York Stock Exchange under the ticker symbol “GD.”

•	Aspen Acquisition Corporation (Page 19). Aspen Acquisition Corporation, a Delaware corporation, is a wholly owned subsidiary of General Dynamics. Aspen Acquisition has not conducted any business operations other than for the purpose of entering into the merger agreement. Aspen Acquisition’s principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523 and its telephone number is (703) 876-3000.

Market Price and Dividend Data (Page 13)

•	Our common stock is listed on The New York Stock Exchange under the ticker symbol “VNX.” On June 6, 2003, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $27.35 per share. On July 7, 2003, the last full trading day prior to the date of this proxy statement, our common stock closed at $34.83 per share. The average daily closing price of our common stock over the 30 day trading period ended June 6, 2003 was $23.31 per share.

The Special Meeting of Stockholders (Page 14)

•	Date, Time and Place (Page 14). A special meeting of stockholders will be held on Thursday, August 7, 2003 at 9:00 a.m., eastern daylight savings time, at Veridian’s corporate offices located at 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202.

•	Purpose of the Special Meeting (Page 14). At the special meeting, we will ask you to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

•	Record Date; Stock Entitled to Vote (Page 14). You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 3, 2003, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date, there were 34,841,145 shares of our common stock entitled to be voted at the special meeting, of which a total of 4,956,571 are beneficially owned by our directors and executive officers.

•	Quorum (Page 14). The holders of a majority of the outstanding shares of common stock must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, and broker nonvotes (shares held by a broker or nominee that does not have the authority to vote on a matter) for the purpose of establishing a quorum. If at any time less than a quorum is present at the special meeting, it is expected that the special meeting will be adjourned or postponed until such time as a quorum can be present.

•	Vote Required (Page 14). Assuming a quorum is present, the affirmative vote of the shares representing a majority of the outstanding shares entitled to vote at the special meeting is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. Since abstentions, either in person or by proxy, and broker nonvotes will be counted for the purpose of establishing a quorum, they will effectively constitute votes against the merger.

•	Voting by our Directors, Executive Officers and Certain Stockholders (Page 14). As of the record date, our directors and executive officers held approximately 12% of the shares entitled to vote at the special meeting. In conjunction with the merger agreement, certain of our executive officers, directors and stockholders who collectively held 11,065,621 shares, representing approximately 32% of the outstanding shares of our common stock as of the record date, entered into voting agreements with General Dynamics and its acquisition subsidiary whereby they agreed, among other things, to vote their shares of our common stock for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. See “Voting Agreements” on page 50.

•	Voting of Proxies (Page 15). All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. To vote, please mark, sign, date and return the enclosed proxy or vote by telephone or via the Internet pursuant to the instructions provided on the enclosed proxy or the voting instruction form received from any broker, dealer, trustee, bank or other nominee that may hold Veridian shares on your behalf. If any other matters are properly brought before the special meeting, the enclosed proxy gives discretionary authority to the persons named on the proxy to vote the shares of our common stock represented by the proxy in their discretion. If your shares are held in the name of your broker, dealer, bank, trustee or other nominee, you must obtain a legal proxy, executed in your name, from the holder of record to be able to vote in person at the special meeting. It is very important that ALL Veridian stockholders vote their shares, so please mark, sign, date and return the enclosed proxy or vote by telephone or via the Internet today.

•	Revocability of Proxies (Page 16). If your shares are held in your name, you may revoke your proxy at any time before it is voted by (i) delivering a written notice of revocation to our secretary at our principal executive offices, (ii) signing and delivering a later-dated proxy or by submitting a telephone or Internet proxy at a date after the date of the previously submitted proxy or (iii) voting in person at the special meeting. However, your attendance at the special meeting without further action will not automatically revoke your proxy. If your shares are held in the name of your broker, dealer, bank, trustee or other nominee, you may revoke your proxy at any time before it is voted only by contacting such nominee and following their procedures for revocation of a proxy.

•	Voting 401(k) Plan Shares (Page 16). Certain shares of our common stock are held for the benefit of plan participants of the Veridian Retirement Savings Plan. Participants of this plan who have shares of our common stock credited to their account as of the record date have the right to direct the plan trustee regarding how to vote those shares. The trustee will vote the shares in each participant’s account in accordance with the participant’s instructions. If a participant does not send instructions to the trustee, or if the trustee does not receive the participant’s proxy card in a timely manner, the shares credited to the participant’s account will be counted for purposes of determining the existence of a quorum but will not be voted by the trustee and therefore will count as a vote against the merger agreement.

The Merger (Page 20)

      The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this summary regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement itself, a copy of which is attached as Annex A to this proxy statement.

•	Reasons for the Merger and Recommendation of Our Board of Directors (Page 25). After an evaluation of a variety of business, financial and market factors and consultation with our legal and financial advisors, our board of directors determined that the terms of the merger are advisable, fair to and in the best interests of our stockholders, has approved the merger agreement and recommends that our stockholders vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

•	Opinion of our Financial Advisor (Page 26 and Annex B). On June 8, 2003, Credit Suisse First Boston LLC delivered an oral opinion to our board of directors, followed by a written opinion dated June 9, 2003, the date of the merger agreement, to the effect that, as of the date of that opinion and based upon and subject to the matters stated in the opinion, the merger consideration to be received by holders of our common stock in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion of Credit Suisse First Boston, dated June 9, 2003, setting forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to, and is incorporated by reference in, this proxy statement. You should read that opinion carefully and in its entirety. The opinion of Credit Suisse First Boston is addressed to our board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the merger.

•	Interests of Veridian’s Directors and Executive Officers in the Merger (Page 31). In considering the recommendation of our board of directors with respect to the merger, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or are in addition to, the interests of Veridian stockholders generally, including those listed below:

•	our directors and executive officers hold options to purchase our common stock, which will entitle those holders to an aggregate cash payment of approximately $27 million, which represents the product of (i) the number of shares of our common stock subject to the stock options and (ii) the excess of the $35.00 per share merger consideration over the applicable per share exercise price of the stock options;

•	certain of our executive officers are parties to employment agreements with us that contain change-of-control termination payment provisions, whereby the executive officers would receive payments in an aggregate amount of approximately $18 million, that will be triggered if the employment of all of such executive officers is terminated, other than for cause, or if such executive officers leave for good reason, subsequent to the closing of the merger;

•	certain of our executive officers, including our chairman of the board, who are not parties to employment agreements may receive severance payments that could total an aggregate amount of approximately $950,000 if the employment of all of such executive officers is terminated, other than for cause, or if such executive officers leave for good reason, subsequent to the closing of the merger;

•	General Dynamics will cause the surviving corporation of the merger, Veridian, to maintain our current directors’ and officers’ insurance and indemnification policy and related arrangements, or an equivalent policy or related arrangements no less advantageous to our present and former directors and officers than the current policy and related arrangements for a period of six years following the effective time of the merger;

•	certain of our executive officers, directors and stockholders have entered into voting agreements with General Dynamics whereby they have agreed, among other things, to vote their shares in favor of the merger agreement and the transactions contemplated by the merger agreement; and

•	one of our directors, Mr. George R. Hornig, is a Managing Director and the Chief Operating Officer of Credit Suisse First Boston’s Private Equity Division, an affiliate of Credit Suisse First Boston LLC, our financial advisor in connection with the merger. Mr. Hornig recused himself from the decision to retain Credit Suisse First Boston LLC as our financial advisor.

•	Appraisal Rights (Page 35 and Annex C). You have the right under Delaware law to dissent from the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement and to exercise appraisal rights and receive payment in cash for the fair value of your shares of our common stock in the event the merger is completed. The fair value of your shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve your appraisal rights, you must not vote in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, must not return a signed but not voted proxy card and must follow specific procedures. If you do not follow these specific procedures, you may lose your appraisal rights. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern those procedures are attached as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

•	Source of Funds (Page 38). General Dynamics has informed us that it expects to fund the cash requirements for the transaction from a combination of existing cash reserves, the issuance of commercial paper and additional borrowings under existing credit facilities. The merger is not conditioned upon General Dynamics obtaining financing.

•	Delisting and Deregistration of Our Common Stock (Page 38). If the merger is completed, our common stock will be delisted from The New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, at the effective time of the merger.

•	Material United States Federal Income Tax Consequences of the Merger (Page 38). The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. In general, a stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received for shares of our common stock in the merger and that stockholder’s adjusted tax basis in its shares. Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

•	Regulatory Approvals (Page 39). The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Both General Dynamics and Veridian have filed the required notification and report forms. The completion of the merger also is subject to compliance with applicable laws of the State of Delaware.

The Merger Agreement (Page 40)

•	Form of the Merger (Page 40). At the effective time of the merger, Aspen Acquisition Corporation, a wholly owned subsidiary of General Dynamics and a party to the merger agreement, will merge with and into Veridian. Veridian will survive the merger as a wholly owned subsidiary of General Dynamics.

•	Effective Time of the Merger (Page 40). The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as is agreed upon by General Dynamics and us and specified in the certificate of merger. The filing of the certificate of merger will occur simultaneously with or as soon as possible after the closing of the merger.

•	Merger Consideration (Page 40). If the merger is completed, you will receive $35.00 in cash, without interest, in exchange for each share of our common stock that you own, unless you perfect and exercise your appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any other rights as a Veridian stockholder. Our stockholders will receive the merger consideration after exchanging their Veridian stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger. The price of $35.00 per share was determined through arm’s-length negotiations between General Dynamics and us.

•	Effect on Stock Options (Page 40). Upon completion of the merger, each outstanding option to purchase our common stock will be cancelled and the holder of that option will be entitled to receive a one-time cash payment equal to the number of shares of our common stock subject to the option (whether vested or unvested), multiplied by the difference between $35.00 and the per share exercise price of the option, net of applicable state and federal withholding taxes.

•	Effect on Warrants (Page 41). Upon completion of the merger, each outstanding warrant to acquire shares of our common stock will be cancelled and converted into the right to receive a one-time cash payment equal to the number of shares of our common stock subject to the warrant multiplied by the difference between $35.00 and the per share exercise price of the warrant.

•	Conditions to the Merger (Page 42). The completion of the merger is subject to the satisfaction or valid waiver of the following conditions, among others:

•	our stockholders holding at least a majority of our outstanding shares entitled to vote must approve and adopt the merger agreement and the transactions contemplated by the merger agreement;

•	the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, must have expired or been terminated;

•	there must be no law or court order prohibiting the merger;

•	all governmental waivers, consents, orders and approvals legally required for the consummation of the merger must have been received and be effective;

•	the parties to the merger agreement must have performed their respective agreements contained in the merger agreement required to be performed on or prior to the closing date of the merger;

•	the representations and warranties of the respective parties contained in the merger agreement must be true and correct at the time made and at the closing date of the merger; and

•	holders of more than 12% of the issued and outstanding shares of our common stock must not have perfected their appraisal rights under Delaware law prior to the effective time of the merger.

•	Termination of the Merger Agreement (Page 43). Under certain circumstances, prior to the close of the merger, either Veridian or General Dynamics may terminate the merger agreement.

•	Expenses and Fees (Page 44).

•	Termination Fee. Upon termination of the merger agreement under certain circumstances, either party may owe the other a termination fee of $30,000,000. See “The Merger Agreement — Expenses and Fees” on page 44.

•	Expenses. Upon termination of the merger agreement under certain circumstances, either party may owe the other an amount up to an aggregate of $500,000 of actual and documented out-of-pocket expenses. Otherwise, the parties to the merger agreement will bear their respective costs and expenses incurred in connection with the merger agreement, whether or not the merger is consummated. See “The Merger Agreement — Expenses and Fees” on page 44.

•	No Solicitation by Veridian (Page 45). The merger agreement contains non-solicitation provisions which prohibit us from soliciting or engaging in discussions or negotiations regarding a competing proposal to the merger. There are exceptions to these prohibitions if we receive a proposal for a competing transaction from a third party under certain circumstances set forth in the merger agreement.

•	Assignment (Page 49). General Dynamics may assign the merger agreement, and may effect the assignment of the merger agreement on behalf of Aspen Acquisition, to any other wholly owned subsidiary of General Dynamics.

Voting Agreements (Page 50 and Annexes D-G)

      David H. Langstaff, our president and chief executive officer, Dr. Joseph P. Allen IV, our chairman of the board, as well as Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., Monitor Consulting, L.P., Monitor Company Group, L.P., The Texas Growth Fund — 1991 Trust, The Texas Growth Fund II — 1998 Trust, TGF Management Corp., TGF II Management, L.P., Sugar Creek, L.P. and Labyrinth, L.P., who collectively held 11,065,621 shares, representing approximately 32% of the outstanding shares of our common stock as of the record date, have entered into voting agreements with General Dynamics and have agreed, among other things, to vote their shares of our common stock for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

      The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the proposed transaction and the special meeting of Veridian stockholders. You should carefully read this entire proxy statement, including each of the annexes attached to this proxy statement.

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving this proxy statement and proxy card because as of July 3, 2003 you owned shares of common stock of Veridian. This proxy statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information about these issues so that you can make an informed decision.

Q:	What am I voting on?

A:	You are being asked to consider and vote to approve and adopt the merger agreement, pursuant to which General Dynamics will acquire Veridian through the merger of a wholly owned subsidiary of General Dynamics with and into Veridian, and the transactions contemplated thereby. After the merger, Veridian will become a wholly owned subsidiary of General Dynamics.

Q:	What will Veridian stockholders receive in the merger?

A:	In the merger, each outstanding share of Veridian common stock will be converted into the right to receive $35.00 in cash, without interest, unless you perfect and exercise your appraisal rights set forth below. Veridian stockholders will not have the option to receive General Dynamics common stock in exchange for their shares of Veridian common stock instead of cash. Veridian stockholders will have appraisal rights with respect to their shares of Veridian common stock. The shares of Veridian common stock held by those stockholders who properly follow the procedures necessary to exercise their appraisal rights will not be immediately converted into the right to receive $35.00 in cash, without interest, but rather will be entitled to have their shares of our common stock appraised and receive the “fair value” of the shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration the stockholders would otherwise be entitled to receive under the merger agreement.

Q:	What will happen to outstanding and unexercised stock options and warrants?

A:	In the merger, each outstanding and unexercised stock option (whether vested or unvested) and warrant to acquire our common stock will be converted into the right to receive for each share covered by the stock option or warrant the excess of $35.00 over the per share exercise price of the stock option or warrant, without interest (and net of applicable state and federal withholding taxes). Veridian option holders and warrant holders will not have the option to receive stock options or warrants to acquire General Dynamics common stock in exchange for their Veridian stock options or warrants.

Q:	What will happen to my shares of Veridian common stock after the merger?

A:	Following consummation of the merger, your shares of our common stock will represent solely the right to receive the merger consideration of $35.00 per share in cash, without interest, unless you perfect and exercise your appraisal rights, and trading in our common stock on The New York Stock Exchange will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Q:	Does General Dynamics have the financial resources to pay the aggregate merger consideration?

A:	The aggregate consideration payable to our stockholders, option holders and warrant holders in the merger is approximately $1.28 billion. General Dynamics has advised us that the aggregate merger consideration will be financed through a combination of existing cash reserves, the issuance of commercial paper and additional borrowings under existing credit facilities. There is no financing condition to the consummation of the merger.

Q:	Will the merger be taxable to Veridian stockholders?

A:	Yes. The merger is intended to be a taxable transaction and, for U.S. federal income tax purposes, will generally be treated as a sale of your shares of our common stock in exchange for the consideration you receive in the merger. You should read “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 38 for a more complete discussion of the U.S. federal income tax consequences of the merger. We also urge you to consult your own tax advisors to determine the effect of the merger on you under applicable federal, state, local and foreign tax laws.

Q:	When will the merger be completed and when will payment be received?

A:	The effective time of the merger will occur on the third business day following the satisfaction or waiver of the conditions to the merger contained in the merger agreement or as the parties may otherwise agree. We are working toward completing the merger as quickly as possible. We believe that the merger will be completed by the end of the third quarter of 2003. However, the merger cannot be completed without first receiving the approval of the Veridian stockholders as described in this proxy statement. In addition, the merger also must be approved by U.S. antitrust regulatory authorities, among other things. Detailed instructions with regard to the surrender of your stock certificates, together with a letter of transmittal, will be mailed to you promptly following the completion of the merger. You should not submit your certificates to us or the paying agent until you have received these materials. The paying agent will send payment for your shares promptly after the paying agent receives your stock certificates and other required documents.

Q:	Who is entitled to vote at the special meeting of stockholders?

A:	Holders of record of Veridian common stock as of the close of business on July 3, 2003 are entitled to vote on the merger agreement and the transactions contemplated thereby.

Q:	When and where is the special meeting of stockholders?

A:	The special meeting of stockholders will be held on Thursday, August 7, 2003 at 9:00 a.m., Eastern Daylight Savings time, at Veridian’s corporate offices at 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202.

Q:	What stockholder approval is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement?

A:	Assuming a quorum is present at the special meeting of stockholders, the affirmative vote of the shares representing a majority of the outstanding shares entitled to vote at the special meeting is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

Q:	Does Veridian’s board of directors recommend the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement?

A:	Yes. Veridian’s board of directors recommends that Veridian stockholders vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Veridian’s board of directors considered many factors in deciding to recommend the approval and adoption of the merger agreement, including, among others, the available strategic alternatives and the premium offered by General Dynamics to the then-current market price. The $35.00 cash per share merger consideration represents a premium of approximately 23% to the highest closing price of our common stock prior to June 6, 2003, the last trading day before the public announcement of the signing of the merger agreement, approximately 28% to the closing price of our common stock on June 6, 2003 and approximately 50% to the average daily closing price of our common stock over the 30 trading day period ended June 6, 2003.

Q:	Where can I learn more about General Dynamics and Veridian?

A:	Veridian and General Dynamics file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports,

statements or other information that Veridian and General Dynamics file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These Securities and Exchange Commission filings are also available to the public at the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Q: Whom should I contact if I have questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us or D.F. King & Co., Inc., our proxy solicitor, as follows:

Veridian Corporation Attn: Investor Relations 1200 South Hayes Street, Suite 1100 Arlington, Virginia 22202 (703) 575-3100	or	D. F. King & Co., Inc. 48 Wall Street New York, New York 10005 (212) 493-6922

Q:	Am I entitled to appraisal rights?

A:	Yes. Under Delaware law, if you do not vote in favor of approving and adopting the merger agreement and the transactions contemplated by the merger agreement, you have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed, but only if you submit a written demand for an appraisal before the vote on the merger agreement and comply with the appropriate Delaware law procedures. You should read “The Merger — Appraisal Rights” beginning on page 35 and Annex C to this proxy statement for a more complete discussion of your appraisal rights.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you. Then just mark, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or cast your vote by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or the voting instruction form received from any broker, dealer, trustee, bank or other nominee that may hold your Veridian shares on your behalf, as soon as possible so that your shares can be voted at the special meeting.

Q:	What happens if I do not return a proxy card?

A:	The failure to return your proxy card will have the same effect as voting against the merger.

Q:	May I vote in person?

A:	Yes. You may vote in person at the special meeting, rather than signing and returning your proxy card, if you own shares in your own name. Provided that you bring a legal proxy from your broker, dealer, trustee, bank or other nominee and present it at the special meeting, you may also vote in person at the special meeting if your shares are held in “street name” through a broker, dealer, trustee, bank or other nominee. You may be asked to present photo identification for admittance.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before the shares reflected on your proxy card are voted at the special meeting. If you own your shares in your name, you can do this in one of three ways. First, you can send a written notice of revocation to our secretary at our principal executive offices. Second, you can mark, sign, date and return a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you voted by telephone or via the Internet, you may revoke your proxy by voting again by telephone or via the Internet. If you have instructed a broker, dealer, trustee, bank or other nominee to vote your shares, you must follow the directions received from the broker, dealer, trustee, bank or other nominee to change your instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the instructions provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q:	Who is soliciting my proxy?

A:	The board of directors of Veridian is soliciting your proxy. Officers and other employees of Veridian may participate in soliciting proxies by mail, telephone, facsimile, personal interview or e-mail. In addition, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, is aiding us in the solicitation of proxies. D.F. King will receive a base fee of $7,500 plus other out-of-pocket fees and expenses.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $35.00 per share in cash, without interest, unless you perfect and exercise your appraisal rights.

MARKET FOR REGISTRANT’S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

      Trading in our common stock commenced on The New York Stock Exchange on June 5, 2002 under the symbol “VNX.” At July 3, 2003, the record date for the special meeting of our stockholders, there were approximately 117 holders of record of our common stock. This number does not include any beneficial owners for whom shares of common stock may be held in “nominee” or “street” name. The following table sets forth the high and low sales price per share of the common stock as reported on The New York Stock Exchange for the periods shown:

	Price Range

	High	Low

2002
Second Quarter (from June 5, 2002)	$24.10	$17.65
Third Quarter	$26.00	$17.50
Fourth Quarter	$25.40	$17.94
2003
First Quarter	$21.86	$17.50
Second Quarter	$34.89	$18.55
Third Quarter (through July 7, 2003)	$34.90	$34.81

      On June 6, 2003, the last full trading day before the public announcement of the proposed merger, the last reported sales price of our common stock on The New York Stock Exchange was $27.35 per share. On July 7, 2003, the last full trading day before the printing of this proxy statement, the last reported sales price of our common stock on The New York Stock Exchange was $34.83 per share. The average daily closing price of our common stock over the 30 day trading period ended June 6, 2003 was $23.31 per share.

      We have never declared or paid any cash dividends on our common stock. Our current policy is that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Following the merger, our common stock will not be traded on any public market.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place

      We will hold the special meeting on Thursday, August 7, 2003, at 9:00 a.m., Eastern Daylight Savings time, at Veridian’s corporate offices located at 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202.

Purpose of the Special Meeting

      At the special meeting, we will ask you to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. Veridian’s board of directors unanimously (i) approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, (ii) declared that it is in the best interests of our stockholders that we enter into the merger agreement and complete the merger on the terms and conditions in the merger agreement and (iii) recommended that you approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

      Only holders of record of our common stock at the close of business on July 3, 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 34,841,145 shares of our common stock were issued and outstanding and held by approximately 117 holders of record. Each holder of record of common stock will be entitled to one vote per share at the special meeting on the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

      The holders of a majority of the outstanding shares of common stock must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, and broker nonvotes (shares held by a broker or other nominee that does not have the authority to vote on a matter) for the purpose of establishing a quorum. If a quorum is present at the special meeting, the quorum cannot be broken by the withdrawal of enough stockholders to leave less than a quorum and the remaining stockholders may continue to transact business until adjournment. If a quorum is not present at the special meeting, the holders of a majority of the common stock represented at the special meeting or, if no stockholder entitled to vote is present at the meeting, any officer of Veridian, may adjourn the meeting to solicit additional proxies. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

      The approval and adoption of the merger agreement and the transactions contemplated by the merger agreement requires the affirmative vote of the shares representing a majority of the outstanding shares entitled to vote on the merger agreement at the special meeting. If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will effectively count as a vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Voting by Our Directors, Executive Officers and Certain Stockholders

      At the close of business on the record date, our directors and executive officers were entitled to vote 4,125,991 shares of our common stock, representing approximately 12% of the outstanding shares of our common stock on that date. Under the terms of voting agreements entered into in conjunction with the merger agreement, David H. Langstaff, our president and chief executive officer, Dr. Joseph P. Allen IV, the chairman of our board of directors, as well as Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., Monitor Consulting, L.P., Monitor Company Group, L.P., The Texas Growth Fund — 1991 Trust, The Texas Growth Fund II — 1998 Trust, TGF Management Corp., TGF II Management, L.P., Sugar Creek, L.P. and Labyrinth, L.P., who collectively held 11,065,621 shares, representing approximately 32% of the outstanding shares of our common stock as of the record date, have agreed, among other things, to vote their shares of our common stock for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. See “Voting Agreements” on page 48 for additional information regarding the voting agreements.

Voting of Proxies

      You may vote your proxy by Internet, telephone or mail, as explained below. Voting your proxy does not limit your right to vote in person should you decide to attend the special meeting. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of elections of the special meeting can determine that such electronically transmitted proxy was authorized by the stockholder. If your shares are held in the name of a broker, dealer, trustee, bank or other nominee, you will be provided voting instructions from the nominee and, in order to vote at the special meeting, you must obtain a legal proxy, executed in your name, from the nominee. You may be asked to present photo identification for admittance to the special meeting if your shares are held in the name of a broker, dealer, trustee, bank or other nominee. If you vote by Internet or telephone, please do not mail the enclosed proxy card.

•	Internet. Access the Internet voting site at http://www.voteproxy.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.

•	Telephone. Dial toll free 1-800-776-9437 from any touch-tone telephone. Follow the voice prompts and be sure to have your control number available when you call. There is no charge to you for this call.

•	Mail. Simply mark, sign, date and return the proxy to American Stock Transfer & Trust Company. A postage-paid envelope has been provided for your convenience if you wish to vote your proxy by mail.

      If you vote by mail and the returned proxy card is completed, signed and dated, or if you vote by telephone or the Internet in accordance with the instructions on the enclosed proxy card, your shares will be voted at the special meeting in accordance with your instructions. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed and dated, but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

      The persons you name as proxies may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitations of proxies. No proxy voted against the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement will be voted in favor of any adjournment or postponement.

      We do not expect that any matter other than the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement will be brought before the special meeting. If, however, our board of directors properly presents any other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of our stockholders.

      Do not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Veridian’s common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

Revocability of Proxies

      If you hold your shares in your name, you have the unconditional right to revoke your proxy at any time prior to its exercise by employing any of the following methods:

•	delivering a written notice of revocation to the secretary of Veridian at our principal executive offices;

•	signing and delivering a later-dated proxy or by submitting a telephone or Internet proxy at a date after the date of the previously submitted proxy;

•	voting in person at the special meeting.

      The revocation of your proxy by written notice or your later-dated proxy will be effective only if the secretary of Veridian receives the written notice or later-dated proxy prior to the day of the special meeting or if the inspector of elections receives the written notice or later-dated proxy at the special meeting. Your attendance at the special meeting without further action will not automatically revoke your proxy.

      If you have instructed a broker, dealer, trustee, bank or other nominee to vote your shares, you must follow the directions received from such nominee to change these instructions.

Adjournments or Postponements

      Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons as determined by the chairman of the meeting. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, by the chairman of the meeting in his sole discretion. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies or for other reasons, we will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Voting 401(k) Plan Shares

      Stockholders who are current or former employees of Veridian participating in the Veridian Retirement Savings Plan, or VRSP, and have shares of our common stock credited to their plan account as of the record date have the right to direct the plan trustee regarding how to vote those shares. The trustee for the VRSP is Vanguard Fiduciary Trust Company. Vanguard will vote the shares in each participant’s VRSP account in accordance with the participant’s instructions. If a participant does not send instructions in one of the manners discussed in “— Voting of Proxies” above, or if the participant’s proxy card is not received by American Stock Transfer & Trust Company in a timely manner, the shares credited to the participant’s account will not be voted by the trustee and will therefore count as a vote against the merger agreement.

Solicitation of Proxies

      Our board of directors is soliciting your proxy. In addition to the solicitation of proxies by use of the mail, officers and other employees of Veridian may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We will bear all costs of preparing, assembling, printing and mailing the Notice of Special Meeting of Stockholders, this proxy statement, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

      We have retained D. F. King & Co., Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation. D. F. King will receive a base fee of $7,500 plus other out-of-pocket fees and expenses.

Householding of Proxy Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. “Householding” means that only one copy of this proxy statement may have been sent to a household shared by multiple stockholders unless such nominee received contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement to any stockholder at a shared address to which a single copy of the document was delivered. All requests should be made to: Veridian Corporation, 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202, phone: (703) 575-3100, Attention: Investor Relations.

THE COMPANIES

Veridian Corporation

      Veridian Corporation, a Delaware corporation, was incorporated in 1986 and serves as a holding company for its subsidiaries. The oldest business conducted by Veridian traces its heritage to 1948. We conduct our business through four primary operating subsidiaries: Veridian Engineering, Inc., Veridian Systems Division, Inc., Veridian Information Solutions, Inc. and Veridian IT Services, Inc. Veridian Systems Incorporated is a fifth, smaller subsidiary. Each of our subsidiaries is wholly owned and controlled by us. We had revenues in 2002 of approximately $834 million. We are a leading provider of information-based systems, integrated solutions and services to the U.S. government. We specialize in mission-critical national security programs, primarily for the intelligence community, the Department of Defense, law enforcement and other U.S. government agencies. Our offerings include the design, development, deployment, operation and protection of vital networks, databases and other information and intelligence systems. We are at the forefront of U.S. government-funded research, development and application of advanced information and sophisticated sensor technologies for emerging defense and intelligence initiatives. During our 50 years of experience, we have developed long-standing customer relationships, proprietary technologies and intellectual property and have acquired extensive security clearances and domain expertise in understanding our governmental customers’ operations and missions.

      Our customer and contract base is highly diversified across a wide range of mission-critical applications. We currently have more than 2,000 contracts, two of which represented in excess of 5% of 2002 revenues each. One such contract is with an intelligence agency and had revenues of more than $50 million in 2002. The second contract is with the U.S. Army and had revenues of $59 million in 2002, which includes revenues received in 2002 by Signal Corporation, prior to its acquisition by us on September 24, 2002. The next largest contract represented less than 3% of our revenues in 2002. For the year ended December 31, 2002, approximately 47% of our revenues were represented by cost-plus contracts, 40% by time-and-materials contracts and 13% by fixed price contracts. Our contracts typically have terms of several years with renewal options. Our experience has been that most renewal options are exercised and the scope and term of our contracts are often expanded. Given our broad range of specialized capabilities and contracts, we are not dependent on any one funding decision, customer or technology for our business.

      Our comprehensive solutions leverage our core capabilities that include:

•	network security and enterprise protection;

•	intelligence, surveillance, and reconnaissance (ISR);

•	knowledge discovery and decision support;

•	information systems development and integration;

•	chemical, biological and nuclear detection;

•	network and enterprise management; and

•	systems engineering services.

      Given the critical and classified nature of many of our services and our sophisticated technical capabilities, we are called upon to support our customers in the intelligence community and the Department of Defense as they respond to crisis situations around the world. Our solutions enable our customers to manage risk by identifying a wide variety of conventional and nonconventional threats, including nuclear, biological, chemical, cyber aggression and terrorism, quantifying exposure to these threats and implementing prudent physical and cyber countermeasures.

      Our customers include the Department of Defense, U.S. intelligence agencies, U.S. government civilian agencies and other commercial, state and local government and international customers.

      Our principal executive offices are located at 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202, and our telephone number is (703) 575-3100. Additional information regarding Veridian is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 55.

General Dynamics Corporation

      General Dynamics is a Delaware corporation formed in 1952 as successor to the Electric Boat Company. The company’s businesses include mission-critical information technology and communications, land and amphibious combat systems, shipbuilding and marine systems, and business aviation. These are leading-edge technology businesses that provide the highest quality products and capabilities to its customers.

      General Dynamics operates in four primary business groups — Information Systems and Technology, Combat Systems, Marine Systems and Aerospace — and in a smaller Resources group.

•	Information Systems and Technology. The Information Systems and Technology group is a leading integrator of secure communication systems and networks, and command, control and intelligence systems for the U.S. military and its allies. The group provides defense and commercial customers with infrastructure and systems integration skills required to process, communicate and manage information effectively. The group has market-leading positions in the design, deployment and maintenance of wireline and wireless voice and data networks; C4ISR (command and control, communications, computers, intelligence, surveillance and reconnaissance) systems; encryption; ruggedized computing; advanced software and electronics systems development; and lifecycle management and support.

•	Combat Systems. The Combat Systems group provides systems integration, design, development, production and support for armored vehicles, armaments, munitions and components. Its product lines include a full spectrum of armored vehicles; unmanned systems; suspensions, engines and transmissions; medium-caliber guns; ammunition handling systems; turrets and turret drive systems; medium- and large-caliber ammunition; reactive armor; and ordnance.

•	Marine Systems. The Marine Systems group provides the U.S. Navy with combat vessels, including nuclear submarines, surface combatants and auxiliary ships. The group also provides ship management services for the U.S. government and builds large-hulled vessels for commercial customers.

•	Aerospace. The Aerospace group is composed of Gulfstream Aerospace Corporation and General Dynamics Aviation Services. The Aerospace group designs, develops, manufactures, markets and provides maintenance and support services for technologically advanced business jets. The group also sells special mission aircraft to governments around the world. Gulfstream has delivered nearly 1,400 aircraft to customers since 1958, the year that operations began.

•	Resources. The Resources businesses consist of a coal mining operation, an aggregates operation and a leasing operation for liquefied natural gas tankers.

      General Dynamics’ principal customers are the U.S. military, other government organizations, the armed forces of allied nations, and a diverse base of corporate and industrial buyers. General Dynamics’ principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523, and its telephone number is (703) 876-3000. Its common stock is listed on The New York Stock Exchange under the ticker symbol “GD.” Additional information regarding General Dynamics is contained in General Dynamics’ filings with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 55.

Aspen Acquisition Corporation

      Aspen Acquisition Corporation is a newly-formed Delaware corporation and a wholly owned subsidiary of General Dynamics. Aspen Acquisition has not conducted any business operations other than for the purpose of entering into the merger agreement. Aspen Acquisition’s principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523, and its telephone number is (703) 876-3000.

THE MERGER

Background of the Merger

      In connection with our business, we routinely team with or subcontract to divisions of the large defense contractors. As a result, we have frequent discussions with such companies on existing business as well as new business and strategic alliances. Such discussions are an important part of our growth strategy, as they involve a dialogue with our most strategically important team members and prime contractor customers.

      On January 13, 2003, our President met with an executive officer of General Dynamics for a general discussion regarding the desire to grow our respective information systems and technology businesses, which might include future teaming relationships, strategic alliances or a possible acquisition. With respect to an inquiry regarding the possible acquisition of our business by General Dynamics, our President responded that the company was not for sale.

      In late March 2003, one of our major stockholders was contacted by a representative of a large defense contractor (which was not General Dynamics) who was inquiring about the possibility of a transaction with us. That representative was directed to contact our President. Our President and Senior Vice President of Corporate & Business Development subsequently had a wide-ranging discussion with this representative on March 31, 2003, touching on potential teaming relationships and the possibility of a strategic alliance. During this meeting, the representative of the other party expressed an interest in the possibility of a more comprehensive relationship with us, including a possible acquisition. Our President responded that our company was not for sale, but inquired whether the other party would consider a spin-out or sale of certain of its information technology businesses. The representative of the other party expressed no interest in such a divestiture. Given the importance of the relationship between the two companies, our President and the representative of the other party agreed that it would be in the companies’ mutual interests to learn more about their respective capabilities.

      On April 1, 2003, a confidentiality agreement was executed with this company, and our President notified the Vice Chairman of our board of directors, who is also the Chair of the board of directors’ Audit & Finance Committee, of this discussion and the intended follow-up activity. On April 4, 2003, our Senior Vice President and Chief Financial Officer and our Senior Vice President of Corporate & Business Development, met with representatives of this company to conduct an exchange regarding our respective capabilities. On April 8, 2003, our President met again with a representative of this company, at their request, during which an indication of interest for a cash acquisition was discussed at a range of $28 to $30 per share. The closing price of our stock on April 8, 2003 was $19.96 per share.

      On April 10, 2003, a meeting of the Audit & Finance Committee of our board of directors was held at which the discussions with this company were discussed. At this meeting, our management was authorized to engage Credit Suisse First Boston LLC, as our financial advisor. We entered into an engagement letter with Credit Suisse First Boston, effective as of April 10, 2003, pursuant to which Credit Suisse First Boston was retained to act as our exclusive financial advisor with respect to our continuing review of certain strategic and financial planning matters.

      On April 22, 2003, our board of directors met with our management, representatives of Credit Suisse First Boston and a representative of our outside legal counsel, Andrews & Kurth L.L.P., to discuss recent developments and year-to-date business and financial results, and to establish the process by which it would timely and adequately consider the various strategic alternatives. At this meeting, our Senior Vice President & General Counsel, in conjunction with our outside legal counsel, reviewed for the board of directors its fiduciary obligations under Delaware law.

      On April 29, 2003, our President and our Senior Vice President of Corporate & Business Development, again met with executive officers of General Dynamics for general discussions about the market outlook for government information technology, the desire to grow our respective information systems and technology businesses and General Dynamics’ continued interest in acquiring Veridian. Our President again reiterated that the company was not for sale.

      On May 1, 2003, we released our first quarter earnings report, which included significant increases in revenue and earnings.

      On May 2, 2003, a special meeting of our board of directors was held and was attended by our senior management, representatives of Credit Suisse First Boston and a representative of Andrews & Kurth. Our Senior Vice President and Chief Financial Officer gave a business update and reviewed the initial results of our first quarter earnings release. Our stock price closed at $20.70 on May 1 and was trading up on May 2 (it would close at $21.65). Our President gave a report on recent discussions with various other parties, including the first interested party and General Dynamics. The representatives of Credit Suisse First Boston reviewed with our board of directors our financial condition and prospects, the financial condition of companies in our industry and various strategic alternatives, including those associated with our remaining independent and those associated with a potential sale.

      Also at this meeting, our President gave a management presentation, concluding that staying independent would be better in the long-term interest of our stockholders than selling the company for $28 to 30 per share, and providing the business and financial reasons for that conclusion. At the conclusion of this meeting, the board of directors met in an executive session, at the end of which it was the consensus of the board of directors that the indication of interest we had received was too preliminary for a decision to be made as to whether pursuing a sale was in the best interests of stockholders and the board of directors directed management to continue discussions with the interested party. In addition, Credit Suisse First Boston was directed by our board of directors to contact a number of other defense companies to ascertain if there was any interest on the part of such companies regarding a potential transaction. The board of directors emphasized that these matters continue to be handled confidentially because the company was not for sale, but that any offer would be considered in a manner consistent with the board of directors’ fiduciary responsibilities. The board of directors expressed the desire that any such offer, in addition to being at an acceptable price, would have to have very few conditions to closing and that any potential buyer be willing to assume the risk that a transaction could not close because of antitrust issues. Our President emphasized the importance of considering the impact of any such discussions on both our employees and our customers.

      On May 8, 2003, a special meeting of our board of directors was held and attended by our senior management, representatives of Credit Suisse First Boston and a representative of Andrews & Kurth. Management reviewed the increase in the price of our stock following the earnings announcement on May 1, 2003. Our stock closed at $23.50 per share on May 7, 2003. Representatives of Credit Suisse First Boston reviewed with the board of directors its discussions with the first interested party which indicated that a bid might be at the upper end of the range but that a definitive bid would require additional due diligence to be performed. In addition, the first interested party asked for a period of exclusivity while it undertook this work. Finally, the first interested party indicated that it was unwilling to assume the risk of a failure to close because of antitrust issues. Also at this meeting, the representatives of Credit Suisse First Boston reported that they had had no discussions with any other interested parties. The board of directors directed Credit Suisse First Boston to contact two other large defense companies (neither of which was General Dynamics) with whom we had previous discussions and to report back as soon as possible. The meeting was adjourned with no action taken.

      On May 9, 2003, the board of directors convened to discuss with representatives of Credit Suisse First Boston the results of its contacts with the other two companies. The representatives indicated that while both parties were interested, one expressed interest at the upper end of the price range. After discussing various strategic alternatives with management and our advisors, although no decision had been made to pursue a sale of the company, the board of directors directed management to work with both interested parties on a non-exclusive basis and to take appropriate steps to obtain a definitive proposal from each party for evaluation by the board of directors.

      On May 12, 2003, we entered into a standstill agreement with the first interested party, which confirmed the confidentiality agreement previously entered into. That party commenced its due diligence on May 14, 2003.

      On May 14, 2003, we entered into a confidentiality and standstill agreement with the second interested party, which commenced due diligence on May 15, 2003.

      During the remainder of May 2003, representatives of the first and second interested parties and their and our respective legal and financial advisors exchanged drafts of proposed merger agreements and negotiated the terms of such agreements, including such matters as (i) a “no-shop” provision, (ii) our right to pursue a superior proposal should one be received following execution of a merger agreement, (iii) conditions to closing, (iv) the definition of material adverse effect, (v) contractual means to mitigate antitrust concerns, and (vi) termination fees, including a termination fee payable by the acquiring party to us if the transaction failed to close as a result of antitrust issues. The purpose of these discussions was to have offers that could be considered in the context of specifically negotiated agreements.

      On May 23, 2003, our board of directors met to receive updates from our senior management and our legal and financial advisors. At this meeting, our Senior Vice President and Chief Financial Officer reviewed for the board of directors the strong April results of operations and what appeared to be equally strong results for the first half of May, which included some significant new contract wins. Our stock had closed the previous day at $22.95 per share. After discussion it was agreed that we should revise our guidance on revenues and earnings prior to the end of the quarter given the significance of the financial results and the projected effect on our financial performance for the year. That new guidance was subsequently released on May 29, 2003 with representatives of the interested parties alerted ahead of time of the fact that our guidance was to be increased. As the May 23rd meeting continued, representatives of Credit Suisse First Boston reviewed with the board of directors the status of discussions with the two interested parties. Each of the parties had been requested to submit proposals no later than May 29, 2003. Our President reported to the board of directors that he had spoken with an executive officer of General Dynamics who reiterated General Dynamics’ potential interest if the company was to consider a sale. Our Senior Vice President & General Counsel briefed the board of directors on the status of negotiations with the first two interested parties from a legal perspective and summarized the significant terms and conditions of the proposed merger agreements and the position of the respective parties on the various issues, including the negative reactions to our proposal that a termination fee be payable to us by the acquiror if a transaction failed to close as a result of antitrust issues. Discussion ensued about the importance to the board of directors of protections on this front.

      On May 30, 2003, our board of directors met to receive updates from our senior management and our legal and financial advisors. At this meeting our Senior Vice President and Chief Financial Officer reviewed for the board of directors the initial reactions to the revised guidance and the conference call to discuss the guidance. The stock price increased by 9% on May 30, 2003, and closed at $25.95 per share. Representatives of Credit Suisse First Boston then reviewed with the board of directors the proposals that had been received and the reaction by the interested parties to the revised earnings guidance. Both proposals were non-binding and indicated offer prices of $30.00 per share. Both proposals included marked up merger agreements. In each case, the merger agreement did not include an acquiror termination fee payable to us if a transaction failed to close as a result of antitrust issues. At least one of the proposals also assumed that voting agreements would be entered into by the principal stockholders. Finally, both proposals were conditioned upon certain additional diligence. Also at this meeting, Credit Suisse First Boston informed the board of directors of a telephone conversation that day with Nicholas D. Chabraja, Chairman and Chief Executive Officer of General Dynamics, during which Mr. Chabraja indicated an interest and a willingness to promptly propose a price. The board of directors discussed with the representatives of Credit Suisse First Boston the firmness of the $30.00 per share offers of the first and second interested parties and the likelihood of either party increasing the amount of its offer. In addition, the board of directors questioned the likelihood of receiving a viable and timely offer from General Dynamics. The board of directors was concerned that the process not be unduly extended if the offers were inadequate and none of the interested parties were going to increase the amount of its offer. After discussion, the board of directors determined that the proposals of the first and second interested parties were unacceptable based on price and the lack of protection on antitrust issues, but that the company would consider a higher offer. Also at this meeting, the board of directors directed Credit Suisse First Boston to inform the first and second interested parties of its determination and to contact Mr. Chabraja of General Dynamics and to indicate that the board of directors would only consider an offer if it were at a significant premium to the current stock price.

      As per our board of directors’ direction, Credit Suisse First Boston contacted Mr. Chabraja who indicated a desire to pursue the matter and a standstill and confidentiality agreement was executed on May 31, 2003. A copy of our financial data and a draft merger agreement were provided to representatives of General Dynamics and, following its review of those documents, on June 4, 2003, General Dynamics provided Credit Suisse First Boston with comments to the draft merger agreement and stated its preliminary indication of interest of $34.50 per share, all cash, with no financing contingency but no reverse termination fee. The indication of interest was conditioned on a management briefing to support the financial projections, among other things. Although not then a condition, General Dynamics also requested that our principal stockholders and senior management enter into voting agreements to vote their shares in favor of a merger and stated that it was considering conditioning any offer on obtaining these agreements. The management presentation was provided to representatives of General Dynamics later on June 4, 2003.

      On June 6, 2003, our board of directors met to consider the proposals made to the company. Our senior management, representatives of Credit Suisse First Boston and a representative from Andrews & Kurth were present at this meeting. Representatives of Credit Suisse First Boston reviewed with the board of directors the status of the proposals made by the first and second interested parties. Each party had reported that diligence was substantially complete. The first interested party had written to confirm its offer at $30.00 per share. The second interested party had not provided anything in writing but indicated verbally that its $30.00 per share offer was still valid and that it might consider at most a 10% increase in its offer. General Dynamics confirmed its interest in our company at a price of $34.50 per share, although it had added as a condition the requirement of obtaining voting agreements from our two principal stockholders with representatives on the board of directors and from our Chairman and our President. A representative of Credit Suisse First Boston informed the board of directors that all offers had been given pursuant to notice of a final deadline. Also at this meeting, the board of directors determined, after consultation with Credit Suisse First Boston, that the process had considered and given the opportunity to participate to all of the likely candidates and that we had offers from the most viable of those candidates.

      Our Senior Vice President and Chief Financial Officer then reviewed for the board of directors our financial data, and discussed the recently announced contract wins, the growth in our backlog, the operational synergies obtained from integration of our recent acquisitions, particularly including the Signal Corporation acquisition in the fall of 2002, the growth in the markets that we serve and the fact that our segment of the industry was consolidating rapidly, all of which was beginning to be reflected in the price of our stock, which had closed the day before at $28.40 per share. He noted that the recent increases in the trading multiples applicable to our stock had only brought those multiples in line with our peers and that our performance and long-term potential probably justified a premium to those peers.

      Our President then reviewed for the board of directors management’s assessment of each of the alternatives and concluded that management believed that it could deliver on its promise of providing long-term sustainable value to its stockholders at a discounted present value above $35.00 per share although noting that there were risks associated with the actions required to get there. The offers from the first two interested parties were, in his view, clearly inadequate and therefore the decision before the board of directors was for Veridian to either remain independent or accept an offer from General Dynamics. Our President then discussed management’s obligations not only to stockholders, but also to employees and customers, particularly given the national security support activities of the company. Our President concluded that if the offer from General Dynamics softened at all, or if the terms and conditions increased the risks of a transaction closing, he would recommend against further consideration of the offer.

      Our Senior Vice President and General Counsel then provided to the board of directors a comparison of the proposed merger agreements with each of the parties, reviewing in detail the significant provisions of such agreements, including (i) the “no-shop” provisions, (ii) our rights to pursue superior proposals following execution of a merger agreement, (iii) conditions to closing, (iv) the definition of material adverse effect, (v) contractual means to mitigate antitrust concerns, (vi) termination fees and (vii) voting agreement requirements. The board of directors asked questions to satisfy itself that in each case it would have a reasonable ability, even with voting agreements in place, to pursue a unsolicited superior offer following the signing of a merger agreement. In addition, the board of directors asked questions regarding the antitrust issues presented with each potential acquiror and was informed that General Dynamics probably provided the least concerns of the three. Our Senior Vice President and General Counsel and the representative of Andrews & Kurth stated that in discussions with legal counsel for General Dynamics we had been told that if General Dynamics were selected, it would consider accepting our proposal of a termination fee payable by it if the transaction failed to close as a result of antitrust issues by a date to be agreed upon.

      Also at this meeting, the representatives of Credit Suisse First Boston reviewed with our board of directors our financial condition and prospects based on management’s revised projections.

      After discussion, the board of directors determined and directed that Credit Suisse First Boston contact General Dynamics with a counter offer of $35.00 per share and a request for a reciprocal reverse termination fee if the transaction failed to close for antitrust reasons by a date to be agreed upon. In addition, Credit Suisse First Boston was directed by our board of directors to contact the second interested party and provide one additional opportunity to make a best and final offer, but given the perceived antitrust issues with that party, such an offer would have to be at a premium to the General Dynamics offer to be considered.

      Following the meeting, at the direction of our board of directors, representatives of Credit Suisse First Boston contacted General Dynamics and, subject to negotiation of the merger agreement and disclosure schedules and certain other issues, the $35.00 per share offer was agreed upon along with a reciprocal reverse termination fee payable by General Dynamics if the transaction failed to close for antitrust reasons by December 31, 2003. Legal representatives of both parties commenced final negotiations of the merger agreement and the voting agreements and all documents were finalized on June 8, 2003.

      A special meeting of the board of directors was held on the evening of June 8, 2003 at which representatives of Credit Suisse First Boston and Andrews & Kurth were present. Our President briefed the board of directors on the final results of negotiations with General Dynamics, including a meeting between our President and Mr. Chabraja on June 7, 2003, and that agreement had been reached on all matters. In addition, Credit Suisse First Boston indicated that both of the first and second interested parties had been contacted as per our board of directors’ instructions and that such parties had declined to increase their respective offers and that no other alternative offer had been received from any other party.

      Our Senior Vice President and General Counsel then presented a summary of the final terms and conditions of the merger agreement negotiated with General Dynamics, making reference to the draft circulated to the board of directors earlier in the day. The review included (i) the company’s representations and warranties, (ii) the conditions precedent to General Dynamics’ obligations to close, including receiving antitrust approval from the government and the absence of any circumstances resulting in a material adverse effect on Veridian, (iii) the “no-shop” provisions limiting Veridian’s ability to seek out alternative buyers, but preserving the board of director’s right to exercise its fiduciary responsibility to negotiate for and accept a superior offer should one arise, (iv) the termination fees of $30 million, respectively payable by Veridian to General Dynamics if Veridian accepts a superior offer, and by General Dynamics to Veridian if antitrust approval was not obtained, and (v) the voting agreements.

      Also at this meeting, Credit Suisse First Boston reviewed its financial analysis of the merger consideration and rendered to our board of directors an oral opinion (which opinion was confirmed by a written opinion dated June 9, 2003), to the effect that, as of that date and based on and subject to the matters described in the opinion, the merger consideration to be received by holders of our common stock was fair, from a financial point of view, to such holders.

      After discussion and a consideration of all of the facts and circumstances, the board of directors unanimously approved, with two directors absent due to unavoidable prior commitments, the merger with General Dynamics. On the morning of June 9, 2003, the merger agreement was executed by General Dynamics and Veridian and the voting agreements referenced elsewhere in this proxy statement were executed by the respective parties.

      The public announcement regarding the merger was made on the morning of June 9, 2003, prior to the opening of trading on The New York Stock Exchange.

      At a regularly scheduled meeting of our board of directors held on June 11, 2003, where all directors were present, the board of directors unanimously ratified and approved the merger with General Dynamics.

Reasons for the Merger and Recommendation of Our Board of Directors

      Our board of directors has unanimously determined that the merger with General Dynamics is advisable, fair to and in the best interests of our stockholders. The decision of the board of directors to approve and enter into the merger agreement and to recommend that stockholders vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement was the result of careful consideration of numerous factors by the board of directors, including, without limitation, the following:

      Merger Consideration Premium. The $35.00 per share merger consideration represents a premium of approximately 23% to the highest closing price of our common stock prior to June 6, 2003, the last trading day before the public announcement of the signing of the merger agreement, approximately 28% to the closing price of our common stock on June 6, 2003 and approximately 50% to the average daily closing price of our common stock over the 30 trading day period ended June 6, 2003.

      Conditions to Closing. The absence of a financing condition to the merger and the perceived ability of General Dynamics, as compared to other potential acquirors, to obtain the regulatory approvals required to complete the merger and the transactions contemplated by the merger agreement.

      Ability to Accept a Superior Proposal. The provisions of the merger agreement that permit the board of directors to consider an unsolicited superior proposal to comply with the board of director’s fiduciary duties to our stockholders.

      Termination Fee. The provisions of the merger agreement that require General Dynamics to pay Veridian a $30 million termination fee and reimburse up to $500,000 of Veridian’s aggregate expenses if the merger does not close as a result of failure to receive clearance under the antitrust laws by December 31, 2003.

      Value of Other Alternatives. A comparison of the merger consideration and the other terms and conditions of the proposed merger agreement with General Dynamics and the proposals provided by the other interested parties as well as our own plans had we remained independent and the view of the board of directors, based in part upon the limited likelihood of a superior offer arising for Veridian.

      Opinion. The opinion of Credit Suisse First Boston regarding the fairness, from a financial point of view, to the holders of our common stock is described more fully under the caption “— Opinion of Our Financial Advisor” on page 26.

      Independence Risks. The board of directors believed that a sale to General Dynamics was more favorable to our stockholders than remaining independent based on the potential value of such alternative and the risks associated with remaining independent. The main strategic and operational risks associated with Veridian remaining independent include:

•	risks associated with winning new contracts and generating organic revenue growth;

•	risks associated with performing our contracts, executing our business, and maintaining and increasing profit margins; and

•	risks associated with finding suitable acquisition candidates, consummating acquisitions at acceptable prices, and integrating such acquisitions.

      In determining that a sale to General Dynamics was more favorable to our stockholders than remaining independent, the board of directors considered the merger consideration offered by General Dynamics as compared to the range of potential values if Veridian remained independent, as well as the board of director’s perception that the risk associated with consummating the sale to General Dynamics was lower than the risks associated with achieving a competitive value through Veridian remaining independent.

      Strategic Fit. Our management advised our board of directors that it believed the strategic fit with General Dynamics would be excellent, given the complementary rather than the competitive nature of our respective businesses. In addition, General Dynamics expressed an intention to retain all of our businesses.

      Employee and Customer Impact. Management advised our board of directors that it believed that the operating style and culture of General Dynamics would be well received by our employees and would increase the likelihood of a non-disruptive integration process. Management also believed that General Dynamics’ focus on customer service excellence would resonate well with our employees, would result in a high rate of retention of our employees, and would therefore minimize any disruption in the support of our customers.

      Process. The results of the thorough process conducted by Veridian for evaluating the strategic alternatives, the offers received and our efforts to make certain that all reasonable alternatives and likely acquisition candidates were pursued.

      Proposals. The overall assessment of each of the proposals submitted by interested parties. In considering the proposals submitted, the board of directors took into account the value of each proposal, the form of consideration proposed, the termination fees payable in the event that a more favorable transaction was received following the execution of a definitive agreement and the risks associated with the proposed transactions. Such transaction risks related primarily to the timing and the certainty that the proposed transaction would be consummated, based upon regulatory risks and proposed conditions for consummation of the transaction. Based on these considerations, the board of directors believed that General Dynamics’s proposal was more favorable to our stockholders than any other proposal considered.

      Our board of directors also identified and considered the following potentially negative factors in its deliberations:

      Disruptions. The possible disruption to our businesses that may result from the announcement of the transaction and the resulting distraction of management attention from the day-to-day operations of our businesses.

      Operating Restrictions. The restrictions contained in the merger agreement on the operation of our businesses during the period between the signing of the merger agreement and the completion of the merger.

      Integration Risks. The difficulty inherent in integrating our businesses with those of General Dynamics.

      Regulatory. The possibility of significant costs, delays and non-consummation of the merger resulting from seeking the regulatory approvals necessary for the consummation of the merger.

      Termination Fee. The $30 million, plus costs, termination fee to be paid to General Dynamics if the merger agreement is terminated under circumstances specified in the merger agreement.

      Although the foregoing discussion sets forth the material factors considered by our board of directors in reaching its recommendation, it may not include all of the factors considered by the board of directors, and each director may have considered different factors. In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole and as a result of numerous meetings.

      The board of directors has unanimously determined that the merger agreement with General Dynamics is advisable, fair to and in the best interests of our stockholders. Accordingly, the board of directors unanimously recommends that the stockholders vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Opinion of Our Financial Advisor

      Credit Suisse First Boston LLC acted as Veridian’s exclusive financial advisor in connection with the merger. Veridian selected Credit Suisse First Boston based on Credit Suisse First Boston’s experience, reputation and familiarity with Veridian. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

      In connection with Credit Suisse First Boston’s engagement, Veridian requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, of the consideration provided for in the merger to the holders of Veridian common stock. On June 8, 2003, at a meeting of the Veridian board of directors held to evaluate the merger, Credit Suisse First Boston delivered to the Veridian board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 9, 2003, the date of the merger agreement, to the effect that, as of June 9, 2003, and based on and subject to the matters described in its opinion, the per share merger consideration to be received by holders of Veridian common stock was fair, from a financial point of view, to such holders.

      The full text of Credit Suisse First Boston’s written opinion, dated June 9, 2003, to the Veridian board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this proxy statement by reference. Holders of Veridian common stock are encouraged to read this opinion carefully and in its entirety. Credit Suisse First Boston’s opinion is addressed to the Veridian board of directors and relates only to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Veridian common stock in the merger, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder as to any matter relating to the proposed merger. The summary of Credit Suisse First Boston’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

      In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents as well as publicly available business and financial information relating to Veridian. Credit Suisse First Boston also reviewed certain other information relating to Veridian, including financial forecasts, provided to or discussed with Credit Suisse First Boston by Veridian, and met with the management of Veridian to discuss the business and prospects of Veridian. Credit Suisse First Boston considered financial and stock market data of Veridian and compared those data with similar data for other publicly-traded companies in businesses similar to Veridian and considered, to the extent publicly available, the financial terms of other transactions that have been effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

      In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to financial forecasts for Veridian, Credit Suisse First Boston was advised and assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Veridian’s management as to the future financial performance of Veridian. Veridian also advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that in the course of obtaining the necessary regulatory and third-party approvals and consents for the proposed merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on the proposed merger and that the merger would be consummated in its entirety in accordance with the terms of the merger agreement without waiver, amendment or modification of any material term, condition or agreement.

      In addition, Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Veridian, nor was Credit Suisse First Boston furnished with any evaluations or appraisals. Credit Suisse First Boston’s opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston’s opinion. In connection with its engagement, Credit Suisse First Boston was requested to solicit indications of interest from, and held preliminary discussions with, third parties regarding the possible acquisition of all or a part of Veridian. Although Credit Suisse First Boston evaluated the merger consideration from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between Veridian and General Dynamics. Credit Suisse First Boston’s opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to Veridian, and also did not address Veridian’s underlying business decision to proceed with the merger. Except as described above, Veridian imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

      In preparing its opinion to the Veridian board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston’s analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

      In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Veridian. No company, transaction or business used in Credit Suisse First Boston’s analyses as a comparison is identical to Veridian or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston’s analyses and estimates are inherently subject to substantial uncertainty.

      Credit Suisse First Boston’s opinion and financial analyses were only one of many factors considered by the Veridian board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Veridian board of directors or management with respect to the merger or the merger consideration.

      The following is a summary of the material financial analyses underlying Credit Suisse First Boston’s written opinion dated June 9, 2003 delivered to the Veridian board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston’s financial analyses.

      Credit Suisse First Boston performed each of the following analyses for Veridian under two cases, referred to as Case I and Case II, both of which were based on internal estimates of Veridian’s management. The Case II financial forecasts for Veridian, which reflected revised market guidance provided by Veridian’s management on May 29, 2003, included adjustments to the Case I financial forecasts based on better than expected April 2003 financial results, recent contract renewals and extensions, expectations of improved operating margins, the pre-payment of Veridian’s $25 million 9.5% subordinated notes and a lower effective tax rate.

      Selected Companies Analysis. Using publicly available information, Credit Suisse First Boston reviewed the financial, operating and stock market data of the following selected publicly traded corporations in the defense services industry:

•	CACI International Inc.

•	Anteon International Corporation

•	SRA International Inc.

•	Titan Corporation

•	ManTech International Corporation

•	MTC Technologies, Inc.

      Credit Suisse First Boston compared enterprise values of Veridian and the selected companies as multiples of estimated calendar years 2003 and 2004 sales, earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, and earnings before interest and taxes, commonly referred to as EBIT, to the extent publicly available in the case of the selected companies. Credit Suisse First Boston also compared equity values of Veridian and the selected companies as multiples of estimated calendar years 2003 and 2004 price to earnings, commonly referred to as EPS, to the extent publicly available in the case of the selected companies. Estimated financial data for the selected companies were based on publicly available research analysts’ estimates. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies to the corresponding financial data for Veridian under both Case I and Case II. All multiples were based on closing stock prices on April 25, 2003, in the case of Case I, and June 6, 2003, in the case of Case II. This analysis indicated the following implied per share equity reference ranges for Veridian, as compared to the per share merger consideration in the merger of $35.00:

	Case I	Case II

Implied Per Share Equity Reference Range	$20-$24	$23-$28

      Precedent Transactions Analysis. Using publicly available information, Credit Suisse First Boston reviewed the implied enterprise values of the following 24 selected transactions in the defense services industry:

Acquiror	Target

• Anteon International Corporation
• ManTech International Corporation
• SRA International Inc.
• Computer Sciences Corporation
• ManTech International Corporation
• Veridian Corporation
• Northrop Grumman
• ManTech International Corporation
• Titan Corporation
• General Dynamics
• Northrop Grumman Corporation
• The Boeing Company
• Northrop Grumman Corporation
• Titan Corporation
• AT&T Corp.
• Titan Corporation
• Computer Sciences Corporation
• General Electric Company, p.l.c.
• Litton Industries, Inc.
• TRW Inc.
• Affiliated Computer Services, Inc.
• Northrop Grumman Corporation
• Litton Industries, Inc.
• Ford Motor Company’s Ford Aerospace	• Information Spectrum, Inc.
• Integrated Data Systems
• Adroit Systems, Inc.
• DynCorp
• CTX Corporation
• Signal Corporation
• TRW Inc.
• Aegis Research Corporation
• BTG, Inc.
• Motorola Inc.’s Integrated Information Systems Group
• Federal Data Corporation
• Autometric Inc.
• Comptek Research, Inc.
• AverStar, Inc.
• GRC International Inc.
• Advanced Communication Systems, Inc.
• Nichols Research Corporation
• Tracor, Inc.
• TASC Inc. (Primark)
• BDM International, Inc.
• Computer Data Systems, Inc.
• Logicon, Inc.
• PRC (Black & Decker)
• BDM International, Inc.

      Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of the latest 12 months sales, EBITDA and EBIT, to the extent publicly available. Credit Suisse First Boston then derived an implied enterprise reference range for Veridian by applying a range of selected multiples derived from the selected transactions to the corresponding pro forma financial data for Veridian for the 12 month period ended March 31, 2003, under Case I, and April 30, 2003 under Case II. All multiples for the selected transactions were based on publicly available financial information. This analysis indicated the following implied per share equity reference ranges for Veridian, as compared to the per share merger consideration in the merger of $35.00:

	Case I	Case II

Implied Per Share Equity Reference Range	$20-$27	$22-$30

      Discounted Cash Flow Analysis. Credit Suisse First Boston performed a discounted cash flow analysis of Veridian to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Veridian could generate over calendar years 2003 through 2007 under both Case I and Case II. Credit Suisse First Boston applied a range of EBITDA terminal value multiples of 9.5x to 11.5x, under Case I, and 10.0x to 12.0x, under Case II, to Veridian’s calendar year 2007 estimated EBITDA under each case. The present value of the cash flows and terminal values for each case were calculated using discount rates ranging from 10.0% to 12.0%. This analysis indicated the following implied per share equity reference ranges for Veridian, as compared to the per share merger consideration in the merger of $35.00:

	Case I	Case II

Implied Per Share Equity Reference Range	$24-$33	$29-$38

      Other Factors. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including the historical price performance of Veridian common stock and the relationship between movements in Veridian common stock and the S&P 500, Nasdaq Composite Index and selected companies in the defense services industry.

      Miscellaneous. Veridian has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services in connection with the merger. Veridian also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including the reasonable fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

      From time to time, Credit Suisse First Boston and its affiliates have provided investment banking and other financial services to Veridian unrelated to the proposed merger, for which services Credit Suisse First Boston has received compensation. Specifically, Credit Suisse First Boston was the lead underwriter of our initial public offering, which was consummated in June 2002. In connection with the offering, Credit Suisse First Boston earned underwriting discounts and commissions and other fees. In addition, an officer of Credit Suisse First Boston is a member of the board of directors of Veridian, and funds affiliated or associated with Credit Suisse First Boston have a direct or indirect interest in a stockholder of Veridian. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of both Veridian and General Dynamics for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

Interests of Veridian’s Directors and Executive Officers in the Merger

      In addition to their interests in the merger as stockholders, certain of our executive officers and directors have interests in the merger that differ from, or are in addition to, your interests as a stockholder. In considering the recommendation of our board of directors to vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, you should be aware of these interests. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement, the merger and the transactions contemplated by the merger agreement. All interests are described below, to the extent material, and except as described below such persons have, to our knowledge, no material interest in the merger that differ from your interests generally.

      Stock Options. The merger agreement provides that all holders of unexpired and unexercised options to purchase our common stock that are outstanding at the effective time of the merger, whether or not vested or unvested, will have the right to receive, in exchange for the cancellation of such options, an amount in cash equal to the product of the number of shares of our common stock subject to the option and the amount by which $35.00, the merger consideration, exceeds the per share exercise price of the option. All amounts payable to such option holders will be treated as compensation and will be net of applicable state and federal withholding taxes.

      Based on the number and exercise prices of options held on the record date by our executive officers and directors as set forth in the following table, our executive officers and directors will receive the following amounts (before any applicable state and federal withholding taxes) in settlement of their respective options if the merger is completed.

		Option Shares
	Number of	Weighted Average	Option
Name	Option Shares	Exercise Price	Settlement Amount

Executive Officers and Employee Directors
Dr. Joseph P. Allen, IV	41,771	$4.93	$1,256,010
David H. Langstaff	556,469	$19.57	$8,588,404
James P. Allen	178,918	$18.86	$2,887,856
Dr. Robert M. Farrell	103,150	$18.26	$1,726,241
Scott M. Goss	60,000	$22.86	$728,400
Dr. Michael G. Hansen	70,490	$16.49	$1,304,850
Jerald S. Howe, Jr.	174,750	$18.51	$2,881,280
Keith E. Jackson	127,441	$15.26	$2,515,384
Ronald C. Jones	77,880	$17.51	$1,362,120
Phillip E. Lacombe	46,550	$13.70	$991,382
S. Mark Monticelli	10,640	$20.36	$155,756
Robert A. Pattishall	109,800	$17.78	$1,891,261

Non-Employee Directors
Michael A. Bell	18,290	$20.58	$263,718
Dr. Joel S. Birnbaum	18,290	$12.49	$411,680
Russell P. Fradin	7,650	$17.33	$135,200
George R. Hornig	7,650	$19.10	$121,635
James J. Kozlowski(1)	18,290	$20.58	$263,718
Lynn Amato Madonna	17,975	$9.85	$452,101
Dr. Sally K. Ride	18,290	$12.49	$411,680
Charles J. Simons	17,975	$6.39	$514,257

(1)	These options are held by TGF II Management, L.P. for the benefit of Mr. Kozlowski.

      Severance Policies. On June 6, 2003, our board of directors, based on the recommendation of the Compensation & Corporate Governance Committee of the board of directors, made after consultation with an independent compensation consultant approved a revised severance policies, including the severance policy applicable to certain of our executive officers, including our chairman of the board of directors, who are not parties to employment agreements with us. The severance policies provide benefits in lieu of, and not in addition to, any severance payments otherwise available under Veridian’s existing severance policies. Our executive officers that are covered by these severance policies include Dr. Joseph P. Allen, IV, our chairman of the board of directors, S. Mark Monticelli, our vice president and controller, and Phillip Lacombe, our former senior vice president, strategic initiatives. The severance policies provide for benefits for each of the executives only:

•	in the case of the merger with General Dynamics (or any superior transaction submitted by another party in the wake of the public announcement of the merger and approved by our board of directors);

•	if within two years following the merger (or superior transaction), the executive’s (i) employment is terminated by the surviving corporation other than for cause (as defined in the Veridian Corporation 2003 Stock Incentive Plan), (ii) main responsibilities are substantially reduced, (iii) principal duty office, if changed, requires a residential relocation or (iv) base compensation is significantly reduced;

•	if the executive has previously committed to remaining with the surviving corporation after the merger, on terms and conditions to be mutually agreed; and

•	the executive executes and delivers a formal release of liability on the part of the surviving corporation.

      The severance policies applicable to the executives include the lump-sum payment, net of all applicable tax withholding requirements, of one times each respective executive’s annual base salary. In addition, the executives will each receive up to six months of outplacement services. The executives will also receive an amount equal to each respective executive’s incentive compensation for the current year, at exactly target bonus level, but pro-rated for that portion of the year during which the executive remained employed, plus an amount equal to one-half of each respective executive’s 2003 incentive compensation target bonus. The executives will also receive an amount equal to twelve months of benefits continuation, including standard medical, dental and vision COBRA costs.

      Based on current salary and target bonus levels of our executives, Dr. Allen and Messrs. Lacombe and Monticelli would receive approximately $291,452, $419,577 and $236,452, respectively, pursuant to the severance policies upon a qualifying termination of employment as set forth above.

      Employment Agreements. Effective as of June 7, 2003, we entered into amended and restated employment agreements with certain of our executive officers, including Messrs. Langstaff, James P. Allen, Howe, Jones, Hansen, Jackson, Farrell, Pattishall and Goss. The amended and restated agreements were modified to provide for severance payments to each of these executive officers that would be triggered by termination of employment of an executive under certain circumstances following a change of control of Veridian as described below. The severance arrangements reflected in the amended and restated agreements were approved by our board of directors based on the recommendation of the Compensation & Corporate Governance Committee of our board of directors made after consultation with an independent compensation consultant. Each of these agreements, prior to their amendment and restatement, was for a six-month initial term. Upon the expiration of the initial term, the previous agreements were automatically renewed for a term of six months. As amended and restated, on each semi-annual anniversary thereafter, the agreements will be automatically renewed for an additional term of six months, unless at least 60 days prior to the automatic renewal date, either party gives written notice of the intent not to renew. However, upon a change of control, the first renewal date thereafter shall be the second anniversary of the date of the event constituting the change of control and the renewal term immediately following the change of control shall be for a term of two years from the date of the event constituting the change of control. Each of the executive officers has the right to participate in all employee benefit plans offered to other senior executives. During the term of their employment and for a period of six months after the executive’s voluntary termination or termination for cause, the executive will be subject to the employment agreement’s non-competition, non-solicitation and confidentiality requirements.

      We may terminate the employment agreements at any time for cause (as defined in the employment agreements), without cause, or upon death or disability of the executive before the expiration of the terms of the agreements. The executives may terminate their employment for good reason (as defined in the employment agreements) upon 30 days prior written notice. We may also terminate any of the executives without cause upon 30 days prior written notice. Upon termination of an executive’s employment by such executive for good reason (as defined in the employment agreements) or by the surviving corporation following the consummation of the merger, other than for cause, in each case during the two-year period following the merger, each executive is entitled to receive: (i) all salary and other compensation and vested benefits accrued but unpaid as of the date of termination; (ii) outplacement services for a period of one year following the date of termination or until the executives obtains a comparable position, whichever occurs first; and (iii) full vesting of all outstanding unvested options to acquire our common stock held by the executives. Payments made in connection with such terminations are in lieu of any other payment or severance benefit plan, program or arrangement maintained by us.

      Upon termination of Mr. Langstaff’s employment by him for good reason or by the surviving corporation following the consummation of the merger other than for cause, in each case during the two-year period following the merger, then Mr. Langstaff is entitled to receive in addition to the items listed above: (i) a pro rata portion (based on the number of days in the year prior to the termination) of his incentive compensation target bonus for the year in which the termination occurs, determined without regard to whether Mr. Langstaff remained employed through the end of the year and assuming full realization of his incentive compensation goals and metrics; (ii) a lump-sum severance payment in an amount equal to three times the sum of Mr. Langstaff’s annual salary and full incentive compensation target bonus then in effect; and (iii) a lump-sum representing a medical benefit continuation payment equal to the COBRA premium for family coverage under our standard medical, dental and vision group health plans in effect at the time of the termination for a period of three years.

      Upon termination of Messrs. James Allen’s, Howe’s and Jones’ employment by them for good reason or by the surviving corporation following the consummation of the merger other than for cause, in each case during the two-year period following the merger, then the executives are entitled to receive in addition to the items listed above: (i) a pro rata portion (based on the number of days in the year prior to the termination) of their respective incentive compensation target bonus for the year in which the termination occurs, determined without regard to whether the executives remained employed through the end of the year and assuming full realization of their respective incentive compensation goals and metrics; (ii) a lump-sum severance payment in an amount equal to two and one-half times the sum of their respective annual salary and full incentive compensation target bonus then in effect; and (iii) a lump-sum representing a medical benefit continuation payment equal to the COBRA premium for family coverage under our standard medical, dental and vision group health plans in effect at the time of the termination for a period of two and one-half years.

      Upon termination of Dr. Hansen’s employment by him for good reason or by the surviving corporation following the consummation of the merger other than for cause, in each case during the two-year period following the merger, then Dr. Hansen is entitled to receive in addition to the items listed above: (i) a pro rata portion (based on the number of days in the year prior to the termination) of his incentive compensation target bonus for the year in which the termination occurs, determined without regard to whether Dr. Hansen remained employed through the end of the year and assuming full realization of his incentive compensation goals and metrics; (ii) a lump-sum severance payment in an amount equal to two times the sum of Dr. Hansen’s annual salary and full incentive compensation target bonus then in effect; and (iii) a lump-sum representing a medical benefit continuation payment equal to the COBRA premium for family coverage under our standard medical, dental and vision group health plans in effect at the time of the termination for a period of two years.

      In the event that the total payments due to Messrs. Langstaff, James Allen, Howe, Jones and Hansen following termination of their employment discussed above, whether under the employment agreements (excluding accrued but unpaid salary as of the termination date) or any other agreement with us, become or are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any other similar tax, we will pay the executives an additional amount in cash so that the net amount retained by each executive after deduction of any excise tax upon the total payments each is entitled to receive under the employment agreements and any federal, state and local income tax and excise tax upon the gross-up payment (including FICA and FUTA) will equal the total payments each is entitled to receive under their respective employment agreements.

      Upon termination of Messrs. Jackson’s, Farrell’s or Pattishall’s employment by them for good reason or by the surviving corporation following the consummation of the merger other than for cause, in each case during the two-year period following the merger, then the executives are entitled to receive in addition to the items listed above: (i) their respective full incentive compensation target bonus for the year in which the termination occurs, determined without regard to whether the executives remained employed through the end of the year and assuming full realization of their respective incentive compensation goals and metrics; (ii) a lump-sum severance payment in an amount equal to two times their respective annual salaries then in effect; and (iii) a lump-sum representing a medical benefit continuation payment equal to the COBRA premium for family coverage under our standard medical, dental and vision group health plans in effect at the time of the termination for a period of two years.

      Upon termination of Mr. Goss’ employment by him for good reason or by the surviving corporation following the consummation of the merger other than for cause, in each case during the two-year period following the merger, then Mr. Goss is entitled to receive in addition to the items listed above: (i) his full incentive compensation target bonus for the year in which the termination occurs, determined without regard to whether Mr. Goss remained employed through the end of the year and assuming full realization of his incentive compensation goals and metrics; (ii) a lump-sum severance payment in an amount equal to one and one-half times Mr. Goss’ annual salary then in effect; and (iii) a lump sum representing a medical benefit continuation payment equal to the COBRA premium for family coverage under our standard medical, dental and vision group health plans in effect at the time of the termination for a period of one and one-half years.

      Upon the consummation of the merger and assuming the termination of each executive’s employment upon a change of control, the executive officers will receive the following amounts pursuant to the terms of their respective employment agreements (including any applicable excise, withholding and other taxes).

Gross Amount Received Pursuant
Name of Executive	to Employment Agreement

David H. Langstaff	$6,275,072
James P. Allen	$2,519,727
Jerald S. Howe, Jr.	$2,514,187
Ronald C. Jones	$2,193,015
Dr. Michael G. Hansen	$1,434,649
Dr. Robert Farrell	$773,904
Robert A. Pattishall	$773,904
Keith Jackson	$773,904
Scott M. Goss	$791,428

      Directors’ and Officers’ Indemnification and Insurance. Pursuant to the merger agreement, General Dynamics has agreed to cause Veridian, as the surviving corporation, to maintain indemnification provisions, including, without limitation, provisions for expense advances for present and former Veridian officers and directors in Veridian’s certificate of incorporation and bylaws to the fullest extent permitted by the Delaware General Corporation Law. General Dynamics has also agreed that, for a period of six years after the effective time of the merger, it will cause Veridian, as the surviving corporation, to maintain Veridian’s current directors’ and officers’ insurance and indemnification policy and related arrangements, or an equivalent policy or related arrangements no less advantageous to the present and former Veridian directors and officers than the current policy and arrangements, covering claims made and insurable events with respect to matters arising or omissions occurring prior to, or existing at, the effective time of the merger. However, if the aggregate annual cost of maintaining the directors’ and officers’ insurance and indemnification policy is greater than 150% of the annual cost of maintaining Veridian’s current policy, then the surviving corporation, must maintain such policy up to an annual cost of 150% of the current annual cost.

      Voting Agreements. Certain of our directors and executive officers and their affiliated entities have also entered into voting agreements with General Dynamics and its acquisition subsidiary pursuant to which they have agreed, among other things, to vote their shares of Veridian common stock in favor of the merger agreement. See “Voting Agreements” on page 50.

      Relationship with Credit Suisse First Boston. Mr. George R. Hornig, one of our directors, is a Managing Director and Chief Operating Officer of Credit Suisse First Boston’s Private Equity Division, an affiliate of Credit Suisse First Boston LLC, our financial advisor in connection with the merger. Mr. Hornig recused himself from the decision to retain Credit Suisse First Boston as our financial advisor in connection with the merger.

Appraisal Rights

      The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

      If the merger is completed, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law, or DGCL, within the appropriate time periods will be entitled to have their shares of our common stock appraised and receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

      The following is a brief summary of Section 262 of the DGCL, which explains the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

      Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Veridian before the special meeting of stockholders on August 7, 2003. A proxy or vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. Stockholders electing to exercise their appraisal rights must not vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. Also, because a submitted proxy not marked AGAINST or ABSTAIN will be voted “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, the submission of a proxy not marked AGAINST or ABSTAIN will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his or her appraisal rights solely by abstaining if the stockholder satisfies all other provisions of Section 262 of the DGCL.

      A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

      A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Veridian Corporation at our principal executive offices at 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his or her shares of Veridian common stock. Within 10 days after the effective time of the merger, we will provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

      Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Veridian, as the surviving corporation in the merger, must mail such written statement to the stockholder within ten days after the stockholders’ request is received by Veridian or within ten days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

      Within 120 days after the effective time of the merger (but not thereafter), either Veridian or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Veridian shares of stockholders entitled to appraisal rights. Veridian has no present intention to file such a petition if a demand for appraisal is made.

      Upon the filing of a petition in the Delaware Court of Chancery by a stockholder demanding a determination of the fair value of Veridian’s stock, service of a copy of the petition must be made upon Veridian, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Veridian. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the forms of the notices by mail and by publication, and we must bear the costs of the notices.

      At the hearing on the petition, the Delaware Court of Chancery will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

      After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. The court will take into account all relevant factors in determining the fair value of the shares of Veridian common stock. Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

      The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

      No stockholder who has duly demanded appraisal in compliance with Section 262, and has not properly withdrawn such demand, will, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

      At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, the stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

      Failure by any Veridian stockholder to comply fully with the procedures set forth in Annex C to this proxy statement may result in termination of such stockholder’s appraisal rights.

Source of Funds

      The merger is not conditioned upon General Dynamics obtaining financing. Approximately $1.28 billion will be required to provide the consideration for shares of our common stock pursuant to the merger agreement and to cash out outstanding and unexercised stock options and warrants. General Dynamics has informed us that the aggregate merger consideration will be financed through a combination of existing cash reserves, the issuance of commercial paper and additional borrowings under existing credit facilities.

Delisting and Deregistration of Our Common Stock

      If the merger is completed, our common stock will be delisted from The New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended, at the effective time of the merger.

Material United States Federal Income Tax Consequences of the Merger

      The following is a summary of certain United States federal income tax consequences of the merger to our stockholders who exchange their Veridian common stock for cash in the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable current and proposed United States Treasury Regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, at any time. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder of ours in light of that stockholder’s particular circumstances, or to a stockholder of ours subject to special treatment under the United States federal income tax laws. This discussion may not be applicable to certain types of stockholders, including foreign persons and stockholders who acquired Veridian shares pursuant to the exercise of employee stock options or otherwise as compensation. Moreover, the tax consequences to holders of Veridian options and warrants are not discussed. If a partnership holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our common stock should consult their tax advisors. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a stockholder of ours.

      The receipt of cash in exchange for shares of our common stock in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for federal income tax purposes. In general, a stockholder of ours will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the Veridian shares and that stockholder’s adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the stockholder, such gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the holder will have held the shares for more than one year at the time of the merger. Gain or loss will be calculated separately for each block, with a “block” consisting of shares acquired at the same cost in a single transaction.

      Certain non-corporate stockholders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Veridian shares in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

      The federal income tax discussion set forth above is included for general information only and is based upon present law. Our stockholders are urged to consult their tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax and state, local and foreign tax laws.

Regulatory Approvals

      There are no remaining regulatory requirements with which we must comply in order to consummate the merger except for (i) expiration or early termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the filing of the certificate of merger with the Secretary of State of the State of Delaware with respect to the merger as provided in the DGCL. The requisite filings under the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976, as amended, were made with the Antitrust Divisions of the Department of Justice and the Federal Trade Commission, and the waiting period began to run, on June 26, 2003.

      We are not aware of any other significant government or regulatory approvals that need to be obtained, or waiting periods with which we need to comply, to complete the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that could cause us or General Dynamics to abandon the merger even if we receive stockholder approval.

Past Contacts, Transactions or Negotiations

      Other than as described in “— Background of the Merger” and other than teaming arrangements and contracts entered into in the normal course of business, Veridian and General Dynamics have not had any past contacts, transactions or negotiations.

THE MERGER AGREEMENT

      The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex A contains the complete terms of that agreement, and you should read it carefully and in its entirety.

Form of the Merger

      Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Aspen Acquisition Corporation, a wholly owned subsidiary of General Dynamics and a party to the merger agreement, will merge with and into Veridian and each issued and outstanding share of common stock, par value $1.00 per share, of Aspen Acquisition will be converted into one share of common stock, par value $1.00 per share, of the surviving corporation. Veridian will survive the merger as a wholly owned Delaware subsidiary of General Dynamics. The merger will have the effects set forth under Section 259 of the DGCL.

Effective Time of the Merger

      The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by General Dynamics and us and specified in the certificate of merger. The filing of the certificate of merger will occur simultaneously with or as soon as practicable after the closing date, which will be the third business day after satisfaction or waiver of the conditions to the merger described in the merger agreement or such other time as General Dynamics and Veridian agree.

Directors and Officers of Surviving Corporation

      The directors of Aspen Acquisition and our officers in office immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation. The directors and officers will serve in accordance with the bylaws of the surviving corporation until their respective successors are duly elected or appointed and qualified.

Merger Consideration

      Upon completion of the merger, each outstanding share of our common stock, other than (i) shares owned by General Dynamics or any of its direct or indirect subsidiaries, (ii) shares owned by us or any of our direct or indirect subsidiaries, and (iii) shares held by stockholders who perfect and exercise their appraisal rights, will be converted into the right to receive $35.00 per share in cash, without interest. Shares owned by General Dynamics or any of its direct or indirect subsidiaries and shares owned by us or any of our direct or indirect subsidiaries will be cancelled immediately prior to the merger.

      Upon completion of the merger, no shares of our common stock will remain outstanding and all shares will automatically be cancelled and will cease to exist and you (unless you have perfected and exercised your appraisal rights) will cease to have any rights as a stockholder, except the right to receive $35.00 per share in cash, without interest. Our stockholders will receive the merger consideration after exchanging their Veridian stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger. The price of $35.00 per share was determined through arm’s-length negotiations between General Dynamics and us.

Effect on Stock Options and Warrants

      Stock Options. Upon completion of the merger, each outstanding option to purchase our common stock will be cancelled and the holder of that option will be entitled to receive, in full satisfaction of the stock option, a one-time cash payment equal to the number of shares of our common stock subject to the option (whether vested or unvested), multiplied by the difference between $35.00 and the per share exercise price of the option.

      The payment for option shares will be made, without interest, by the surviving corporation. The cash payment made to each holder of our stock options will be treated as compensation and will be net of any applicable federal or state withholding taxes.

      Warrants. Upon completion of the merger, each outstanding and unexercised warrant to acquire shares of our common stock will be cancelled and converted into the right to receive, in full satisfaction of the warrant, a one-time payment in cash from the surviving corporation representing the difference between $35.00 and the per share exercise price of the warrant multiplied by the number of shares of our common stock subject to the warrant. The payment for warrant shares will be made, without interest, by the surviving corporation.

Conversion of Shares; Procedures for Exchange of Certificates

      Your right to receive $35.00 per share in cash, without interest, will occur automatically at the effective time of the merger, unless you perfect and exercise your appraisal rights. Within two business days following the effective time of the merger, the paying agent will mail to each holder of record of a certificate or certificates that immediately prior to the effective time of the merger represented outstanding shares of our common stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the stock certificate or stock certificates representing shares of our common stock in exchange for cash. The letter of transmittal will specify that delivery will be affected, and risk of loss and title to the certificates representing shares of our common stock will pass, only upon actual delivery of the certificates to the paying agent. You should not return your stock certificates with the enclosed proxy.

      Upon surrender to the paying agent of a stock certificate representing shares of our common stock, together with a duly executed letter of transmittal and any other documents that may be reasonably required by the paying agent, you will be entitled to receive from the paying agent, on behalf of General Dynamics, $35.00 in cash, without interest, for each share represented by the stock certificate, and the certificate surrendered will be cancelled, unless you perfect and exercise your appraisal rights.

      In the event of a transfer of ownership of our common stock that is not registered in our records, the cash consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer; and

•	the person requesting such payment either:

•	pays to the paying agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered certificate; or

•	establishes to the satisfaction of the paying agent that the tax has been paid or is not payable.

      The cash paid to you upon conversion of your shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

      If your stock certificate has been lost, stolen or destroyed, the surviving corporation will deliver to you the applicable merger consideration for the shares represented by that certificate if:

•	you deliver an affidavit to us certifying that such certificate has been lost, stolen or destroyed;

•	our records indicate that you are the registered owner of the shares of our common stock represented by the lost, stolen or destroyed certificate; and

•	if requested by the secretary of the surviving corporation in his sole discretion, you provide such indemnity as the secretary of the surviving corporation may reasonably direct as protection against any claim that may be made against the surviving corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Nine months after the effective time of the merger, the paying agent will deliver to General Dynamics all cash, certificates and other documents in its possession relating to the merger and the paying agent’s duties will terminate. After the expiration of the nine-month period, each holder of a certificate representing shares of our common stock may surrender the certificate to Veridian and, subject to applicable abandoned property, escheat and similar laws, receive the aggregate merger consideration payable in exchange for the certificate, without interest. However, none of the paying agent, General Dynamics and its acquisition subsidiary or Veridian will be liable to a holder of our common stock for any portion of the merger consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

Conditions to the Merger

      The parties’ obligations to complete the merger are subject to the following conditions:

•	approval and adoption by the shares representing a majority of our outstanding shares entitled to vote at the special meeting of the merger agreement and the transactions contemplated by the merger agreement;

•	expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	no law having been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction having been in effect, that makes the merger illegal or otherwise prohibits consummation of the merger; and

•	receipt and effectiveness as of the closing date of the merger of all governmental waivers, consents, orders and approvals legally required for the consummation of the merger and the transactions contemplated by the merger agreement, other than those, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on General Dynamics.

      General Dynamics and its acquisition subsidiary’s obligations to complete the merger are also subject to the following conditions:

•	we must have performed our agreements contained in the merger agreement required to be performed on or prior to the closing date of the merger;

•	our representations and warranties contained in the merger agreement must be true and correct at the time made and at the closing date of the merger, with only those exceptions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on us and would not materially impair our ability to perform our obligations under the merger agreement;

•	delivery to General Dynamics of a certificate as to the matters discussed in the previous two paragraphs signed by an executive officer of Veridian; and

•	holders of more than 12% of our issued and outstanding shares of common stock must not have perfected their appraisal rights under Delaware law prior to the effective time of the merger.

      Our obligation to complete the merger is also subject to the following conditions:

•	General Dynamics and its acquisition subsidiary must have performed their agreements contained in the merger agreement required to be performed on or prior to the closing date of the merger;

•	General Dynamics and its acquisition subsidiary’s representations and warranties contained in the merger agreement must be true and correct at the time made and at the closing date of the merger, with only those exceptions as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect and would not materially impair General Dynamics’ ability to perform its obligations under the merger agreement; and

•	delivery to us of a certificate as to the matters discussed in the previous two paragraphs signed by an executive officer of General Dynamics.

      The merger agreement provides that a “material adverse effect” means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such entity and its subsidiaries taken as a whole, other than any change, circumstance or effect relating to (i) the economy or securities markets in general, (ii) the industries in which we and General Dynamics operate and not specifically relating to us or General Dynamics, including changes in legal, accounting or regulatory changes, or conditions, or (iii) the merger agreement, the announcement and performance thereunder and the merger (including any cancellations or delays in contract awards and any impact on relationships with customers, prime contractors, subcontractors, suppliers or employees). However, changes in the trading price of General Dynamics’ common stock or our common stock, as reported by The New York Stock Exchange, will not alone constitute a material adverse effect, whether occurring at any time or from time to time.

Termination of the Merger Agreement

      The merger agreement may be terminated at any time prior to the closing of the merger, whether before or after approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by our stockholders:

•	by mutual written consent of us and General Dynamics, by action of our respective boards of directors;

•	by us, if General Dynamics or its acquisition subsidiary (i) fails to perform in any material respect any of its covenants or agreements under the merger agreement and does not cure such default in all material respects within 15 days after we give notice of such default, or (ii) has breached any of its representations and warranties under the merger agreement, which breach cannot be cured prior to the closing of the merger and has not been waived by us;

•	by General Dynamics, if we (i) fail to perform in any material respect any of our covenants or agreements under the merger agreement and do not cure such default in all material respects within 15 days after notice of such default is given to us by General Dynamics, or (ii) have breached any of our representations and warranties under the merger agreement, which breach cannot be cured prior to the closing of the merger and has not been waived by General Dynamics;

•	by General Dynamics, if our board of directors has withdrawn, modified, withheld or changed, in a manner adverse to General Dynamics, its approval or recommendation of the merger agreement or the merger, or recommended a superior proposal or resolved or committed to do any of the foregoing;

•	by General Dynamics, if holders of more than 12% of our issued and outstanding shares of common stock have perfected their appraisal rights under Delaware law prior to the effective time of the merger;

•	by either us or General Dynamics, if at the special meeting of stockholders or any adjournment or postponement thereof, at which the merger has been submitted for approval and adoption by our stockholders, the merger shall have failed to receive the necessary vote of our stockholders;

•	by either us or General Dynamics, if the closing of the merger has not occurred on or before December 31, 2003;

•	by either us or General Dynamics, if any one of the following shall have occurred: (i) the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not have expired or been terminated by December 31, 2003; (ii) any governmental entity files a complaint or otherwise commences a proceeding seeking a judgment, injunction, order or decree enjoining the consummation of the merger or restraining or prohibiting the operation of the business of General Dynamics or any of its subsidiaries or us or any of our subsidiaries after the effective time of the merger; or (iii) General Dynamics receives notice that the Federal Trade Commission has authorized its staff to file a complaint, or that the Assistant

Attorney General or other appropriate official at the Department of Justice has authorized the staff of the Antitrust Division to seek a preliminary injunction, as the case may be, enjoining consummation of the merger; and

•	by either General Dynamics or us, if our board of directors has provided written notice to General Dynamics that it has determined to accept a superior proposal.

Expenses and Fees

      We must pay to General Dynamics an amount equal to $30,000,000, along with up to an aggregate of $500,000 of actual and documented out-of-pocket expenses, if the merger agreement is terminated:

•	by General Dynamics because our board of directors has withdrawn, modified, withheld or changed, in a manner adverse to General Dynamics, its approval or recommendation of the merger agreement or the merger, or recommended a superior proposal or resolved or committed to do any of the foregoing;

•	by General Dynamics or us because our board of directors has provided written notice to General Dynamics that it has determined to accept a superior proposal;

•	by General Dynamics if holders of more than 12% of our issued and outstanding shares of common stock have perfected their appraisal rights under Delaware law prior to the effective time of the merger and (i) at or prior to the termination an acquisition proposal has been commenced or publicly disclosed and (ii) within twelve months thereafter we enter into a definitive agreement relating to, or have consummated, an acquisition proposal;

•	by General Dynamics or us because of the failure to receive the approval of our stockholders at the special meeting of stockholders and (i) at or prior to the termination an acquisition proposal has been commenced or publicly disclosed and (ii) within twelve months thereafter we enter into a definitive agreement relating to, or have consummated, an acquisition proposal; or

•	by General Dynamics or us because the closing shall not have occurred on or before December 31, 2003 and (i) at or prior to the termination an acquisition proposal has been commenced or publicly disclosed and (ii) within twelve months thereafter we enter into a definitive agreement relating to, or have consummated, an acquisition proposal.

      General Dynamics must pay us an amount equal to $30,000,000, along with up to an aggregate of $500,000 of actual and documented out-of-pocket expenses, if the merger agreement is terminated by either General Dynamics or us if (i) the applicable waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have not expired or been terminated by December 31, 2003; (ii) any governmental entity files a complaint or otherwise commences a proceeding seeking to prevent the consummation of the merger or restraining or prohibiting the operation of the business of Veridian or General Dynamics after the merger; or (iii) General Dynamics receives notice that the Federal Trade Commission has authorized its staff to file a complaint, or that the Antitrust Division of the Department of Justice has been authorized to seek a preliminary injunction, as the case may be, to prevent the consummation of the merger.

      Other than the expenses and fees described above, the parties to the merger agreement will bear their respective costs and expenses incurred in connection with the merger agreement, whether or not the merger is consummated. Our expenses shall be paid at the closing of the merger directly by the surviving corporation of the merger.

No Solicitation by Veridian

      We have agreed, prior to the merger becoming effective, to certain limitations on our ability to take action with respect to other acquisition proposals. Notwithstanding these limitations, we may respond to certain superior proposals. Under the merger agreement:

•	the term “acquisition proposal” means the making by any person (other than General Dynamics and its affiliates) of any inquiry, proposal or offer (including any proposal or offer to our stockholders) that constitutes or could reasonably be expected to lead to, a proposal for any tender offer, merger, consolidation, business combination or similar transaction involving us or any of our subsidiaries and a third party, or any acquisition by a third party of any of our capital stock (other than upon the exercise of options to acquire our common stock that were outstanding on the date of the merger agreement in accordance with their terms) or any of our business or assets or any of our subsidiaries (other than acquisitions of a business or assets in the ordinary course of business that constitute less than 10% of the revenues, net operating income or assets of Veridian and our subsidiaries, taken as a whole), or any combination of the foregoing, in a single transaction or a series of related transactions; and

•	the term “superior proposal” means an acquisition proposal with respect to all of the outstanding shares of our capital stock or all or substantially all of our assets which, in the good faith judgment of our board of directors, taking into account, among other things, the likelihood of consummation and after consultation with its financial advisors, is reasonably likely to result in a transaction more favorable to the holders of our common stock from a financial point of view than the merger with General Dynamics.

      Except as set forth below, our subsidiaries and we have agreed:

•	not to solicit, initiate or knowingly facilitate or encourage any acquisition proposal;

•	not to participate or engage in discussions or negotiations concerning an acquisition proposal (and we, along with our subsidiaries and all such persons were required to immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted before the date of the merger agreement with respect to any acquisition proposal), or furnish or disclose to any person any information with respect to or in furtherance of any acquisition proposal;

•	not to grant any waiver or release under any confidentiality agreement, standstill agreement or similar agreement with respect to us or any of our subsidiaries; and

•	not to execute or enter into any agreement, understanding or arrangement (other than a confidentiality agreement in substantially the same form and on substantially the same terms as the confidentiality agreement with General Dynamics and which does not prevent us from complying with our obligations under the merger agreement) with respect to any acquisition proposal, or approve or recommend or propose to approve or recommend any acquisition proposal or any agreement, understanding or arrangement relating to any acquisition proposal (or resolve or authorize or propose to agree to do any of the foregoing actions).

      If we receive an unsolicited bona fide proposal from a third party regarding a superior proposal, we may furnish information (pursuant to a confidentiality agreement permitted by the merger agreement) to and engage in negotiations and discussions with the third party. However, we may do so only if our board of directors determines in good faith, (i) after consultation with its financial advisor, that such acquisition proposal is reasonably likely to result in a transaction more favorable to the holders of our common stock from a financial point of view than the merger with General Dynamics and (ii) after consultation with its outside legal counsel, that such actions are required by its fiduciary obligations under applicable law.

      Prior to obtaining the approval of our stockholders with respect to the merger, we may terminate the merger agreement if our board of directors confirms in writing to General Dynamics that (i) it has determined (after consultation with outside legal counsel and an independent financial advisor) that an acquisition proposal is a superior proposal taking into account any modifications to the terms of the merger agreement proposed by General Dynamics, (ii) we intend to accept the superior proposal and (iii) we acknowledge our obligation to make a termination payment to General Dynamics. We may not terminate the merger agreement unless our board of directors (x) provides at least five business days prior written notice to General Dynamics of our intention to terminate the merger agreement in the absence of any further action by General Dynamics and (y) during the five business day period (or longer if extended by us or General Dynamics), agrees to negotiate in good faith with General Dynamics regarding such changes as General Dynamics may propose to the terms of the merger agreement, with the intent of enabling General Dynamics to agree to a modification of the merger agreement so that the merger may be consummated.

Representations and Warranties

      The merger agreement contains customary representations and warranties of Veridian, General Dynamics and its acquisition subsidiary that expire upon consummation of the merger as to, among other things:

•	due organization, valid existence and good standing;

•	approval of the merger agreement and power and authorization to enter into the transactions contemplated by the merger agreement;

•	the binding effect of the merger agreement;

•	the governmental approvals required in connection with the transactions contemplated by the merger agreement; and

•	the violations, conflicts or breaches of certain documents caused by the consummation of the transactions contemplated by the merger agreement.

      In addition, the merger agreement contains representations and warranties by us as to, among other things:

•	our capitalization;

•	our subsidiaries;

•	the required vote of our stockholders to approve and adopt the merger agreement and transactions contemplated by the merger agreement;

•	the delivery and accuracy of our filings with the Securities and Exchange Commission;

•	the maintenance of controls and procedures required under the Securities Exchange Act of 1934, as amended;

•	the absence of undisclosed liabilities;

•	the absence of certain material adverse changes or events since the end of our most recent fiscal year;

•	pending litigation, actions and proceedings against us and our subsidiaries;

•	our compliance with laws;

•	our compliance with certain agreements;

•	tax matters and our compliance with relevant tax laws;

•	our employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

•	our compliance with labor matters;

•	the ownership and condition of our real estate;

•	our compliance with environmental matters;

•	transactions with our stockholders, employees, officers or directors;

•	the ownership and condition of our intellectual property;

•	matters related to certain of our contracts and commitments;

•	matters related to our government contracts;

•	our compliance with the Foreign Corrupt Practices Act of 1977, as amended;

•	the payment of brokers or similar fees; and

•	the applicability to the merger of anti-takeover statutes or other similar provisions.

      In addition, the merger agreement contains representations and warranties by General Dynamics and its acquisition subsidiary as to, among other things, the absence of any required vote of General Dynamics’ stockholders, the investment intent of General Dynamics and General Dynamics having sufficient funds to pay the aggregate merger consideration as required by the merger agreement and other amounts contemplated by the merger agreement.

      The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled “Representations and Warranties of Target” and “Representations and Warranties of Acquiror and Acquisition Sub” in Annex A included in this proxy statement.

Covenants Under the Merger Agreement

      Conduct of Veridian Business. We have agreed in the merger agreement that, unless General Dynamics otherwise agrees in writing, we will, and will cause our subsidiaries to:

•	conduct its business in the ordinary and usual course of business and consistent with past practice;

•	use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its present officers and key employees, preserve the goodwill and business relationships with customers, suppliers and others having business relationships with Veridian;

•	subject to restrictions imposed by applicable law and upon request, meet on a regular and frequent basis with one or more representatives of General Dynamics to report on the general status of its business; and

•	use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its business in amounts and against risks and losses as are consistent with past practice.

      In addition, we have agreed that, subject to certain exceptions, neither we nor any of our subsidiaries may, without General Dynamics’ prior written agreement:

•	amend or propose to amend its certificate of incorporation or bylaws;

•	split, combine or reclassify its outstanding capital stock;

•	engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the merger agreement;

•	declare, set aside or pay any dividend or distribution payable in stock or property;

•	issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of capital stock, any debt or equity securities convertible into shares of capital stock, or rights to acquire capital stock, including options and warrants, or enter into any contract, agreement, arrangement or commitment with respect to the foregoing;

•	incur or become contingently liable with respect to any indebtedness other than borrowings and refinancings in the ordinary course of business;

•	redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock;

•	make any acquisition of assets or businesses or any other capital expenditures other than capital expenditures for fixed or capital assets in the ordinary course of business;

•	sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business;

•	loan, advance funds or make any investment in or capital contribution to any other person other than to any subsidiary or otherwise in the ordinary course of business;

•	enter into any contract, agreement, commitment or arrangement with respect to the five immediately foregoing items;

•	enter into or amend any employment, consulting, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers, consultants or key employees; or

•	adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit of any employee or retiree, except as required to comply with changes in applicable law or applicable collective bargaining agreements.

      Other Covenants. The merger agreement contains a number of mutual covenants of us and General Dynamics, including covenants relating to:

•	obtaining governmental approval relating to antitrust matters;

•	preparing and filing this proxy statement and the accuracy of the information in it;

•	the payment of expenses and fees incurred in connection with the merger agreement and the transactions contemplated by the merger agreement;

•	cooperation with respect to public statements concerning the transactions contemplated by the merger agreement;

•	furnishing notice to each other of the occurrence or failure to occur of any event that would cause the representations and warranties in the merger agreement to be untrue or inaccurate in any material respect or any material failure to comply with or satisfy any covenant, condition or agreement in the merger agreement;

•	supplementing the disclosure schedules attached to the merger agreement prior to the closing of the merger; and

•	the confidentiality of the non-public documents and information furnished to each other.

      The merger agreement also contains covenants requiring us to:

•	hold a special meeting of stockholders to obtain stockholder approval of the merger agreement and the transactions contemplated by the merger agreement;

•	recommend, through our board of directors, approval and adoption of the merger agreement and the transactions contemplated by the merger agreement;

•	provide General Dynamics and its representatives with reasonable access to our personnel, properties, books, contracts, commitments and records prior to the effective time of the merger;

•	promptly advise General Dynamics in writing of any change or the occurrence of any event which may have a material adverse effect on us; and

•	mail this proxy statement to our stockholders as promptly as practicable after the date of the merger agreement.

      The merger agreement also contains covenants requiring General Dynamics to:

•	maintain our books, records and files that exist at the effective time of the merger for a period of seven years after the closing of the merger, or such longer period as may be required by any governmental entity or as a result of litigation or any tax audit or other administrative proceeding;

•	assume and perform our employment-related obligations under our benefit plans, employment policies, collective bargaining agreements and applicable local, state and federal laws but does not require General Dynamics to continue such plan, policies or agreements beyond the time it otherwise could be lawfully terminated or modified;

•	provide our employees and the employees of our subsidiaries with compensation and employee benefit plans and programs on substantially the same basis as the same are provided to similarly situated employees of General Dynamics and its affiliates or alternatively to continue one or more of Veridian’s existing benefit plans; and

•	maintain our policies governing special severance payments to employees following a change of control transaction in effect as of the date of the merger agreement.

      The merger agreement also contains the covenants that we will remain in control of our and our subsidiaries’ operations prior to the effective time of the merger. For a discussion of the additional covenants relating to our directors’ and officers’ indemnification and insurance arrangements and our solicitation of other acquisition proposals, see “The Merger — Interests of Veridian’s Directors and Executive Officers in the Merger — Directors’ and Officers’ Indemnification and Insurance” and “— No Solicitation by Veridian” on pages 35 and 45, respectively.

      The covenants in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Covenants” in Annex A included in this proxy statement.

Amendment and Waiver

      The merger agreement may not be amended except by action taken by the parties’ respective boards of directors or their duly authorized committees. Any amendment must be in writing, signed on behalf of each of Veridian, General Dynamics and its acquisition subsidiary and in compliance with applicable law.

      At any time prior to the effective time of the merger, Veridian, General Dynamics and its acquisition subsidiary may (i) extend the time for the performance of any of the obligations or other acts of either party, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and/or (iii) waive compliance with any of the agreements or conditions contained in the merger agreement. Any agreement by Veridian, General Dynamics or its acquisition subsidiary to an extension or waiver will be valid if set forth in an instrument in writing signed on behalf of the party.

Assignment

      The merger agreement may not be assigned by operation of law or otherwise, except that General Dynamics may assign the merger agreement, and may effect the assignment of the merger agreement on behalf of Aspen Acquisition, to any other wholly owned subsidiary of General Dynamics.

VOTING AGREEMENTS

      The following description summarizes the material provisions of the voting agreements and is qualified in its entirety by reference to the complete text of the voting agreements. The voting agreement with David Langstaff and Labyrinth, L.P. is included in this proxy statement as Annex D; the voting agreement with Dr. Joseph P. Allen, IV and Sugar Creek, L.P.. is included in this proxy statement as Annex E; the voting agreement with The Texas Growth Fund — 1991 Trust, The Texas Growth Fund II — 1998 Trust, TGF Management Corp. and TGF II Management, L.P. is included in this proxy statement as Annex F; and the voting agreement with Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., Monitor Consulting, L.P. and Monitor Company Group, L.P., as the successor in interest to Monitor Company, Inc. is included in this proxy statement as Annex G. The voting agreements are substantially identical in all material respects. Annexes D, E, F and G contain the complete terms of those agreements and you should read them carefully and in their entirety.

      David H. Langstaff, our president and chief executive officer, Dr. Joseph P. Allen IV, our chairman of the board of directors, as well as Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., Monitor Consulting, L.P., Monitor Company Group, L.P., The Texas Growth Fund — 1991 Trust, The Texas Growth Fund II — 1998 Trust, TGF Management Corp., TGF II Management, L.P., Sugar Creek L.P. and Labyrinth, L.P., who collectively held 11,065,621 shares as of the record date, representing approximately 32% of the outstanding shares of our common stock as of the record date, have entered into voting agreements pursuant to which they have agreed, among other things, to vote their shares of our common stock for the adoption of the merger agreement and approval of the merger and any other matter that would reasonably be expected to facilitate consummation of the merger. Each stockholder has granted an irrevocable proxy in favor of General Dynamics and its acquisition subsidiary to vote any ballot or consent form General Dynamics or its acquisition subsidiary deems appropriate to accomplish the votes and consents required by the merger agreement.

      Each of these stockholders also agreed to vote all shares of our common stock held by that stockholder against the following actions:

•	approval of any proposal made in opposition to or competition with the consummation of the merger;

•	any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than General Dynamics and its acquisition subsidiary and/or their affiliates; and

•	any reorganization, recapitalization, liquidation or winding up of Veridian.

      In connection with the voting agreements, the stockholders further agreed not to:

•	tender in response to any tender offer from any person other than General Dynamics and its acquisition subsidiary and their affiliates;

•	sell or otherwise transfer any interest in the shares of our common stock held by the stockholder, provided that transfers of limited partnership interests, directly or indirectly, in a stockholder that is an entity will not constitute a prohibited transfer; or

•	take any action that would impair their ability to vote any of their shares in the manner required by the voting agreement.

      The voting agreements terminate only upon the valid termination of the merger agreement or the mutual agreement of the parties to the voting agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table indicates the beneficial ownership, as of July 3, 2003, the record date (or such other date set forth in the footnotes thereto), of our common stock by each director, by our chairman of the board of directors, by our chief executive officer and by our other four most highly compensated executive officers, by each person known by us to own more than 5% of the outstanding shares of our common stock and by all of our directors and current executive officers as a group. At the record date, we knew of no person that beneficially owned more than 5% of the outstanding shares of our common stock other than as set forth below.

      Except as indicated in the footnotes to the table and pursuant to state community property laws, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. The address of all directors and executive officers in this table, unless otherwise specified, is c/o Veridian Corporation, 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202.

      The following table does not reflect that certain shares of common stock may be deemed to be beneficially owned by General Dynamics pursuant to voting agreements with certain of our executive officers, directors and stockholders. See “Voting Agreements” on page 50.

	Amount and Nature of Beneficial
	Ownership(1)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Monitor Clipper Funds(2)	7,284,516	20.91%
Two Canal Park Cambridge, MA 02141
FMR Corp.(3)	3,683,644	10.57%
82 Devonshire Street Boston, MA 02109
The Board of Trustees of the Texas Growth Fund(4)	2,759,529	7.92%
111 Congress Avenue Suite 2900 Austin, TX 78701
The Veridian Stock Fund Trust created under the Veridian Retirement Savings Plan(5)	1,996,455	5.73%
1200 South Hayes Street Suite 1100 Arlington, VA 22202
James P. Allen(6)	92,525	*
Dr. Joseph P. Allen, IV(7)	419,635	1.20%
Michael A. Bell(8)	22,280	*
Dr. Joel S. Birnbaum(9)	37,983	*
Dr. Robert M. Farrell(10)	65,133	*
Russell P. Fradin(11)	7,057	*
George R. Hornig(12)	4,953	*
Jerald S. Howe, Jr.(13)	92,637	*
Ronald C. Jones(14)	594	*
James J. Kozlowski(15)	2,800,163	8.03%
David H. Langstaff(16)	1,138,872	3.23%
Lynn Amato Madonna(17)	26,418	*

	Amount and Nature of Beneficial
	Ownership(1)

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

Dr. Sally K. Ride(18)	24,509	*
Charles J. Simons(19)	24,791	*
All directors and current executive officers as a group (19 persons)(20)	4,956,571	13.89%

*	Represents beneficial ownership of less than one percent.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)	Based solely on information contained in a Schedule 13D/A filed on June 11, 2003 by Monitor Clipper Partners, L.P. and Monitor Clipper Partners (Foreign), L.P., the total amount of shares held by the Monitor Clipper Funds includes (i) 6,108,214 shares of common stock held by Monitor Clipper Equity Partners, L.P., whose sole general partner is Monitor Clipper Partners, L.P., whose sole general partner is MCP GP, Inc. and (ii) 1,154,584 shares of common stock held by Monitor Clipper Equity Partners (Foreign), L.P., whose sole general partner is Monitor Clipper Partners, L.P., whose sole general partner is MCP GP, Inc. The directors and stockholders of MCP GP, Inc. are Michael A. Bell, Robert B. Calhoun, Eugene M. Freedman, Kevin A. Macdonald, Mark T. Thomas and William L. Young. Also includes 21,718 shares of common stock held by Monitor Consulting, L.P. and Monitor Company Group, L.P., which have granted to the Monitor Funds the power to vote and make certain other decisions relating to such shares pursuant to an Assignment Agreement dated September 7, 1999 by and among Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., Monitor Consulting, L.P. and Monitor Company Group, L.P.

(3)	Based solely on information contained in a Schedule 13G/A filed on February 10, 2003, by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. has sole voting power of 256,144 shares and sole dispositive power of 3,683,644 shares. According to the statement, Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp., and a registered investment advisor, is the beneficial owner of 3,427,600 of such shares as a result of acting as investment advisor to various registered investment companies. The ownership of one investment company, Fidelity Contrafund, amounted to 1,821,700 of such shares. Edward C. Johnson, 3rd and FMR Corp., through its control of Fidelity and the funds, each has sole power to dispose of the 3,427,600 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson, 3rd, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 255,900 of such shares as a result of its serving as investment manager of the institutional accounts. Geode Capital Management, LLC, a Delaware limited liability company (“Geode LLC”), is the beneficial owner of 144 of such shares. Geode LLC is wholly owned by Fidelity Investors III Limited Partnership (“FILP III”), a Delaware limited partnership. Geode LLC is a registered investment advisor. Fidelity Investors Management, LLC (“FIML”), a Delaware limited liability company, is the general partner and investment manager of FILP III, and is a registered investment advisor. The managers of Geode LLC, the members of FIML and the limited partners of FILP III are certain shareholders and employees of FMR Corp.

(4)	Based solely on information contained in a Schedule 13D filed on June 19, 2003, by The Board of Trustees of the Texas Growth Fund, Texas Growth Fund II — 1998 Trust, TGF Management Corp. and James J. Kozlowski. The Board of Trustees of the Texas Growth Fund is the trustee of the Texas Growth Fund — 1991 Trust and the Texas Growth Fund II — 1998 Trust. The Texas Growth Fund — 1991 Trust owns 943,829 shares of common stock. The Texas Growth Fund II — 1998 Trust owns 1,815,700 shares of common stock. As such, The Board of Trustees of the Texas Growth Fund may be deemed to be the beneficial owner of 2,759,529 shares of common stock. The Schedule 13D also reported that Texas Growth Fund II — 1998 Trust owns 1,815,700 shares of common stock, which represents ownership of 5% or more of our common stock. The statement also provided that TGF Management Corp. may be deemed the beneficial owner of 1,856,334 shares of common stock. TGF Management Corp. is the general partner of TGF II Management, L.P., which manages Texas Growth Fund II — 1998 Trust that owns 1,815,700 shares of common stock. TGF II Management, L.P. also owns 6,384 shares of common stock and 34,250 options that are currently exercisable. All of the foregoing shares are held with shared voting and investment power pursuant to the relationships described above.

(5)	The Veridian Stock Fund Trust is a separate trust fund of the Veridian Retirement Savings Plan that holds the shares. Vanguard Fiduciary Trust Company acts as the trustee of the Veridian Stock Fund Trust and the Veridian Retirement Savings Plan.

(6)	Includes 44,068 shares underlying options exercisable within 60 days. Does not include 134,850 shares underlying options that are not exercisable within 60 days.

(7)	Includes 35,786 shares underlying options exercisable within 60 days. Does not include 5,985 shares underlying options that are not exercisable within 60 days. Also includes 32,544 shares of common stock held in the Veridian Stock Fund Trust created under the Veridian Retirement Savings Plan. Also includes 3,244 shares of common stock held through The Antaeusian Group, Inc. and 200,000 shares held through Sugar Creek, L.P.

(8)	Includes 18,290 shares underlying options exercisable within 60 days.

(9)	Includes 18,290 shares underlying options exercisable within 60 days.

(10)	Includes 25,270 shares underlying options exercisable within 60 days. Also, includes 200 shares held by Mr. Farrell’s son as to which Mr. Farrell disclaims any beneficial ownership. Does not include 77,880 shares underlying options that are not exercisable within 60 days.

(11)	Includes 4,325 shares underlying options exercisable within 60 days. Does not include 3,325 shares underlying options that are not exercisable within 60 days.

(12)	Includes 4,325 shares underlying options exercisable within 60 days. Does not include 3,325 shares underlying options that are not exercisable within 60 days.

(13)	Includes 39,900 shares underlying options exercisable within 60 days. Does not include 134,850 shares underlying options that are not exercisable within 60 days. Also includes 187 shares held in the Veridian Stock Fund Trust created under the Veridian Retirement Savings Plan.

(14)	Does not include 77,880 shares underlying options that are not exercisable within 60 days. Includes 594 shares held in the Veridian Stock Fund Trust created under the Veridian Retirement Savings Plan.

(15)	Based solely on information contained in a Schedule 13D filed on June 19, 2003, the total amount of shares beneficially owned by Mr. Kozlowski includes (i) 1,815,700 shares of common stock held by Texas Growth Fund II — 1998 Trust, (ii) 943,829 shares of common stock held by Texas Growth Fund — 1991 Trust, (iii) 6,384 shares of common stock held by TGF II Management, L.P. and (iv) 34,250 shares of common stock underlying options that are currently exercisable held by TGF II Management, L.P. Mr. Kozlowski is the President and a director of TGF I Management Corp., which manages the Texas Growth Fund — 1991 Trust. Mr. Kozlowski is also the President and a director of TGF Management Corp., the general partner of TGF II Management, L.P., which manages the Texas Growth Fund II — 1998 Trust. Mr. Kozlowski disclaims beneficial ownership of the shares held by Texas Growth Fund II — 1998 Trust. Mr. Kozlowski disclaims beneficial ownership of the shares held by Texas Growth Fund — 1991 Trust and TGF II Management, L.P. except to the extent of his pecuniary interest therein. All of the foregoing shares are held with shared voting and investment power pursuant to the relationships described above.

(16)	Includes 407,529 shares underlying options exercisable within 60 days. Does not include 148,940 shares underlying options that are not exercisable within 60 days. Also includes 7,570 shares of common stock held through The Antaeusian Group, Inc. and 200,000 shares of common stock held through Labyrinth, L.P. Also includes 6,673 shares of common stock held in the Veridian Stock Fund Trust created under the Veridian Retirement Savings Plan.

(17)	Includes 17,975 shares underlying options exercisable within 60 days.

(18)	Includes 18,290 shares underlying options exercisable within 60 days.

(19)	Includes 17,975 shares underlying options exercisable within 60 days.

(20)	Includes 830,580 shares underlying options exercisable within 60 days. Does not include 821,099 shares underlying options that are not exercisable within 60 days. Also includes 51,583 shares held in the Veridian Stock Fund Trust created under the Veridian Retirement Savings Plan.

PROPOSALS OF STOCKHOLDERS

      We will hold a 2004 annual meeting of our stockholders only if the merger is not completed. If such a meeting is held, in order for a stockholder proposal to be considered for inclusion in the proxy statement for such annual meeting pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, the proposal must be received by our secretary at our principal executive offices at 1200 South Hayes Street, Suite 1100, Arlington, Virginia 22202 no later than January 1, 2004. Under our amended and restated bylaws, proposals of stockholders intended to be presented at next year’s annual meeting that do not comply with the procedure mentioned above must be received by our secretary at our principal executive offices in Arlington, Virginia not earlier than January 1, 2004 and not later than January 31, 2004, unless we notify you otherwise, to be considered timely and must contain the information required by our amended and restated bylaws and pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

      Stockholders may contact Investor Relations at our principal executive offices listed in the preceding paragraph for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals.

OTHER MATTERS

      As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment as to matters they believe to be in the best interests of stockholders.

WHERE YOU CAN FIND MORE INFORMATION

      Veridian and General Dynamics file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Veridian and General Dynamics file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These Securities and Exchange Commission filings are also available to the public at the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov. Our Internet site address is http://www.veridian.com. However, any information that is included on or linked to our Internet site is not a part of this proxy statement. Reports, proxy statements and other information concerning Veridian may also be inspected at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG
GENERAL DYNAMICS CORPORATION,
ASPEN ACQUISITION CORPORATION
AND
VERIDIAN CORPORATION
JUNE 9, 2003

	Article 1 The Merger
1.1	The Merger	1
1.2	Effective Time of the Merger	1
1.3	Consummation	1
1.4	Effects of the Merger	1
	Article 2 The Surviving Corporation and Acquiror
2.1	Certificate of Incorporation	2
2.2	By-Laws	2
2.3	Directors and Officers of Surviving Corporation	2
	Article 3 Conversion of Shares
3.1	Merger Consideration	2
3.2	Acquisition Sub Shares	3
3.3	Dissenting Shares	3
3.4	Surrender and Payment	3
3.5	Closing	4
3.6	Closing of Target’s Transfer Books	4
3.7	Withholding	4
	Article 4 Representations and Warranties of Acquiror and Acquisition Sub
4.1	Organization and Qualification	5
4.2	Authority; Non-Contravention; Approvals	5
4.3	Litigation	6
4.4	No Acquiror Stockholders’ Approval Required	6
4.5	Investment Intent	6
4.6	Financial Capability	6
4.7	No Additional Representations	6
	Article 5 Representations and Warranties of Target
5.1	Organization and Qualification	7
5.2	Capitalization	7
5.3	Subsidiaries	7
5.4	Authority; Non-Contravention; Approval	8
5.5	SEC Documents	9
5.6	Absence of Undisclosed Liabilities	9
5.7	Absence of Certain Changes or Events	10
5.8	Litigation	10
5.9	No Violation of Law	10
5.10	Compliance with Agreements	10
5.11	Taxes	10

i

5.12	Employee Benefit Plans; ERISA	11
5.13	Labor	11
5.14	Real Estate	11
5.15	Environmental Matters	12
5.16	Contracts and Commitments	12
5.17	Intellectual Property Rights	13
5.18	Section 203 of the DGCL Not Applicable	13
5.19	Government Contracts	13
5.20	Relations with Governments	14
5.21	No Additional Representations	14
	Article 6 Covenants
6.1	Conduct of Business by Target Pending the Merger	14
6.2	Control of Operations	15
6.3	No Solicitation by Target	15
6.4	Meeting of Stockholders	16
6.5	Agreement to Cooperate; HSR Filings	17
6.6	Access to Information	17
6.7	Proxy Statement	18
6.8	Expenses and Fees	18
6.9	Public Statements	18
6.10	Target Employees	18
6.11	Notification of Certain Matters; Supplemental Disclosure	19
6.12	Directors’ and Officers’ Indemnification and Insurance	19
6.13	Maintenance of Target Records; Personnel	20
	Article 7 Conditions
7.1	Conditions to Each Party’s Obligation to Effect the Merger	20
7.2	Conditions to Obligation of Target to Effect the Merger	20
7.3	Conditions to Obligations of Acquiror to Effect the Merger	20
	Article 8 Termination, Amendment and Waiver
8.1	Termination	21
8.2	Effect of Termination	22
8.3	Termination Payment by Target	22
8.4	Termination Payment by Acquiror	23
8.5	Amendment	23
8.6	Waiver	23

ii

	Article 9 General Provisions
9.1	Non-Survival	24
9.2	Brokers	24
9.3	Notices	24
9.4	Interpretation	25
9.5	Miscellaneous	25
9.6	Jurisdiction	25
9.7	Counterparts	25
9.8	Parties In Interest	26
9.9	Severability	26

iii

AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of June 9, 2003 (“Agreement”), is by and among General Dynamics Corporation, a Delaware corporation (“Acquiror”), Aspen Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror (“Acquisition Sub”), and Veridian Corporation, a Delaware corporation (“Target”).

WITNESSETH:

      WHEREAS, Acquiror desires to acquire all of the issued and outstanding shares of capital stock of Target (the “Target Capital Stock”);

      WHEREAS, the respective boards of directors of Acquiror, Target and Acquisition Sub have approved the merger of Acquisition Sub with and into Target on the terms set forth in this Agreement (the “Merger”);

      WHEREAS, concurrently with the execution hereof, each of Monitor Clipper Equity Partners, L.P., Monitor Clipper Equity Partners (Foreign), L.P., Monitor Consulting, L.P., Monitor Company Group, L.P., The Texas Growth Fund — 1991 Trust, The Texas Growth Fund II — 1998 Trust, TGF Management Corp., TGF II Management, L.P., Dr. Joseph P. Allen, IV, Sugar Creek, L.P., David H. Langstaff and Labyrinth, L.P. is entering into a voting agreement in substantially the form attached as Schedule A; and

      WHEREAS, in connection with the Merger, the stockholders of Target (“Stockholders”) will receive cash in exchange for all of the issued and outstanding shares of Target Capital Stock, all upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows (all capitalized terms used in this Agreement are defined for convenience of reference on Exhibit A attached hereto or are defined separately herein):

ARTICLE 1

THE MERGER

      1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the Delaware General Corporation Law (“DGCL”), Acquisition Sub shall be merged with and into Target and the separate existence of Acquisition Sub shall thereupon cease. Target shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as “Surviving Corporation.”

      1.2 Effective Time of the Merger. The Merger shall become effective at such time (the “Effective Time”) as shall be stated in the Certificate of Merger, in form mutually acceptable to Acquiror, Target and Acquisition Sub, respectively, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the “Merger Filing”). The Merger Filing shall provide for the effectiveness of the Merger immediately upon its filing. The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.

      1.3 Consummation. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use their best efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.5.

      1.4 Effects of the Merger. The Merger shall have the effects set forth in section 259 of the DGCL.

1

ARTICLE 2

THE SURVIVING CORPORATION AND ACQUIROR

      2.1 Certificate of Incorporation. The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Surviving Corporation after the Effective Time, until thereafter amended in accordance with its terms and as provided in the DGCL, except that Article I thereof shall be amended in the Merger to read in its entirety as follows: “The name of the Corporation is Veridian Corporation.”

      2.2 By-Laws. The by-laws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the by-laws of Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by the Certificate of Incorporation of Surviving Corporation and the DGCL.

      2.3 Directors and Officers of Surviving Corporation. The directors of Acquisition Sub and the officers of Target in office immediately prior to the Effective Time shall be the directors and officers of Surviving Corporation, and such directors and officers shall serve in accordance with the by-laws of Surviving Corporation until their respective successors are duly elected or appointed and qualified.

ARTICLE 3

CONVERSION OF SHARES

      3.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Target or any holder of Target Capital Stock:

      (a) Each of the shares of the Common Stock, par value $.0001 per share of Target (the “Target Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Target Common Stock held in the treasury of Target or by any Subsidiary of Target) shall be converted into the right to receive $35.00 (the “Merger Consideration”) payable upon the surrender of the certificate formerly representing such Target Common Stock. All shares of Target Common Stock when converted, will no longer be outstanding and will automatically be canceled and retired, and each holder of a Target Certificate (as defined in Section 3.4(e)) will cease to have any rights with respect thereto, except the right to receive such Merger Consideration. In the event that subsequent to the date of this Agreement but prior to the Effective Time,the outstanding shares of Target Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, the Merger Consideration will be adjusted to reflect such change.

      (b) Any Target Common Stock held in the treasury of Target and any Target Common Stock held by any Subsidiary of Target immediately prior to the Effective Time shall be canceled and retired and cease to exist.

      (c) The terms of each outstanding option to purchase shares of Target Common Stock under any employee or director stock option or compensation plan or arrangement of Target (the “Target Employee Stock Options”) that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time (including any plans related thereto), shall be adjusted as necessary to provide that, at the Effective Time, such Target Employee Stock Options shall be canceled as of the Effective Time and converted at the Effective Time into the right to receive, in full satisfaction of such Target Employee Stock Options, cash from Surviving Corporation in an amount equal to (X) the excess, if any, of the Merger Consideration over the per share exercise price of each such Target Employee Stock Option immediately prior to the Effective Time (subject to adjustment pursuant to the last sentence of Section 3.1(a)) multiplied by (Y) the number of shares of Target Common Stock issuable pursuant to such Target Employee Stock Option as of the Effective Time (in each case whether or not such Stock Option had been fully vested and fully exercisable immediately prior to the Effective Time), which cash payment will be treated as compensation and will be net of any applicable federal or state withholding taxes.

2

      (d) Each warrant to purchase shares of Target Common Stock (the “Target Warrants”) which is outstanding and unexercised at the Effective Time shall be canceled as of the Effective Time and converted at the Effective Time into the right to receive, in full satisfaction of such Target Warrant, cash from Surviving Corporation in an amount equal to (X) the excess, if any, of the Merger Consideration over the per share exercise price of such Target Warrant immediately prior to the Effective Time (subject to adjustment pursuant to the last sentence of Section 3.1(a)) multiplied by (Y) the number of shares of Target Common Stock issuable pursuant to such Target Warrant as of the Effective Time.

      3.2 Acquisition Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror as the sole shareholder of Acquisition Sub, each issued and outstanding share of common stock, par value $1.00 per share, of Acquisition Sub (“Acquisition Sub Common Stock”) shall be converted into one share of common stock, par value $1.00 per share of Surviving Corporation.

      3.3 Dissenting Shares. Target Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Target Common Stock in accordance with the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal, in which case such shares of Target Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. Target shall give Acquiror prompt notice of any demands received by Target for appraisal of shares of Target Common Stock, and Acquiror shall have the right to participate fully in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Acquiror, Target shall not make any payment with respect to, or offer to settle or settle, any such demands. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares under the provisions of Section 262 of the DGCL, will receive payment thereof from the Surviving Corporation and such shares of Target Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

          3.4 Surrender and Payment.

      (a) From and after the Effective Time, each record holder of a Target Certificate shall be entitled to receive in exchange therefor, upon surrender thereof to a paying agent reasonably satisfactory to Acquiror and Target (the “Paying Agent”), a check payable to the order of such holder or, at the election of such holder, a funds transfer via the Federal Reserve System Fedwire, in the amount of the aggregate Merger Consideration to which such holder is entitled pursuant to Section 3.1.

      (b) Notwithstanding any other provision of this Agreement, (i) until holders or transferees of Target Certificates have surrendered them for exchange as provided herein, no dividends or Merger Consideration shall be paid with respect to any shares represented by such Target Certificates and (ii) without regard to when such Target Certificates are surrendered for exchange as provided herein, no interest shall be paid on any dividends or any portion of the Merger Consideration.

      (c) If any payment for shares of Target Common Stock is to be made in a name other than the name in which the Target Certificate surrendered for payment therefor is registered, it shall be a condition of payment that the surrendered certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting payment either (i) pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered certificate or (ii) establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

      (d) At or prior to the Effective Time, Acquiror shall make available to the Paying Agent the cash required to effect the payments referred to in Section 3.4(a) above.

      (e) Within two business days following the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Target Common Stock (the “Target Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Target Certificates shall pass, only upon actual delivery of the Target Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Target Certificates in exchange for cash. Upon surrender of Target Certificates for cancellation to the

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Paying Agent, together with a duly executed letter of transmittal and such other documents as the Paying Agent shall reasonably require, the holder of record of such Target Certificates shall be entitled to receive in exchange therefor a check or wire transfer in payment of the consideration pursuant to the provisions of Section 3.1, and the Target Certificates so surrendered shall be canceled.

      Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of shares of Target Common Stock for any portion of the consideration delivered to a public official as required by applicable abandoned property, escheat or similar laws.

      (f) Promptly following the date which is nine months after the Effective Time, the Paying Agent shall deliver to Acquiror all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent’s duties shall terminate. Thereafter, each holder of a Target Certificate may surrender such Target Certificate to Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive the aggregate Merger Consideration payable in exchange therefor, without any interest thereon. Notwithstanding the foregoing, none of the Paying Agent, Acquiror, the Acquisition Sub, Target or the Surviving Corporation shall be liable to a holder of Target Common Stock for any portion of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

      (g) In the event any Target Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Target Certificate to be lost, stolen or destroyed, and provided Target’s records indicate such person is the registered owner of the related Target Common Stock, Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Target Certificate the aggregate Merger Consideration deliverable in respect thereof determined in accordance with this Article 3. When authorizing such payment in exchange therefor, the Secretary of Surviving Corporation may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Target Certificate to give Surviving Corporation such indemnity as he may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Target Certificate alleged to have been lost, stolen or destroyed.

      3.5 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Andrews & Kurth L.L.P. in Washington, D.C., or such other location as shall be mutually agreeable to Acquiror and Target on the third business day immediately following the date on which the last of the conditions set forth in Article 7 is fulfilled or waived, or at such other time and place as Acquiror and Target shall agree (the date on which the Closing occurs is referred to in this Agreement as the “Closing Date”).

      3.6 Closing of Target’s Transfer Books. At and after the Effective Time, holders of Target Certificates shall cease to have any rights as Stockholders, except for the right to receive the aggregate Merger Consideration into which the shares of Target Common Stock evidenced by such Target Certificate were converted, as contemplated by Section 3.1. At the Effective Time, the stock transfer books of Target shall be closed and no transfers of shares of Target Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Target Certificates formerly representing Target Common Stock are presented to Surviving Corporation, they shall be canceled and exchanged for the aggregate Merger Consideration into which the shares of Target Common Stock evidenced by such Target Certificate were converted, in accordance with this Article 3, provided that the Target Certificate is surrendered as provided in Section 3.4 and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

      3.7 Withholding. Acquiror will be entitled to deduct and withhold from the aggregate Merger Consideration otherwise payable to any former holder of Target Common Stock all amounts required by law to be deducted or withheld therefrom. To the extent that amounts are so withheld by Acquiror or Acquiror Sub, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock in respect of which such deduction and withholding was made by Acquiror or Acquiror Sub.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUISITION SUB

      Acquiror and Acquisition Sub each represent and warrant to Target as follows:

      4.1 Organization and Qualification. Each of Acquiror and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Acquiror and Acquisition Sub is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Material Adverse Effect. True, accurate and complete copies of each of Acquiror’s and Acquisition Sub’s charter documents and by-laws, in each case as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to Target or are otherwise publicly available on the EDGAR system.

      4.2 Authority; Non-Contravention; Approvals.

      (a) Acquiror and Acquisition Sub have full corporate power and authority to enter into this Agreement and, subject to Acquiror Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. This Agreement has been approved by the respective boards of directors of Acquiror and Acquisition Sub and by Acquiror as the sole stockholder of Acquisition Sub and no other corporate proceedings on the part of Acquiror or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the consummation by Acquiror and Acquisition Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and Acquisition Sub and, assuming the due authorization, execution and delivery thereof by Target, constitutes a valid and legally binding agreement of Acquiror and Acquisition Sub enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

      (b) The execution and delivery of this Agreement by Acquiror and Acquisition Sub do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties or assets of Acquiror or any of its Subsidiaries, under any of the terms, conditions or provisions of (i) the respective charters, by-laws, partnership agreements, trust declarations, or other similar organizational instruments of Acquiror or any of its Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Entity applicable to Acquiror or any of its Subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which Acquiror or any of its Subsidiaries is now a party or by which Acquiror or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Acquiror and Acquisition Sub of the transactions contemplated by this Agreement will not result in any violation, conflict, breach, termination, acceleration or creation of any Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Acquiror Required Statutory Approvals. There are no consents required from commercial lenders, lessors or other third parties and all material violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens referred to in the foregoing sentences of this paragraph (b). Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), and from the preceding sentence, are such violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens, that, individually or in

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the aggregate, could not reasonably be expected to have a Material Adverse Effect or materially impair Acquiror’s ability to perform its obligations under this Agreement.

      (c) Except for Acquiror Required Statutory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by Acquiror or Acquisition Sub or the consummation by Acquiror or Acquisition Sub of the transactions contemplated thereby. Excluded from the foregoing sentence are such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair Acquiror’s ability to perform its obligations under this Agreement.

      4.3 Litigation. Other than matters existing or arising under Regulatory Laws in connection with the transactions contemplated by this Agreement which are to be dealt with as provided in Section 6.5, there are no claims, suits, actions or proceedings pending or, to the knowledge of Acquiror, threatened against, relating to or affecting Acquiror or any of its Subsidiaries before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger. Except as set forth in the initial clause of the preceding sentence, neither Acquiror nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

      4.4 No Acquiror Stockholders’ Approval Required. There is no requirement of any applicable law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority (including, without limitation, any exchange upon which securities of Acquiror are publicly traded) which requires the approval or adoption by the shareholders of Acquiror of this Agreement, or any of the transactions contemplated hereby.

      4.5 Investment Intent. Acquiror has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquisition of the Target Common Stock. Acquiror confirms that Target has made available to Acquiror the opportunity to ask questions of the officers and management employees of Target and to acquire all information Acquiror desires about the business and financial condition of Target. The Target Common Stock is being acquired by Acquiror pursuant to the Merger for the account of Acquiror, with no intention of distributing or reselling such stock or any part thereof, and Acquiror will not distribute or resell such stock or any part thereof, in any manner or transaction which would be in violation of the Securities Act or the securities law of any state.

      4.6 Financial Capability. Acquiror has the financial capacity to perform and to cause Acquisition Sub to perform all of its obligations under this Agreement, and Acquiror has currently available all funds necessary to pay the consideration set forth in Article 3 and any other amounts contemplated by this Agreement. Without limiting the foregoing, Acquiror’s ability to consummate and to cause Acquisition Sub to consummate the transactions contemplated hereby is not contingent on Acquiror’s ability to complete any public offering or private placement of equity or debt securities or to obtain any other type of financing prior to or on the Closing Date.

      4.7 No Additional Representations. Target acknowledges that neither Acquiror nor Acquisition Sub, nor any other person or entity acting on behalf of Acquiror, Acquisition Sub, or any Affiliate of Acquiror or Acquisition Sub has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Acquiror or Acquisition Sub, in each case, except as expressly set forth in this Agreement.

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF TARGET

      Except as otherwise set forth in the Disclosure Schedule of Target attached hereto and incorporated herein by reference (the “Target Disclosure Schedule”), Target represents and warrants to Acquiror and Acquisition Sub as follows:

      5.1 Organization and Qualification. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Target is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Material Adverse Effect. True, accurate and complete copies of Target’s certificate of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Acquiror or are otherwise publicly available through the EDGAR system.

          5.2 Capitalization.

      (a) The authorized capital stock of Target consists of 20,000,000 shares of preferred stock, $.0001 par value per share, none of which are currently issued and outstanding as of the date of this Agreement, and 130,000,000 shares of common stock, $.0001 par value per share, 34,816,350 of which were issued and outstanding as of June 7, 2003. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights.

      (b) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, stock appreciation rights (SARs), phantom stock, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Target Capital Stock, or obligating Target to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which Target is a party or is bound with respect to the voting of any shares of Target Capital Stock. As of Closing, the terms of the agreements evidencing the Target Employee Stock Options and the Target Warrants will permit the actions contemplated by Section 3.1(c) and Section 3.1(d), respectively.

      (c) The Board of Directors of Target has not declared any dividend or distribution with respect to the Target Common Stock the record or payment date for which is on or after the date of this Agreement.

      (d) As of the date hereof, (i) no bonds, debentures, notes or other indebtedness of Target having the right to vote are issued or outstanding, and (ii) there are no outstanding contractual obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Target or any of its Subsidiaries.

      (e) The Target Common Stock is traded on the New York Stock Exchange. No other securities of Target or any of its Subsidiaries are listed or quoted for trading on any United States domestic or foreign securities exchange.

          5.3 Subsidiaries.

      (a) Each Subsidiary of Target is a corporation duly incorporated or an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, has all corporate, partnership or other entity derived powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary of Target is duly qualified to do business as a foreign corporation or entity, as the case may be, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually

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or in the aggregate, have a Material Adverse Effect. No Subsidiary of Target is in default in any respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws (or similar organizational documents). Other than its Subsidiaries, Target does not beneficially own or control, directly or indirectly, 5% or more of any class of equity or similar securities of any corporation or other organization whether incorporated or unincorporated.

      (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Target is owned by Target, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the Securities Act. There are no outstanding (i) shares of capital stock or other voting securities or ownership interests in any of Target’s Subsidiaries, (ii) securities of Target or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of Target’s Subsidiaries or (iii) options or other rights to acquire from Target or any of its Subsidiaries, or other obligation of Target or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of Target’s Subsidiaries. There are no outstanding obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) of this Section 5.3(b).

          5.4 Authority; Non-Contravention; Approval.

      (a) Target has full corporate power and authority to enter into this Agreement and, subject to the Stockholders’ Approval and the Target Required Statutory Approvals, to consummate the transactions contemplated thereby. The Board of Directors of Target has adopted resolutions approving this Agreement, determining that the Merger is in the best interests of Target’s Stockholders, and recommending that the Stockholders approve this Agreement and the transactions contemplated herein, and such resolutions shall be in force and effect and neither rescinded nor superseded prior to or as of the Closing Date. No other corporate proceedings on the part of Target are necessary to authorize the execution and delivery of this Agreement or, except for the Stockholders’ Approval, the consummation by Target of the transactions contemplated hereby. Target has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery thereof by Acquiror and Acquisition Sub, this Agreement constitutes a valid and legally binding agreement of Target enforceable against Target in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

      (b) The execution and delivery of this Agreement by Target does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or give rise to any obligation to make payments or provide compensation under, or result in the creation of any Lien upon any of the properties or assets of Target under any of the terms, conditions or provisions of (i) the respective charters, by-laws, partnership agreements, trust declarations, or other similar organizational instruments of Target or any of its Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Target or any of its Subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease, partnership agreement, joint venture agreement or other instrument, obligation or agreement of any kind to which Target or any of its Subsidiaries is now a party or by which Target or any of its Subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Target of the transactions contemplated by this Agreement will not result in any violation, conflict, breach, termination, acceleration or creation of Liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (A) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) Target Required Statutory Approvals and the Stockholders’ Approval and (B) in the case of the terms, conditions or provisions described

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in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) are such violations, conflicts, breaches, defaults, terminations, accelerations, payments, compensations or creations of Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or materially impair Target’s ability to perform its obligations under this Agreement.

      (c) Except for Target Required Statutory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Target or the consummation by Target of the transactions contemplated thereby. Excluded from the foregoing sentence are such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a Material Adverse Effect or materially impair Target’s ability to perform its obligations under this Agreement.

      (d) The affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock (the “Stockholders’ Approval”) is the only vote of the holders of any class or series of Target’s capital stock necessary to approve the Merger and the consummation of the transactions contemplated hereby.

          5.5 SEC Documents.

      (a) Target has previously delivered (except to the extent such filings are publicly available on the EDGAR system) to Acquiror each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Target with the Securities and Exchange Commission (“SEC”) since January 1, 2002, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof, and Target has timely filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time (collectively, the “Target Reports”). As of their respective dates, the Target Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in the Target Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Target and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders’ equity included in the Target Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Target and its Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except, in the case of unaudited statements, for year-end audit adjustments and as otherwise may be noted therein.

      (b) Target maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Target and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Target’s filings with the SEC and other public disclosure documents.

      5.6 Absence of Undisclosed Liabilities. Target did not have at December 31, 2002, nor, to the knowledge of Target, has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which (a) are disclosed in the Target Reports, (b) were incurred after December 31, 2002 in the ordinary course of business and consistent with past practices, (c) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (d) have been discharged or paid in full prior to the date hereof. Target has not been a party to any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K of the Exchange Act) at any time since January 1, 1999.

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      5.7 Absence of Certain Changes or Events. Except as set forth in or contemplated by this Agreement or the Target Disclosure Schedule, since December 31, 2002, Target has not suffered or experienced any Material Adverse Effect and has not engaged in any material transaction of a kind that would be prohibited after the date hereof pursuant to Section 6.1.

      5.8 Litigation. Other than matters existing or arising under Regulatory Laws in connection with the transactions contemplated by this Agreement which are to be dealt with as provided in Section 6.5, there are no claims, suits, actions or proceedings pending or, to the knowledge of Target, threatened against, relating to or affecting Target before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger or seek other relief or remedy and which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings not otherwise disclosed in Section 5.8 of the Target Disclosure Schedule, to have a Material Adverse Effect. Except as set forth in the initial clause of the preceding sentence, neither Target nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either alone or in the aggregate with all judgments, decrees, injunctions, rules or orders, to have a Material Adverse Effect.

      5.9 No Violation of Law. Neither Target nor any of its Subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Target and its Subsidiaries have all permits, licenses, approvals, authorizations of and registrations with and under all laws, and from all Governmental Entities, required by Target and its Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have such permits, licenses, approvals, authorizations and registrations, individually or in the aggregate with such other failures not otherwise disclosed in Section 5.9 of the Target Disclosure Schedule, could not reasonably be expected to have a Material Adverse Effect.

      5.10 Compliance with Agreements. Neither Target nor any of its Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the charter and by-laws of Target or (b) the contracts, commitments, agreements, leases, licenses, and other instruments specifically disclosed in the Target Reports (the “Material Contracts”) or Section 5.16 of the Target Disclosure Schedule, except, in the case of clause (b) above, for breaches, violations and defaults which, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.11 Taxes.

      (a) Target and its Subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed for all periods ending on or prior to the Effective Time, and for which a tax return is required by applicable law to be filed on or prior to such Effective Time (including pursuant to extensions properly obtained), and such filed Tax Returns are correct and complete in all material respects, (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to December 31, 2002 and (iii) duly withheld and paid all Taxes required by applicable law to have been withheld and paid as of the Effective Time in connection with amounts paid or owing to any employee, independent contractor, creditor, or other third party. No claim has ever been made by an authority in a jurisdiction where any of Target or its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The liabilities and reserves for Taxes reflected in the balance sheet included in the Target Reports as of and for the period ended December 31, 2002 are adequate to cover all Taxes of Target and its Subsidiaries for all periods ending at or prior to the date of such balance sheet and there are no material Liens for Taxes upon any property or asset of either of Target or any of its Subsidiaries, except for Liens for Taxes not yet due. No audit or administrative or judicial Tax proceeding is pending or being conducted with respect to Target or any of its Subsidiaries. Neither Target nor any Subsidiary has received any notice indicating an intent to open an audit or other review, a request for information related to Tax

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matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed. Target has delivered to Acquiror correct and complete copies of all federal income Tax Returns filed for 1999, 2000, 2001 and 2002, if filed, and for all other open years. There are no unresolved issues of law or fact which, to the knowledge of Target, exist or which arise out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service or any other governmental taxing authority with respect to Taxes of Target or its Subsidiaries. Neither Target nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither Target nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned Subsidiary of Target. Excluded from this Section 5.11 are any Taxes, Tax Returns or other matters pertaining to Taxes of Target which, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (b) Neither Target nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Code §280G, or (ii) any amount that will not be fully deductible as a result of Code §162(m).

          5.12 Employee Benefit Plans; ERISA.

      (a) The Target Disclosure Schedule lists all material compensation and employee benefit plans, programs, arrangements and practices, including employee benefit plans within the meaning set forth in section 3(3) of ERISA, maintained by Target (the “Target Plans”), or to which it makes or is obligated to make contributions pursuant to a collective bargaining agreement (the “Union Plans”). No Target Plan is subject to Title IV of ERISA or section 412 of the Code.

      (b) There have been no prohibited transactions within the meaning of section 406 or section 407 of ERISA or section 4975 of the Code with respect to any of the Target Plans that could result in penalties, taxes or liabilities which, individually or in the aggregate, could have a Material Adverse Effect. No liability has been or is expected to be incurred under Title IV of ERISA with respect to any of the Union Plans. Each of the Target Plans has been operated and administered in all material respects in accordance with applicable laws and agreements during the period of time covered by the applicable statute of limitations, to the extent any such failure could reasonably be expected to result in a Material Adverse Effect. Each of the Target Plans which is intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified. To the knowledge of Target, there are no material pending, threatened or anticipated claims involving any of the Target Plans other than claims for benefits in the ordinary course. To the knowledge of Target, all contributions required to have been made to the Target Plans and the Union Plans by Target have been made.

      5.13 Labor. There are no controversies pending or, to the knowledge of Target, threatened between Target or any of its Subsidiaries and any representatives of any of their employees. To the knowledge of Target, there are no organizational efforts presently being made involving any of the presently unorganized employees of Target or its Subsidiaries and no executive or key employee or group of employees of Target has any plan to terminate his or her employment with Target. Target and its Subsidiaries have complied with all laws relating to employment and labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes. No person has asserted that Target or any of its Subsidiaries is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of such laws. Excluded from the foregoing sentences of this Section 5.13 are controversies, organizational efforts, non-compliance and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.14 Real Estate.

      (a) The Target Disclosure Schedule sets forth the address of all material real property owned by Target or any Subsidiary of Target as of the date hereof (the “Owned Real Property”). Target or one of its Subsidiaries, as applicable, holds good and marketable title to the Owned Real Property, free and clear of all Liens except for (i) Liens for current Taxes or assessments that are not yet delinquent, (ii) builder, mechanic,

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warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not yet delinquent, (iii) the rights, if any, of vendors having possession of tooling of Target and its Subsidiaries, (iv) liens arising from the receipt by Target and its Subsidiaries of progress payments by the United States government, (v) Liens securing rental payments under capital lease arrangements and (vi) other Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (b) The Target Disclosure Schedule sets forth the address of all material real property in which Target or any Subsidiary of Target holds a leasehold or subleasehold estate (the “Leased Real Property”; the leases or subleases for such Leased Real Property being referred to as the “Leases”). With respect to each of the Leases: (i) Target or such Subsidiary, as applicable, holds good and marketable title to the leasehold interest thereunder; and (ii) neither Target nor any Subsidiary has assigned, subleased, mortgaged, deeded in trust or otherwise transferred or encumbered such Lease, or any interest therein.

      5.15 Environmental Matters. Target and its Subsidiaries have conducted their business in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their business as presently conducted. None of the properties currently or, to the knowledge of Target, formerly owned or operated by Target and its Subsidiaries contain any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws. Target and its Subsidiaries have not received any notices, demand letters or requests for information from any Governmental Entity or third party, which has not heretofore been resolved with such Governmental Entity or third party, indicating that Target or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or to the knowledge of Target, threatened against Target or any of its Subsidiaries relating to any violation, or alleged violation, of any Environmental Law. No reports have been filed, or are required to be filed, by Target or any of its Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law which have not heretofore been resolved. No Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by Target or any of its Subsidiaries. No remediation or investigation of Hazardous Substances is occurring at any property owned or operated, or formerly owned or operated, by Target or any of its Subsidiaries. Target and its Subsidiaries and any of their respective properties are not subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. Excluded from this Section 5.15 are any violations or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.16 Contracts and Commitments. Except for the Material Contracts, neither Target nor any of its Subsidiaries is a party to or bound by: (a) any agreements with any present Stockholder, employee, officer or director (or former stockholder, employee, officer or director to the extent there remain at the date hereof obligations to be performed by Target or any of its Subsidiaries); (b) any material agreements with a consultant or sales representative not terminable upon 30 days written notice; (c) agreements or indentures relating to the borrowing of money having a remaining principal balance on the date hereof in an amount exceeding $1,000,000; (d) any joint venture or profit-sharing agreement; (e) contracts, not entered into in the ordinary course of business on an arm’s-length basis, that are material to Target; (f) any collective bargaining agreements, memoranda or understanding, settlements or other labor agreements with any union or labor organization applicable to Target, its Affiliates or their employees; (g) any agreements or arrangements for the acquisition or sale of any business of Target entered into since January 1, 2001 or any such agreement or arrangement, regardless of when such agreement or arrangement was entered into, that has not yet been consummated; (h) any agreement which imposes non-competition or non-solicitation restrictions other than any organizational conflict of interest prohibition, restriction, representation, warranty, or notice provision or any other restriction on future contracting set forth in Target’s Government Contracts; (i) any employment, severance or other similar agreement which contains a change of control or “golden parachute” provision; and (j) any other agreements to which Target or any of its Subsidiaries is a party or by which they or any of their assets are bound and which involves consideration or other obligation in excess of $10,000,000 annually.

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          5.17 Intellectual Property Rights.

      (a) To the knowledge of Target, (i) Target and its Subsidiaries own all right, title and interest in or have valid and enforceable rights to use, by license or other agreement, all of the Intellectual Property Rights that are currently used in the conduct of Target’s or any of its Subsidiary’s business, free of all liens, pledges, charges, options, rights of first refusal, security interests or other encumbrances of any kind, (ii) no action, claim, arbitration, proceeding, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) has commenced, been brought or heard by or before any Governmental Entity or arbitrator or is pending or is threatened in writing by any third Person with respect to any Intellectual Property Rights owned or used by Target or any of its Subsidiaries in connection with their respective businesses as currently conducted, including any of the foregoing that alleges that the operation of any such business infringes, misappropriates, impairs, dilutes or otherwise violates the rights of others, and there are no grounds for the same, and Target and its Subsidiaries are not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement, or other dispute involving any third Person’s Intellectual Property Rights, and (iii) no person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights owned or used by Target or any of its Subsidiaries in connection with their respective businesses as currently conducted and neither Target nor any of its Subsidiaries has brought or threatened any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved. Excluded from the foregoing provisions of this Section 5.17 are matters that, individually or in the aggregate with other such matters not otherwise disclosed in Section 5.17 of the Target Disclosure Schedule, could not reasonably be expected to have a Material Adverse Effect. All of the material Intellectual Property owned or used by Target or any of its Subsidiaries prior to the Closing will be owned or available for use by Target and its Subsidiaries immediately after the Closing on substantially the same terms and conditions as prior to the Closing.

      (b) For purposes of this Agreement, “Intellectual Property Rights” means any or all rights in, arising out of or associated with any of the following: (i) all United States, international and foreign patents and patent applications (including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and all equivalents thereof; (ii) all computer software (including source and object code) and related documentation, confidential information, trade secrets, inventions (whether patentable or not), business information, customer lists, know how, show how, technology and all documentation relating to any of the foregoing; (iii) all United States and foreign copyrights, copyright registrations and applications therefor in both published and unpublished works; (iv) all United States and foreign trademarks and service marks (whether or not registered), trade names, designs, logos, slogans and general intangibles of like nature, together with all goodwill appurtenant thereto, and applications for registration of any of the foregoing; and (v) Internet domain name registrations and applications therefor.

      5.18 Section 203 of the DGCL Not Applicable. The Board of Directors of Target has approved the Merger, this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby the restrictions contained in section 203 of the DGCL.

      5.19 Government Contracts. To the knowledge of Target, with respect to any contracts and subcontracts (at any tier) with Governmental Entities to which Target or any of its Subsidiaries is a party (collectively, “Government Contracts”), there is, as of the date of this Agreement, no (i) civil fraud or criminal investigation by any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Target, (ii) suspension or debarment proceeding (or equivalent proceeding) against Target or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Target, (iii) request by a Governmental Entity for a contract price adjustment based on a claimed disallowance by the Defense Contract Audit Agency (or other applicable Governmental Entity) or claim of defective pricing in excess of $1 million, (iv) dispute between Target or any of its Subsidiaries and a Governmental Entity which, since December 31, 2002, has resulted in a government contracting officer’s final decision where the amount in

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controversy exceeds or is expected to exceed $1 million or (v) claim or equitable adjustment by Target or any of its Subsidiaries against a Governmental Entity in excess of $1 million.

      5.20 Relations with Governments. To the knowledge of Target, neither Target nor any of its Subsidiaries has given or offered anything of value to any governmental official, political party or candidate for government office in violation of any applicable law, nor have any of them otherwise taken any action which would cause Target or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law of similar effect.

      5.21 No Additional Representations. Acquiror and Acquisition Sub acknowledge that neither Target nor any other Person advising or acting on behalf of Target or any Affiliate of Target (i) has made any representation or warranty express or implied, including any implied representation or warranty, as to the condition, merchantability, suitability or fitness for a particular purpose of any of the assets used in the businesses of or held by Target, or (ii) has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Target or the business conducted by Target, in each case except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Target Disclosure Schedule.

ARTICLE 6

COVENANTS

      6.1 Conduct of Business by Target Pending the Merger. Except as otherwise contemplated by this Agreement after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Acquiror shall otherwise agree in writing, Target shall, and shall cause its Subsidiaries to:

      (a) conduct its business in the ordinary and usual course of business and consistent with past practice;

      (b) not (i) amend or propose to amend its certificate of incorporation or by-laws, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in stock or property;

      (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock, or any debt or equity securities convertible into, exchangeable for or exercisable for such capital stock, or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

      (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings and refinancings in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any acquisition of any assets or businesses or any other capital expenditures other than expenditures for fixed or capital assets in the ordinary course of business, (iv) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business, (v) loan, advance funds or make any investment in or capital contribution to any other Person other than to any Subsidiary or otherwise in the ordinary course of business, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

      (e) use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its present officers and key employees, preserve the goodwill and business relationships with customers, suppliers and others having business relationships with Target and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

      (f) subject to restrictions imposed by applicable law and upon request, meet on a regular and frequent basis with one or more representatives of Acquiror to report on the general status of the business of Target;

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      (g) not enter into or amend any employment, consulting, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers, consultants or key employees;

      (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit of any employee or retiree, except as required to comply with changes in applicable law or applicable collective bargaining agreements; and

      (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its business in such amounts and against such risks and losses as are consistent with past practice.

      6.2 Control of Operations. Nothing contained in this Agreement shall give to Acquiror, directly or indirectly, rights to control or direct the operations of Target prior to the Effective Time. Prior to the Effective Time, Target shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

          6.3 No Solicitation by Target.

      (a) Target agrees that it and its Subsidiaries will not (and Target will not permit its or its Subsidiaries’ officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by Target or any of its Subsidiaries, to):

(i) solicit, initiate or knowingly facilitate or encourage the making by any Person (other than Acquiror and its Affiliates) of any inquiry, proposal or offer (including any proposal or offer to Target’s Stockholders) that constitutes or could reasonably be expected to lead to, a proposal for any tender offer, merger, consolidation, business combination or similar transaction involving Target or any of its Subsidiaries and a third party, or any acquisition by a third party of any capital stock of Target (other than upon the exercise of the Target Employee Stock Options that are outstanding on the date hereof in accordance with their terms) or any business or assets of Target or any of its Subsidiaries (other than acquisitions of a business or assets in the ordinary course of business that constitute less than 10% of the net revenues, net operating income or assets of Target and its Subsidiaries, taken as a whole), or any combination of the foregoing, in a single transaction or a series of related transactions (in each case, an “Acquisition Proposal”);

(ii) participate or engage in discussions or negotiations concerning an Acquisition Proposal (and Target, its Subsidiaries and all such persons shall immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal), or furnish or disclose to any Person any information with respect to or in furtherance of any Acquisition Proposal;

(iii) grant any waiver or release under any confidentiality agreement, standstill agreement or similar agreement with respect to Target or any of its Subsidiaries; or

(iv) execute or enter into any agreement, understanding or arrangement (other than a confidentiality agreement in substantially the same form and on substantially the same terms as the Confidentiality Agreement and which does not prevent Target from complying with its obligations under this Agreement) with respect to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any agreement, understanding or arrangement relating to any Acquisition Proposal (or resolve or authorize or propose to agree to do any of the foregoing actions).

      (b) Nothing contained in the foregoing Section 6.3(a) shall prevent Target, at any time prior to receipt of Stockholders’ Approval with respect to the Merger, from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal and (ii) from providing information (pursuant to a confidentiality agreement permitted by Section 6.3(a)(iv)) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide Acquisition Proposal with respect to all of the

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outstanding shares of capital stock of Target or all or substantially all of the assets of Target if, with respect to such actions, (x) in the good faith judgment of the Board of Directors of Target, taking into account, among other things, the likelihood of consummation and after consultation with its financial advisors, such Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of Target Common Stock from a financial point of view than the Merger (a “Superior Proposal”) and (y) the Board of Directors of Target, after consultation with its outside legal counsel, determines in good faith that such actions are required by its fiduciary obligations under applicable law.

      (c) Target agrees that it will notify Acquiror promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting an Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Target or any of its officers, directors, employees, agents or representatives. The notice shall be in writing and state the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any Acquisition Proposal. Thereafter, Target shall keep Acquiror fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms of any such proposal or offer. Prior to taking any action referred to in Section 6.3(b), if Target intends to participate in any such discussions or negotiations or provide any such information to any such third party, Target shall give written notice to Acquiror.

      (d) Nothing in this Section 6.3 shall permit Target to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, Target shall not enter into any agreement with any person with respect to or that provides for, or in any way facilitates, an Acquisition Proposal, other than a confidentiality agreement permitted by Section 6.3(a)(iv).

      (e) Notwithstanding any other provision of this Agreement, if, prior to obtaining Stockholders’ Approval with respect to the Merger, the Board of Directors of Target determines, in its good faith judgment, that an Acquisition Proposal is a Superior Proposal, the Board of Directors of Target may terminate this Agreement (subject to Target’s obligations under Article 8); provided, that (i) Target provides at least five business days prior written notice to the Parent of its intention to terminate this Agreement in the absence of any further action by Acquiror, (ii) during such five business day period (or longer period if extended by Target and Acquiror, the “Negotiation Period”), Target agrees to negotiate in good faith with Acquiror regarding such changes as Acquiror may propose to the terms of this Agreement, with the intent of enabling Acquiror to agree to a modification of this Agreement so that the transactions contemplated hereby may be consummated; and (iii) after expiration of the Negotiation Period and prior to such termination, the Board of Directors of Target confirms in writing to Acquiror that (x) it has determined (after consultation with outside legal counsel and an independent financial advisor) that the Acquisition Proposal remains a Superior Proposal taking into account any modifications to the terms of this Agreement proposed by Acquiror, (y) Target intends to accept such Superior Proposal and (z) Target acknowledges its obligations under Section 8.3(b).

          6.4 Meeting of Stockholders.

      (a) Target will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene as promptly as practicable after the date hereof a meeting of its stockholders (the “Stockholders’ Meeting”) and shall submit the Merger for approval by Target’s Stockholders at such meeting or any adjournment thereof.

      (b) Target, through its Board of Directors, shall recommend approval and adoption of the Merger by Target’s Stockholders at the Stockholders’ Meeting or any adjournment thereof; provided that the Board of Directors of Target may at any time prior to receipt of the Stockholders’ Approval with respect to the Merger (i) make any disclosures to Target’s Stockholders or withdraw, withhold, modify, or change any recommendation regarding this Agreement or the transactions contemplated hereby or (ii) recommend and declare advisable any Superior Proposal, if the Board of Directors of Target determines in good faith after consultation with its outside legal counsel that such action is required by its fiduciary obligations under applicable law. Target shall be required to comply with its obligations under Section 6.4(a) whether or not its Board of Directors withdraws, modifies, withholds, or changes its recommendation or declaration regarding this

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Agreement or the transactions contemplated hereby or recommends or declares the advisability of any other offer or proposal.

          6.5 Agreement to Cooperate; HSR Filings.

      (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement, subject, however, to the requisite vote of the Stockholders.

      (b) Without limitation of the foregoing, Acquiror and Target undertake and agree to file as soon as practicable (and in any event not later than ten days after the date hereof), if required by law, a Notification and Report Form under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”).

      (c) Each of Acquiror and Target shall, in connection with the efforts referenced in Section 6.5(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any request by the FTC or DOJ for additional information and documents or any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences; and (iv) promptly take reasonable actions to respond to inquiries from the FTC, DOJ or any other Governmental Authority regarding the legality under any antitrust law of Acquiror’s acquisition of Target.

          6.6 Access to Information.

      (a) Target has given and will continue to give to Acquiror and its accountants, counsel, financial advisors and other representatives (the “Acquiror Representatives”), reasonable access during normal business hours to its personnel, properties, books, contracts, commitments and records; provided, however, that no investigation pursuant to this Section 6.6(a) shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger; provided, further, that the foregoing right of access shall not require furnishing information that, in the reasonable opinion of counsel, would violate any laws, or any confidentiality agreements with respect to such information.

      (b) Acquiror shall hold and shall use commercially reasonable efforts to cause the Acquiror Representatives to hold, and Target shall hold and shall use commercially reasonable efforts to cause its accountants, counsel, financial advisors and other representatives to hold, in strict confidence all non-public documents and information furnished to Acquiror or to Target, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Acquiror and Target may disclose such information as may be necessary in connection with seeking the Acquiror Required Statutory Approvals, the Target Required Statutory Approvals and the Stockholders’ Approval and (ii) after consultation, each of Acquiror and Target may disclose any information that it is required by law or judicial or administrative order to disclose.

      (c) The Confidentiality Agreement shall remain in full force and effect until Closing and, if this Agreement is terminated pursuant to Article 8, such Confidentiality Agreement shall continue in accordance with its terms. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other or destroy all non-public written material described in this Section 6.6 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Acquiror or Target based on the information in such material shall be destroyed (and Acquiror and Target shall use their respective

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commercially reasonable efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and commercially reasonable efforts) shall be certified in writing by an authorized officer supervising such destruction.

      (d) Target shall promptly advise Acquiror in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Material Adverse Effect on Target.

          6.7 Proxy Statement.

      (a) Each of Target and Acquiror shall cooperate and as promptly as practicable prepare, and Target shall file with the SEC as soon as practicable, a proxy statement pursuant to Regulation 14A under the Exchange Act (the “Proxy Statement”), with respect to the Stockholders’ Meeting. Target will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Target will advise Acquiror, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and shall promptly supply Target with copies of all correspondence between Target, or its representatives, and the SEC or its staff with respect thereto.

      (b) Target will use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the date hereof.

      (c) Each of Target and Acquiror agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders’ Meeting will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time there shall occur any event with respect to Target, Acquiror or any of their Subsidiaries, or with respect to any information provided by Target or Acquiror with respect thereto for inclusion in the Proxy Statement, which event is required to be described in an amendment of or supplement to the Proxy Statement, such amendment or supplement shall be promptly filed with the SEC, as required by applicable law, and disseminated to the stockholders of Target, as applicable.

      6.8 Expenses and Fees. Except as may be otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Expenses of the Target shall be paid at the Closing Date directly by the Surviving Corporation.

      6.9 Public Statements. Target, on the one hand, and Acquiror and Acquisition Sub, on the other hand, agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued or made by any party without the prior consent of the other party or parties (which consent shall not be unreasonably withheld), except (a) as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, in which case the party required to make the release or announcement shall allow the other party or parties reasonable time to comment on such release or announcement in advance of such issuance, and (b) that each of Acquiror, Acquisition Sub and Target and their respective Affiliates may make such an announcement to their respective employees. Notwithstanding the foregoing, Acquiror and Target shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of either Acquiror or Target, at the time of the signing of this Agreement.

          6.10 Target Employees.

      (a) As of the Effective Time of the Merger, Acquiror will assume and perform employment-related obligations of Target under its benefit plans, employment policies, collective bargaining agreements, and applicable local, state and federal laws, including without limitation the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Fair Labor Standards Act, Title VII of the Civil

18

Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay, the Occupational Safety and Health Act, the Employee Income Retirement Security Act, Executive Order 11246, the Americans With Disabilities Act, the Family and Medical Leave Act, the common law of the Commonwealth of Virginia and any other local, state or federal statute, ordinance, executive order, regulation, court decree or other governmental action having the force and effect of law; provided, however, that this sentence is not intended to require Acquiror to continue any such plan, policy or agreement beyond the time when it otherwise lawfully could be terminated or modified.

      (b) Acquiror agrees to provide the employees of Target and its Subsidiaries with compensation and employee benefit plans and programs on substantially the same basis as the same are provided to similarly situated employees of Acquiror and its Affiliates (the “Acquiror Plans”); provided, however, in lieu thereof Acquiror may elect to continue one or more of Target’s existing benefit plans for any of the employees for such period or periods as Acquiror may determine; and provided further, that the employees of Target and its Subsidiaries shall be given credit for all purposes under the Acquiror Plans for their years of service that are credited under any similar Target Plan (but only to the extent that such credit does not create any duplication of benefits or benefit accruals under any defined benefit retirement or welfare plan).

      (c) Acquiror agrees to maintain the policies of Target governing special severance payments to employees following a change of control transaction in effect as of the date of this Agreement for a period of two years from the date of the Closing and to adhere to the terms and conditions of such policies, including those terms and conditions set forth in Section 6.10(c) of the Target Disclosure Schedule, during such two year period. Target has previously delivered to Acquiror true and correct copies of all such severance policies.

          6.11 Notification of Certain Matters; Supplemental Disclosure.

      (a) Each of Target, Acquiror and Acquisition Sub agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      (b) Until the Closing, Acquiror and Target shall have the continuing obligation to promptly supplement the information contained in their respective disclosure schedules attached hereto with respect to any matter hereafter arising or discovered which, if in existence on the date hereof and known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules.

      (c) Neither the supplementation of the disclosure schedules pursuant to the obligation in Section 6.11(b) nor any disclosure after the date hereof of the untruth of any representation and warranty made in this Agreement shall operate as a cure of any breach of (i) the failure to disclose the information, nor (ii) any untrue representation or warranty made herein.

      6.12 Directors’ and Officers’ Indemnification and Insurance. Acquiror agrees that for the entire period from the Effective Time until at least six years after the Effective Time, (a) Acquiror will cause Surviving Corporation to maintain Target’s current directors’ and officers’ insurance and indemnification policy and related arrangements, or an equivalent policy and related arrangements, subject in either case to terms and conditions no less advantageous to the present and former Target directors and officers than those contained in the policy and arrangements in effect on the date hereof, for all present and former Target directors and officers covering claims made and insurable events with respect to matters arising or omissions occurring before, or existing at, the Effective Time (provided that Surviving Corporation will not be required to maintain such policy except to the extent that the aggregate annual cost of maintaining such policy is not in excess of one hundred and fifty percent (150%) of the current annual cost, in which case Surviving Corporation shall maintain such policies up to an annual cost of one hundred and fifty percent (150%) of the current annual

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cost); and (b) Acquiror will cause Surviving Corporation to maintain indemnification provisions (including, without limitation, provisions for expense advances for present and former Target officers and directors) in Surviving Corporation’s certificate of incorporation and bylaws to the fullest extent permitted by the DGCL.

      6.13 Maintenance of Target Records; Personnel. For a period of seven years after the Closing Date (or such longer period as may be required by any Governmental Entity or as a result of threatened or ongoing litigation or any tax audit or other administrative proceeding) Acquiror shall not, and shall not permit any of its Subsidiaries to, dispose of or destroy any of the books, records and files of Target which exist at the Effective Time and which become subject to the direct or indirect control of Acquiror pursuant to the Merger.

ARTICLE 7

CONDITIONS

      7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

      (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Stockholders under applicable law;

      (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

      (c) no laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this Section 7.1(c) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 6.5 shall have been the cause of, or shall have resulted in, such order or injunction; and

      (d) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date, other than those, the failure of which to be obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

      7.2 Conditions to Obligation of Target to Effect the Merger. Unless waived in writing by Target, the obligation of Target to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional condition:

      (a) Acquiror and Acquisition Sub shall have performed their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Acquiror and Acquisition Sub contained in this Agreement, without regard to any materiality or Material Adverse Effect qualifier contained therein, shall be true and correct on and as of the date made and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), in each case with only those exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and would not materially impair Acquiror’s ability to perform its obligations under this Agreement, and Target shall have received a certificate of the Chairman of the Board, the President or a Vice President of Acquiror and of the President or a Vice President of Acquisition Sub to that effect.

      7.3 Conditions to Obligations of Acquiror to Effect the Merger. Unless waived in writing by Acquiror, the obligations of Acquiror and Acquisition Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

      (a) Target shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Target contained in this Agreement, without regard to any materiality or Material Adverse Effect qualifier contained therein, shall be true and

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correct on and as of the date made and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), in each case with only those exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and would not materially impair Target’s ability to perform its obligations under this Agreement, and Acquiror shall have received a certificate of the President or of a Vice President of Target to that effect; and

      (b) Dissenting Shares shall constitute no more than 12% of the Target Common Stock.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

      8.1 Termination. This Agreement may be terminated as set forth below at any time prior to the Closing Date, whether before or after the Stockholders’ Approval has been obtained:

      (a) by mutual written consent of Acquiror and Target, by action of their respective boards of directors; or

      (b) by Target, if Acquiror or Acquisition Sub (i) fail to perform in any material respect any of their covenants or agreements in this Agreement and do not cure such default in all material respects within 15 days after notice of such default is given to Acquiror or Acquisition Sub, as the case may be, by Target, or (ii) shall have breached any of their representations and warranties set forth in Article 4 of this Agreement, which breach cannot be cured prior to the Closing and has not been waived by Target; or

      (c) by Acquiror, if

(i) Target (A) fails to perform in any material respect any of its covenants or agreements in this Agreement and does not cure such default in all material respects within 15 days after notice of such default is given to Target by Acquiror, or (B) shall have breached any of its representations and warranties set forth in Article 5 of this Agreement, which breach cannot be cured prior to the Closing and has not been waived by Acquiror; or

(ii) the Board of Directors of Target shall have withdrawn, modified, withheld or changed, in a manner adverse to Acquiror, its approval or recommendation of this Agreement or the Merger, or recommended a Superior Proposal or resolved or committed to do any of the foregoing; or

(iii) Dissenting Shares constitute more than 12% of the Target Common Stock; or

      (d) by either Acquiror or Target, if

(i) at the Stockholders’ Meeting or any adjournment thereof, at which the Merger shall have been submitted for adoption by the Stockholders, the Merger shall have failed to receive the Stockholders’ Approval; or

(ii) the Closing shall not have occurred on or before December 31, 2003, provided that this Agreement is not at such date terminable pursuant to any clause of Section 8.1(d)(iii) and that the party seeking to terminate this Agreement pursuant to this clause (ii) shall not have breached in any material respect its obligations under this Agreement in any manner that has contributed to the failure to consummate the Merger on or before such date; or

(iii) any one of the following shall have occurred:

(A) the waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated by December 31, 2003; or

(B) any Governmental Entity files a complaint or otherwise commences a proceeding seeking a judgment, injunction, order or decree enjoining the consummation of the Merger or restraining or prohibiting the operation of the business of Acquiror or any of its Subsidiaries or Target or any of its Subsidiaries after the Effective Time; or

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(C) Acquiror receives notice that the FTC has authorized its staff to file a complaint, or that the Assistant Attorney General or other appropriate official at the DOJ has authorized the staff of the Antitrust Division to seek a preliminary injunction, as the case may be, enjoining consummation of the Merger; or

(iv) the Board of Directors of Target shall have provided written notice to Acquiror that it has determined to accept a Superior Proposal, provided that Target may terminate this Agreement under this clause (iv) only if it has complied with all of the provisions of Section 6.3.

      8.2 Effect of Termination. In the event of termination of this Agreement by either Acquiror or Target, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of Target, Acquiror, Acquisition Sub or their respective officers or directors, except as provided in Section 8.3 and except that in the case of any such termination, this Section 8.2 and Section 6.6, Section 6.8, Section 6.9 and Section 9.2 shall survive. Nothing in this Section 8.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.

      8.3 Termination Payment by Target. If this Agreement is terminated:

      (a) by Acquiror pursuant to Section 8.1(c)(ii), then Target shall pay to Acquiror promptly, but in no event later than two business days after the date of such termination, a fee of $30,000,000 (the “Target Termination Fee”), which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Acquiror;

      (b) by Acquiror or Target pursuant to Section 8.1(d)(iv), then Target shall pay to Acquiror the Target Termination Fee, in cash by wire transfer of immediately available funds to an account designated by Acquiror, no later than the same day as the first to occur of (i) the consummation of the transaction constituting such Superior Proposal and (ii) if such transaction is not consummated for any reason, then the consummation of any other transaction constituting an Acquisition Proposal if Target enters into a definitive agreement (other than a confidentiality agreement) with respect to, or consummates, such transaction within twelve months following such termination; or

      (c) by Acquiror pursuant to Section 8.1(c)(iii) or by Acquiror or Target pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), and (x) at or prior to the time of any such termination an Acquisition Proposal shall have been commenced or publicly disclosed and (y) within twelve months following such termination Target shall have entered into a definitive agreement (other than a confidentiality agreement) with respect to, or shall have consummated, an Acquisition Proposal, then Target shall pay to Acquiror the Target Termination Fee, in cash by wire transfer in immediately available funds to an account designated by Acquiror, no later than the same day as the consummation of such transaction.

      (d) Target shall, immediately upon any termination by Acquiror or Target that would require the payment of a Target Termination Fee (including upon the occurrence of subsequent events), reimburse each of Acquiror, Acquisition Sub and their respective Affiliates (not later than one business day after submission of statements therefor) for up to $500,000 of actual and documented out-of-pocket expenses (including, without limitation, fees and expenses payable to all counsel, banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the transactions contemplated hereby or structuring the transactions contemplated hereby and all fees of counsel, accountants, experts and consultants to Acquiror, Acquisition Sub and their respective Affiliates, and all printing and advertising expenses) actually incurred or accrued by any of them or on their behalf in connection with all the transactions contemplated hereby, including, without limitation, the financing thereof, and actually incurred by banks, investment banking firms, other financial institutions and other persons and assumed by Acquiror or Acquisition Sub in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the transactions contemplated hereby and any financing commitments or agreements relating thereto (all of the foregoing being referred to herein collectively as the “Target Termination Expenses”). In addition, if Target fails promptly to pay any amount due to Acquiror or Acquisition Sub pursuant to this Section 8.3, it shall also pay any costs and

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expenses incurred by Acquiror or Acquisition Sub (including, but not limited to, all fees and expenses of counsel) to enforce this Agreement, including any legal action in connection therewith.

      (e) Target acknowledges and agrees that (i) the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, Acquiror and Acquisition Sub would not have entered into this Agreement, and (ii) the damages resulting from the events giving rise to a payment contemplated in Section 8.3(a), (b) and (c) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 8.3 are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to this Section 8.3 constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in Section 8.3(a), (b) and (c) of this Agreement.

          8.4 Termination Payment by Acquiror.

      (a) In the event that this Agreement is terminated pursuant to Section 8.1(d)(iii), then Acquiror shall pay Target promptly, but in no event later than two business days after the date of such termination, a fee of $30,000,000 (the “Acquiror Termination Fee”), which amount shall be payable in cash by wire transfer of immediately available funds to an account designated by Target.

      (b) Acquiror shall, at such time as a Acquiror Termination Fee is required to be paid, reimburse Target and its Affiliates (not later than one business day after submission of statements therefor) for up to $500,000 of actual and documented out-of-pocket expenses (including, without limitation, fees and expenses payable to all counsel, banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel, for arranging, committing to provide or providing any financing for the transactions contemplated hereby or structuring the transactions contemplated hereby and all fees of counsel, accountants, experts and consultants to Target and its Affiliates, and all printing and advertising expenses) actually incurred or accrued by any of them or on their behalf in connection with all the transactions contemplated hereby (all of the foregoing being referred to herein collectively as the “Acquiror Termination Expenses”). In addition, if Acquiror fails promptly to pay any amount due to Target pursuant to this Section 8.4, it shall also pay any costs and expenses incurred by Target (including, but not limited to, all fees and expenses of counsel) to enforce this Agreement, including any legal action in connection therewith.

      (c) Acquiror and Acquisition Sub acknowledge and agree that (i) the agreements regarding the payment of fees contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, Target would not have entered into this Agreement, and (ii) the damages resulting from the termination of this Agreement as set forth in Section 8.1(d)(iii) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 8.4 are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to this Section 8.4 constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the basis specified in Section 8.1(d)(iii) of this Agreement.

      8.5 Amendment. This Agreement may not be amended except by action taken by the parties’ respective boards of directors or duly authorized committees thereof or pursuant to authority granted by such boards of directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

      8.6 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

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ARTICLE 9

GENERAL PROVISIONS

      9.1 Non-Survival. None of the representations and warranties in this Agreement shall survive the Merger, and after the Effective Time, no person or entity shall have any further obligation, nor shall any claim be asserted or action be brought, with respect thereto. None of the covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 9.

      9.2 Brokers. Target represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee (except for the fees payable to Credit Suisse First Boston LLC) or commission (collectively, a “Finder’s Fee”) in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Target. Each of the parties hereto agrees to hold each of the other parties hereto harmless from and against any Finder’s Fee in connection with the Merger contemplated by this Agreement based upon arrangements made by or on behalf of such arranging party.

      9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to Acquiror or Acquisition Sub to:

General Dynamics Corporation
3190 Fairview Park Dr.
Falls Church, VA 22042-4523
Attention: David A. Savner
Telecopier: 703.876.3554

with a copy to:

Jenner & Block, LLC
One IBM Plaza
Chicago, Illinois 60611
Attention: John F. Cox
Telecopier: 312.840.7396

          (b) If to Target, to:

Veridian Corporation
1200 South Hayes Street
Suite 1100
Arlington, VA 22202
Attention: Jerald S. Howe
Telecopier: 703.575.3200

with a copy to:

Andrews & Kurth L.L.P.
600 JPMorgan Chase Tower, Suite 4200
Houston, Texas 77002
Attention: James V. Baird
Telecopier: 713.238.7120

      All such communications shall be deemed to have been duly given: (A) in the case of a notice sent by certified or registered mail, on the date receipted for (or refused) on the return receipt; (B) in the case of a

24

notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.

      9.4 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) the word “including” means “including without limitation” and is intended by the parties to be by way of example rather than limitation and (iii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

      9.5 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of Stockholders and holders of Target Employee Stock Options and Target Warrants under Article 3 and rights of indemnified parties under Section 6.12 as herein provided and (c) shall not be assigned by operation of law or otherwise, except that the Acquiror may assign this Agreement to any other wholly owned Subsidiaries of Acquiror. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

      9.6 Jurisdiction. Each of Target, Acquiror and Acquisition Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 9.6 is intended to waive the right of any party to remove any such action or proceeding commenced in any such Delaware state court to an appropriate Delaware federal court to the extent the basis for such removal exists under applicable law. Acquiror and the Subsidiaries hereby irrevocably (a) appoint CT Corporation System (the “Process Agent”), with an office on the date hereof in Wilmington, Delaware as their agent to receive on behalf of either of them service of copies of the summons and complaint and any other process which may be served in any such litigation, (b) agree that service of process may be made on Acquiror or Acquisition Sub by mailing, by certified mail, a copy of such summons, complaint or other process to Acquiror or Acquisition Sub in care of the Process Agent at the Process Agent’s above address, with a copy to Acquiror or Acquisition Sub, as applicable, at its address for notice specified herein, and (c) authorizes and directs the Process Agent to accept such service on their behalf. Target hereby irrevocably (i) appoints the Process Agent as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such litigation, (ii) agrees that service of process may be made on Target by mailing, by certified mail, a copy of such summons, complaint or other process to Target in care of the Process Agent at the Process Agent’s above address, with a copy to Target at its address for notice specified herein, and (iii) authorizes and directs the Process Agent to accept such service on behalf of Target. As an alternative method of service, the parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by such courts, to the address specified in Section 9.3, shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

      9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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      9.8 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, except as set forth in the exception to Section 9.5(b), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      9.9 Severability. Should any provision of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

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      IN WITNESS WHEREOF, Acquiror, Acquisition Sub and Target have caused this Agreement to be signed by their respective officers as of the date first written above.

VERIDIAN CORPORATION

By: /s/ DAVID H. LANGSTAFF

Name: David H. Langstaff
Title: President & CEO

GENERAL DYNAMICS CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Senior Vice President and General Counsel, Secretary

ASPEN ACQUISITION CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Vice President and Director

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EXHIBIT A

DEFINITIONS — REFERENCE TABLE

      “Acquiror” has the meaning assigned to such term in the Preamble.

      “Acquiror Plans” has the meaning assigned to such term in Section 6.10(b).

      “Acquiror Representatives” has the meaning assigned to such term in Section 6.6(a).

      “Acquiror Required Statutory Approvals” means, collectively, (i) if required by law, the filings by Acquiror and Target required by the HSR Act, and expiration or termination of the applicable waiting period and (ii) the making of the Merger Filing with the Secretary of State of the State of Delaware.

      “Acquiror Termination Expenses” has the meaning assigned to such term in Section 8.4(b).

      “Acquiror Termination Fee” has the meaning assigned to such term in Section 8.4(a).

      “Acquisition Proposal” has the meaning assigned to such term in Section 6.3(a).

      “Acquisition Sub” has the meaning assigned in such term in the Preamble.

      “Acquisition Sub Common Stock” has the meaning assigned to such term in Section 3.2.

      “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified

      “Agreement” has the meaning assigned to such term in the Preamble.

      “Bid” means any quotation, bid or proposal by Target or any of its Affiliates which, if accepted or awarded, would lead to a contract with a Governmental Entity, or a prime contractor or a higher-tier subcontractor to a Governmental Entity, for the sale of goods or the provision of services by Target, any Subsidiary of Target or a contracting team of which Target is a member.

      “Closing” has the meaning assigned to such term in Section 3.5.

      “Closing Date” has the meaning assigned to such term in Section 3.5.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Confidentiality Agreement” means the Confidentiality and Standstill Agreement dated effective as of May 31, 2003, between Target and Acquiror, as the same may be amended from time to time.

      “DGCL” has the meaning assigned to such term in Section 1.1.

      “DOJ” has the meaning assigned to such term in Section 6.5(b).

      “Delaware Courts” has the meaning assigned to such term in Section 9.6.

      “Effective Time” has the meaning assigned to such term in Section 1.2.

      “Environmental Law” means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Entity relating to (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as amended and as in effect on the date hereof. The term “Environmental Law” includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendment and Reauthorization Act of 1986 and as further amended, the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., as amended, the Solid Waste Disposal Act of 1976, 42 U.S.C. § 6901 et seq., as amended, the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended, the Hazardous Material Transportation Act, 49 Ap.

U.S.C.A. § 1801 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq., as amended, and comparable state and local laws, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Finder’s Fee” has the meaning assigned to such term in Section 9.2.

      “FTC” has the meaning assigned to such term in Section 6.5(b).

      “Government Contracts” has the meaning assigned to such term in Section 5.19.

      “Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

      “Hazardous Substance” means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

      “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      “Intellectual Property Rights” has the meaning assigned to such term in Section 5.17.

      “knowledge” means, as to any party, the chief executive officer, chief operating officer, chief financial officer, general counsel and those executive officers of a party directly involved in its management.

      “laws” means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and assets thereof (including, without limitation, laws relating to the protection of classified information; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

      “Lease” has the meaning assigned to such term in Section 5.14(b).

      “Leased Real Property” has the meaning assigned to such term in Section 5.14(b).

      “Liens” means claims, encumbrances, mortgages, security interests, equities, or charges of any nature whatsoever.

      “Material Adverse Effect” means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise) or results of operations of such entity and its Subsidiaries taken as a whole, other than any change, circumstance or effect relating to (i) the economy or securities markets in general, (ii) the industries in which Acquiror or Target operate and not specifically relating to Acquiror or Target, including changes in legal, accounting or regulatory changes, or conditions or (iii) this Agreement, the announcement and performance hereunder and the Merger (including any cancellations or delays in contract awards and any impact on relationships with customers, prime contractors, subcontractors, suppliers or employees). For purposes hereof, changes in the trading price of Acquiror common stock or Target Common Stock, as reported by the NYSE, will not alone constitute a Material Adverse Effect, whether occurring at any time or from time to time.

      “Material Contracts” has the meaning assigned to such term in Section 5.10.

      “Merger” has the meaning assigned to such term in the Recitals.

      “Merger Consideration” has the meaning assigned to such term in Section 3.1(a).

      “Merger Filing” has the meaning assigned to such term in Section 1.2.

      “Negotiation Period” has the meaning assigned to such term in Section 6.3(e).

      “NYSE” means The New York Stock Exchange.

      “Owned Real Property” has the meaning assigned to such term in Section 5.14(a).

      “Paying Agent” has the meaning assigned to such term in Section 3.4(a).

      “Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization and a government or any department or agency thereof.

      “Process Agent” has the meaning assigned to such term in Section 9.6.

      “Proxy Statement” has the meaning assigned to such term in Section 6.7(a).

      “Regulatory Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, whether in the construction industry or otherwise, through merger or acquisition.

      “Related Person” means, when used with reference to any entity, (i) any employee, officer, director, partner or shareholder (or any one acting in a similar capacity) of such entity, (ii) any grandparent, parent, aunt, uncle, niece, nephew, sister, brother, son, daughter, grandchild, son-in-law or daughter-in-law of any person described in clause (i), and (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Person described in clause (i) or (ii).

      “SEC” has the meaning assigned to such term in Section 5.5.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Stockholders” has the meaning assigned to such term in the Recitals.

      “Stockholders’ Approval” has the meaning assigned to such term in Section 5.4(c).

      “Stockholders’ Meeting” has the meaning assigned to such term in Section 6.4(a).

      “Subsidiary” shall mean, when used with reference to any person or entity, any corporation, partnership, business trust, joint venture or other entity of which such person or entity (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, business trust, joint venture or other entity.

      “Superior Proposal” has the meaning assigned to such term in Section 6.3(b).

      “Surviving Corporation” has the meaning assigned to such term in Section 1.1.

      “Target” has the meaning assigned to such term in the Preamble.

      “Target Capital Stock” has the meaning assigned to such term in the Recitals.

      “Target Certificates” has the meaning assigned to such term in Section 3.4(e).

      “Target Common Stock” has the meaning assigned to such term in Section 3.1(a).

      “Target Disclosure Schedule” has the meaning assigned to such term in the premises to Article 5.

      “Target Employee Stock Options” has the meaning assigned to such term in Section 3.1(c).

      “Target Permits” means all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct the business of Target as currently conducted.

      “Target Plans” has the meaning assigned to such term in Section 5.12(a).

      “Target Reports” has the meaning assigned to such term in Section 5.5.

      “Target Required Statutory Approvals” means, collectively, (i) if required by law, the filings by Acquiror and Target required by the HSR Act, and expiration or termination of the applicable waiting period and (ii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger.

      “Target Termination Expenses” has the meaning assigned to such term in Section 8.3(d).

      “Target Termination Fee” has the meaning assigned to such term in Section 8.3(a).

      “Target Warrants” has the meaning assigned to such term in Section 3.1(d).

      “Tax Return” means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

      “Taxes” means all taxes, including, without limitation, income, estimated income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments, and any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

      “Union Plans” has the meaning assigned to such term in Section 5.12(a).

ANNEX B

June 9, 2003

Board of Directors

Veridian Corporation
1200 Hayes Street, Suite 1100
Arlington, Virginia 22202

Members of the Board:

      You have asked us to advise you with respect to the fairness to the holders of the common stock, par value $0.0001 per share, of Veridian Corporation (the “Company”) (“Company Common Stock”), from a financial point of view, of the Consideration (as defined below) to be received by such stockholders pursuant to the Agreement and Plan of Merger, dated as of June 9, 2003 (the “Merger Agreement”), by and among General Dynamics Corporation (the “Acquiror”), Aspen Acquisition Corporation, a wholly owned subsidiary of the Acquiror (the “Merger Sub”), and the Company. The Merger Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $35.00 in cash (the “Consideration”).

      In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents as well as certain publicly available business and financial information relating to the Company. We also have reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the Company’s management to discuss the business and prospects of the Company.

      We also have considered certain financial and stock market data of the Company, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and we have considered, to the extent publicly available, the financial terms of certain other transactions which have been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

      In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company, we have been advised and have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. You also have advised us, and we have assumed, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in its entirety in accordance with the terms of the Merger Agreement without waiver, amendment or modification of any material term, condition or agreement. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. In connection with our engagement, we were requested to solicit indications of interest from, and held preliminary discussions with, third parties regarding the possible acquisition of all or a part of the Company. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

      We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. From time to time, we and our affiliates in the past have provided investment banking and other financial services to the Company unrelated to the proposed Merger, for which services we have received compensation. In addition, as you are aware, (i) an officer of Credit Suisse First Boston LLC (“Credit Suisse First Boston”) is a member of the Board of Directors of the Company and (ii) certain funds affiliated or associated with Credit Suisse First Boston have a direct or indirect interest in a significant shareholder of the Company. In the ordinary course of our business, we and our affiliates may actively trade the securities of both the Company and the Acquiror for our and such affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      It is understood that this letter is for the information of the Board of Directors of the Company in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Merger is fair to such stockholders from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

      APPRAISAL RIGHTS. — (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

VOTING AGREEMENT

      This Voting Agreement (this “Agreement”) has been made as of June 9, 2003, by General Dynamics Corporation, a Delaware corporation (“Acquiror”), Aspen Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Acquisition Sub”), and Labyrinth, L.P. (“Labyrinth”) and David H. Langstaff (together with Labyrinth, the “Stockholder”).

Recitals

      A. Concurrently with the execution and delivery of this Agreement, Acquiror, Acquisition Sub and Veridian Corporation, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that Acquisition Sub be merged with and into the Company (the “Merger”) and that upon such merger, the Company will become a wholly owned subsidiary of Acquiror.

      B. The Stockholder is, or upon exercise of options and/or warrants to purchase shares of the Common Stock, $0.0001 par value per share, of the Company (the “Company Common Shares”) will be, the record and beneficial owner of 1,138,889 Company Common Shares (the “Stockholder Company Shares”), which will, pursuant to the Merger Agreement and subject to the terms and conditions thereof, entitle the Shareholder to receive $35.00 per Stockholder Company Share in exchange for his Stockholder Company Shares (net of any exercise price in the case of options or warrants).

      C. Acquiror has required the Stockholder to enter into this Agreement as a condition to its willingness to enter into the Merger Agreement.

      The parties agree as follows:

      1. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder irrevocably agrees to vote the Stockholder Company Shares (and any Company Common Shares with respect to which the Stockholder acquires beneficial ownership subsequent to the date hereof): (a) in favor of the adoption of the Merger Agreement and approval of the Merger and any other matter that would reasonably be expected to facilitate the consummation of the Merger (the “Merger Proposal”); and (b) against approval of any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Acquiror, Acquisition Sub and/or their affiliates and against any reorganization, recapitalization, liquidation or winding up of the Company.

      2. Authorization to Execute Ballot. The Stockholder hereby irrevocably authorizes Acquiror and Acquisition Sub to execute as attorney in fact for him any ballot or consent form Acquiror or Acquisition Sub shall reasonably deem appropriate to accomplish the votes and consents required by this Agreement.

      3. Transfer Restrictions. From and after the date hereof, (a) none of the Stockholder Company Shares shall be tendered in response to any tender offer from any person other than Acquiror, Acquisition Sub or one of their affiliates, (b) no interest in any of the Stockholder Company Shares shall be sold or otherwise transferred, provided that transfers of limited partnership interests, directly or indirectly, in a Stockholder that is an entity will not constitute a prohibited transfer hereunder, and (c) the Stockholder will not take any other action which would impair his ability to vote any of the Stockholder Company Shares in the manner required by this Agreement.

      4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror and Acquisition Sub that:

(a) he has the capacity to enter into this Agreement and the right and power to perform his obligations under this Agreement;

(b) he is not subject to or obligated under any provision of any contract or other agreement or any order, judgment or decree that would be breached or violated by his execution, delivery and performance of this Agreement;

(c) no authorization, consent or approval of, or any filing with, any public body, court or authority is necessary for consummation by the Stockholder of the transactions contemplated by this Agreement, other than any filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended;

(d) he possesses beneficial ownership and voting power on the date of this Agreement of the Stockholder Company Shares; and

(e) he has full ownership of the Stockholder Company Shares free of any adverse interest and has necessary and sufficient right and authority to make the commitments with respect to the Stockholder Company Shares contained in this Agreement.

      5. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholder that it has full corporate power and authority to enter into this Agreement and the Merger Agreement and the right and power to perform its obligations under this Agreement and, subject to the terms and conditions set forth therein, the Merger Agreement.

      6. Termination. This Agreement shall terminate only if the Merger Agreement is validly terminated or upon the mutual agreement of the parties hereto.

      7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that this provision will not supersede or modify any agreement between the Company and a Stockholder relating to the reimbursement of expenses.

      8. No Constraints on Actions as a Director. Nothing in this Agreement shall be deemed to restrict the Stockholder from taking any action required in connection with his fiduciary duties as a director of the Company.

      9. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Acquiror, Acquisition Sub and the Stockholder. Neither the Stockholder, Acquisition Sub nor Acquiror may assign any of his rights or obligations under this Agreement without the written consent of the other.

      10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in person, by telegram or facsimile (receipt verified), or sent by registered or certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given if so given, to the respective parties as follows:

If to Acquiror or Acquisition Sub:	General Dynamics Corporation 3190 Fairview Park Dr. Falls Church, VA 22042-4523 Attention: David A. Savner Fax: (703) 876-3554
With a copy to:	Jenner & Block, LLC One IBM Plaza, 40th Floor Chicago, Illinois 60611 Attention: John F. Cox Fax: (312) 840-7396
If to Stockholder:	David H. Langstaff 4070 Mansion Drive, N.W. Washington, D.C. 20007

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or to such other address as any party may have furnished to the other in writing, except that changes of address shall only be effective upon receipt.

      11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Each of the parties to this Agreement will be entitled to enforce his rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which such party may be entitled. THE STOCKHOLDER AGREES THAT MONEY DAMAGES ARE NOT AN ADEQUATE REMEDY FOR BREACH OF HIS VOTING AGREEMENTS IN SECTION 1 OF THIS AGREEMENT OR HIS OTHER AGREEMENTS HEREIN AND THAT ACQUIROR AND/OR ACQUISITION SUB MAY IN THEIR DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN ORDER TO REQUIRE ANY VOTE REQUIRED BY THE TERMS OF THIS AGREEMENT OR TO ENFORCE OR PREVENT ANY VIOLATIONS OF THE PROVISIONS OF THIS AGREEMENT.

      14. Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement between the parties in respect to the matter herein and supersede and preempt any prior understandings, agreements or representatives by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

GENERAL DYNAMICS CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Senior Vice President and General Counsel, Secretary

ASPEN ACQUISITION CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Vice President and Director

DAVID H. LANGSTAFF, individually

By: /s/ DAVID H. LANGSTAFF

LABYRINTH, L.P.

By: DAVID H. LANGSTAFF, as General Partner

/s/ DAVID H. LANGSTAFF

ANNEX E

VOTING AGREEMENT

      This Voting Agreement (this “Agreement”) has been made as of June 9, 2003, by General Dynamics Corporation, a Delaware corporation (“Acquiror”), Aspen Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Acquisition Sub”), and Sugar Creek, L.P. (“Sugar Creek”) and Dr. Joseph P. Allen, IV (together with Sugar Creek, the “Stockholder”).

Recitals

      A. Concurrently with the execution and delivery of this Agreement, Acquiror, Acquisition Sub and Veridian Corporation, a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that Acquisition Sub be merged with and into the Company (the “Merger”) and that upon such merger, the Company will become a wholly owned subsidiary of Acquiror.

      B. The Stockholder is, or upon exercise of options and/or warrants to purchase shares of the Common Stock, $0.0001 par value per share, of the Company (the “Company Common Shares”) will be, the record and beneficial owner of 419,721 Company Common Shares (the “Stockholder Company Shares”), which will, pursuant to the Merger Agreement and subject to the terms and conditions thereof, entitle the Shareholder to receive $35.00 per Stockholder Company Share in exchange for his Stockholder Company Shares (net of any exercise price in the case of options or warrants).

      C. Acquiror has required the Stockholder to enter into this Agreement as a condition to its willingness to enter into the Merger Agreement.

      The parties agree as follows:

      1. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder irrevocably agrees to vote the Stockholder Company Shares (and any Company Common Shares with respect to which the Stockholder acquires beneficial ownership subsequent to the date hereof): (a) in favor of the adoption of the Merger Agreement and approval of the Merger and any other matter that would reasonably be expected to facilitate the consummation of the Merger (the “Merger Proposal”); and (b) against approval of any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Acquiror, Acquisition Sub and/or their affiliates and against any reorganization, recapitalization, liquidation or winding up of the Company.

      2. Authorization to Execute Ballot. The Stockholder hereby irrevocably authorizes Acquiror and Acquisition Sub to execute as attorney in fact for him any ballot or consent form Acquiror or Acquisition Sub shall reasonably deem appropriate to accomplish the votes and consents required by this Agreement.

      3. Transfer Restrictions. From and after the date hereof, (a) none of the Stockholder Company Shares shall be tendered in response to any tender offer from any person other than Acquiror, Acquisition Sub or one of their affiliates, (b) no interest in any of the Stockholder Company Shares shall be sold or otherwise transferred, provided that transfers of limited partnership interests, directly or indirectly, in a Stockholder that is an entity will not constitute a prohibited transfer hereunder, and (c) the Stockholder will not take any other action which would impair his ability to vote any of the Stockholder Company Shares in the manner required by this Agreement.

      4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Acquiror and Acquisition Sub that:

(a) he has the capacity to enter into this Agreement and the right and power to perform his obligations under this Agreement;

(b) he is not subject to or obligated under any provision of any contract or other agreement or any order, judgment or decree that would be breached or violated by his execution, delivery and performance of this Agreement;

(c) no authorization, consent or approval of, or any filing with, any public body, court or authority is necessary for consummation by the Stockholder of the transactions contemplated by this Agreement, other than any filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended;

(d) he possesses beneficial ownership and voting power on the date of this Agreement of the Stockholder Company Shares; and

(e) he has full ownership of the Stockholder Company Shares free of any adverse interest and has necessary and sufficient right and authority to make the commitments with respect to the Stockholder Company Shares contained in this Agreement.

      5. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholder that it has full corporate power and authority to enter into this Agreement and the Merger Agreement and the right and power to perform its obligations under this Agreement and, subject to the terms and conditions set forth therein, the Merger Agreement.

      6. Termination. This Agreement shall terminate only if the Merger Agreement is validly terminated or upon the mutual agreement of the parties hereto.

      7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that this provision will not supersede or modify any agreement between the Company and the Stockholder relating to the reimbursement of expenses.

      8. No Constraints on Actions as a Director. Nothing in this Agreement shall be deemed to restrict the Stockholder from taking any action required in connection with his fiduciary duties as a director of the Company.

      9. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Acquiror, Acquisition Sub and the Stockholder. Neither the Stockholder, Acquisition Sub nor Acquiror may assign any of his rights or obligations under this Agreement without the written consent of the other.

      10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in person, by telegram or facsimile (receipt verified), or sent by registered or certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given if so given, to the respective parties as follows:

If to Acquiror or Acquisition Sub:	General Dynamics Corporation
3190 Fairview Park Dr.
Falls Church, VA 22042-4523
Attention: David A. Savner
Fax: (703) 876-3554

With a copy to:	Jenner & Block, LLC
One IBM Plaza, 40th Floor
Chicago, Illinois 60611
Attention: John F. Cox
Fax: (312) 840-7396

If to Stockholder:	Dr. Joseph P. Allen, IV
c/o Veridian Corporation
1200 South Hayes Street, Suite 1200
Arlington, Virginia 22202

2

or to such other address as any party may have furnished to the other in writing, except that changes of address shall only be effective upon receipt.

      11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Each of the parties to this Agreement will be entitled to enforce his rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which such party may be entitled. THE STOCKHOLDER AGREES THAT MONEY DAMAGES ARE NOT AN ADEQUATE REMEDY FOR BREACH OF HIS VOTING AGREEMENTS IN SECTION 1 OF THIS AGREEMENT OR HIS OTHER AGREEMENTS HEREIN AND THAT ACQUIROR AND/OR ACQUISITION SUB MAY IN THEIR SOLE DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN ORDER TO REQUIRE ANY VOTE REQUIRED BY THE TERMS OF THIS AGREEMENT OR TO ENFORCE OR PREVENT ANY VIOLATIONS OF THE PROVISIONS OF THIS AGREEMENT.

      14. Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement between the parties in respect to the matter herein and supersede and preempt any prior understandings, agreements or representatives by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3

      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

GENERAL DYNAMICS CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Senior Vice President and General Counsel, Secretary

ASPEN ACQUISITION CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Vice President and Director

DR. JOSEPH P. ALLEN, IV, individually

/s/ DR. JOSEPH P. ALLEN, IV

SUGAR CREEK, L.P.

By: DR. JOSEPH P. ALLEN, IV, as General Partner

/s/ DR. JOSEPH P. ALLEN, IV

ANNEX F

VOTING AGREEMENT

      This Voting Agreement (this “Agreement”) has been made as of June 9, 2003, by General Dynamics Corporation, a Delaware corporation (“Acquiror”), Aspen Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Acquisition Sub”), and The Texas Growth Fund — 1991 Trust, The Texas Growth Fund II — 1998 Trust, TGF Management Corp. and TGF II Management, L.P. (together, the “Stockholders”).

Recitals

      A. Concurrently with the execution and delivery of this Agreement, Acquiror, Acquisition Sub, and Veridian Corporation, a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that Acquisition Sub be merged with and into the Company (the “Merger”) and that upon such merger, the Company will become a wholly-owned subsidiary of Acquiror.

      B. Each of the Stockholders is, or upon exercise of options and/or warrants to purchase shares of the Common Stock, $0.0001 par value per share, of the Company (the “Company Common Shares”) will be, the record and beneficial owner of the shares set forth opposite its name on Schedule I, for an aggregate of 2,759,529 Company Common Shares (the “Stockholder Company Shares”), which will, pursuant to the Merger Agreement and subject to the terms and conditions thereof, entitle the Shareholders to receive $35.00 per Stockholder Company Share in exchange for their Stockholder Company Shares (net of any exercise price in the case of options or warrants).

      C. Acquiror has required each of the Stockholders to enter into this Agreement as a condition to its willingness to enter into the Merger Agreement.

      The parties agree as follows:

      1. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder irrevocably agrees to vote its respective Stockholder Company Shares (and any Company Common Shares with respect to which such Stockholder acquires beneficial ownership subsequent to the date hereof): (a) in favor of the adoption of the Merger Agreement and approval of the Merger and any other matter that would reasonably be expected to facilitate the consummation of the Merger (the “Merger Proposal ”); and (b) against approval of any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Acquiror, Acquisition Sub and/or their affiliates and against any reorganization, recapitalization, liquidation or winding up of the Company.

      2. Authorization to Execute Ballot. Each Stockholder hereby irrevocably authorizes Acquiror and Acquisition Sub to execute as attorney in fact for such Stockholder any ballot or consent form Acquiror or Acquisition Sub shall reasonably deem appropriate to accomplish the votes and consents required by this Agreement.

      3. Transfer Restrictions. From and after the date hereof, (a) none of the Stockholder Company Shares shall be tendered in response to any tender offer from any person other than Acquiror, Acquisition Sub or one of their affiliates, (b) no interest in any of the Stockholder Company Shares shall be sold or otherwise transferred, provided that transfers of limited partnership interests, directly or indirectly, in a Stockholder that is an entity will not constitute a prohibited transfer hereunder, and (c) each Stockholder will not take any other action which would impair its ability to vote any of its Stockholder Company Shares in the manner required by this Agreement.

      4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Acquiror and Acquisition Sub that:

(a) it has the capacity to enter into this Agreement and the right and power to perform its obligations under this Agreement;

(b) it is not subject to or obligated under any provision of any contract or other agreement or any order, judgment or decree that would be breached or violated by its execution, delivery and performance of this Agreement;

(c) no authorization, consent or approval of, or any filing with, any public body, court or authority is necessary for consummation by such Stockholder of the transactions contemplated by this Agreement, other than any filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended;

(d) it possesses beneficial ownership and voting power on the date of this Agreement of the Stockholder Company Shares set forth opposite its name on Schedule I; and

(e) it has full ownership of the Stockholder Company Shares set forth opposite its name on Schedule I, free of any adverse interest and has necessary and sufficient right and authority to make the commitments with respect to its Stockholder Company Shares contained in this Agreement.

      5. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholders that it has full corporate power and authority to enter into this Agreement and the Merger Agreement and the right and power to perform its obligations under this Agreement and, subject to the terms and conditions set forth therein, the Merger Agreement.

      6. Termination. This Agreement shall terminate only if the Merger Agreement is validly terminated or upon the mutual agreement of the parties hereto.

      7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses;

provided, however, that this provision will not supersede or modify any agreement between the Company and a Stockholder relating to the reimbursement of expenses.

      8. No Constraints on Actions as a Director. Nothing in this Agreement shall be deemed to restrict any signatory hereto, or any affiliate of such signatory, from taking any action required in connection with such individual’s fiduciary duties as a director of the Company.

      9. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Acquiror, Acquisition Sub and the Stockholders. Neither the Stockholders, Acquisition Sub nor Acquiror may assign any of its rights or obligations under this Agreement without the written consent of the other.

      10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in person, by telegram or facsimile (receipt verified), or sent by registered or certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given if so given, to the respective parties as follows:

If to Acquiror or Acquisition Sub:	General Dynamics Corporation 3190 Fairview Park Dr. Falls Church, VA 22042-4523 Attention: David A. Savner Fax: (703) 876-3554

2

With a copy to:	Jenner & Block, LLC One IBM Plaza, 40th Floor Chicago, Illinois 60611 Attention: John F. Cox Fax: (312) 840-7396
If to Stockholders:	TGF Management Corporation 111 Congress Avenue, Suite 2900 Austin, TX 78701-4043 Attention: James J. Kozlowski, President Fax: (512) 322-3101

or to such other address as any party may have furnished to the other in writing, except that changes of address shall only be effective upon receipt.

      11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which such party may be entitled. EACH STOCKHOLDER AGREES THAT MONEY DAMAGES ARE NOT AN ADEQUATE REMEDY FOR BREACH OF ITS VOTING AGREEMENTS IN SECTION 1 OF THIS AGREEMENT OR ITS OTHER AGREEMENTS HEREIN AND THAT ACQUIROR AND/OR ACQUISITION SUB MAY IN THEIR SOLE DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN ORDER TO REQUIRE ANY VOTE REQUIRED BY THE TERMS OF THIS AGREEMENT OR TO ENFORCE OR PREVENT ANY VIOLATIONS OF THE PROVISIONS OF THIS AGREEMENT.

      14. Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement between the parties in respect to the matter herein and supersede and preempt any prior understandings, agreements or representatives by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      16. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3

      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

GENERAL DYNAMICS CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Senior Vice President and General Counsel, Secretary

ASPEN ACQUISITION CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Vice President and Director

STOCKHOLDERS:

The Texas Growth Fund — 1991 Trust	TGF MANAGEMENT CORP.
The Board of Trustees of the Texas Growth Fund, as Trustee

By: TGF Management Corp., as Executive Director

By: /s/ JAMES J. KOZLOWSKI Name: James J. Kozlowski Title: President	By: /s/ JAMES J. KOZLOWSKI Name: James J. Kozlowski Title: President

THE TEXAS GROWTH FUND II — 1998 TRUST	TGF II MANAGEMENT, L.P.
The Board of Trustees of the Texas Growth Fund II, as Trustee

By: TGF II Management, L.P., as Executive Director	By: TGF Management Corp., as General Partner

By: TGF Management Corp., as General Partner

By: /s/ JAMES J. KOZLOWSKI Name: James J. Kozlowski Title: President	By: /s/ JAMES J. KOZLOWSKI Name: James J. Kozlowski Title: President

SCHEDULE I

The Texas Growth Fund — 1991 Trust	943,829 shares
The Texas Growth Fund II — 1998 Trust	1,815,700 shares
TGF II Management, L.P.	6,384 shares

ANNEX G

VOTING AGREEMENT

      This Voting Agreement (this “Agreement”) has been made as of June 9, 2003, by General Dynamics Corporation, a Delaware corporation (“Acquiror”), Aspen Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Acquisition Sub”), and Monitor Clipper Equity Partners, L.P. (“MCEP”), Monitor Clipper Equity Partners (Foreign), L.P. (“MCEP(F)”), Monitor Consulting, L.P. (“Monitor Consulting”) and Monitor Company Group, L.P., as the successor in interest to Monitor Company, Inc. (“MCGLP”, and together with MCEP, MCEP(F) and Monitor Consulting, the “Stockholders”).

Recitals

      A. Concurrently with the execution and delivery of this Agreement, Acquiror, Acquisition Sub, and Veridian Corporation, a Delaware corporation (the “Company”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides, among other things, that Acquisition Sub be merged with and into the Company (the “Merger”) and that upon such merger, the Company will become a wholly-owned subsidiary of Acquiror.

      B. Each of the Stockholders is, or upon exercise of options and/or warrants to purchase shares of the Common Stock, $0.0001 par value per share, of the Company (the “Company Common Shares”) will be, the record and beneficial owner of the shares set forth opposite its name on Schedule I, for an aggregate of 7,284,516 Company Common Shares (the “Stockholder Company Shares”), which will, pursuant to the Merger Agreement and subject to the terms and conditions thereof, entitle the Shareholders to receive $35.00 per Stockholder Company Share in exchange for their Stockholder Company Shares (net of any exercise price in the case of options or warrants).

      C. Acquiror has required each of the Stockholders to enter into this Agreement as a condition to its willingness to enter into the Merger Agreement.

      The parties agree as follows:

      1. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Stockholder irrevocably agrees to vote its respective Stockholder Company Shares (and any Company Common Shares with respect to which such Stockholder acquires beneficial ownership subsequent to the date hereof): (a) in favor of the adoption of the Merger Agreement and approval of the Merger and any other matter that would reasonably be expected to facilitate the consummation of the Merger (the “Merger Proposal”); and (b) against approval of any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Acquiror, Acquisition Sub and/or their affiliates and against any reorganization, recapitalization, liquidation or winding up of the Company.

      2. Assignment Agreement. The Stockholders have previously entered into an Assignment Agreement dated as of September 7, 1999 (“Assignment Agreement”), by and among themselves whereby each of MCEP(F), Monitor Consulting and MCGLP (as the successor in interest to Monitor Company, Inc.) assigned, among other things, all voting rights associated with their shares of Company Common Stock to MCEP. The Stockholders hereby agree that, notwithstanding the provisions of the Assignment Agreement, each of the Stockholders may enter into and perform this Agreement.

      3. Authorization to Execute Ballot. Each Stockholder hereby irrevocably authorizes Acquiror and Acquisition Sub to execute as attorney in fact for such Stockholder any ballot or consent form Acquiror or Acquisition Sub shall reasonably deem appropriate to accomplish the votes and consents required by this Agreement.

      4. Transfer Restrictions. From and after the date hereof, (a) none of the Stockholder Company Shares shall be tendered in response to any tender offer from any person other than Acquiror, Acquisition Sub or one of their affiliates, (b) no interest in any of the Stockholder Company Shares shall be sold or otherwise transferred, provided that transfers of limited partnership interests, directly or indirectly, in a Stockholder that is an entity will not constitute a prohibited transfer hereunder, and (c) each Stockholder will not take any other action which would impair its ability to vote any of its Stockholder Company Shares in the manner required by this Agreement.

      5. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Acquiror and Acquisition Sub that, after giving effect to Section 2 hereof:

(a) it has the capacity to enter into this Agreement and the right and power to perform its obligations under this Agreement;

(b) except as set forth in Section 2 hereof, it is not subject to or obligated under any provision of any contract or other agreement or any order, judgment or decree that would be breached or violated by its execution, delivery and performance of this Agreement;

(c) no authorization, consent or approval of, or any filing with, any public body, court or authority is necessary for consummation by such Stockholder of the transactions contemplated by this Agreement, other than any filings with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended;

(d) except as set forth in Section 2 hereof, it possesses beneficial ownership and voting power on the date of this Agreement of the Stockholder Company Shares set forth opposite its name on Schedule I; and

(e) except as set forth in Section 2 hereof, it has full ownership of the Stockholder Company Shares set forth opposite its name on Schedule I, free of any adverse interest and has necessary and sufficient right and authority to make the commitments with respect to its Stockholder Company Shares contained in this Agreement.

      6. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Stockholders that it has full corporate power and authority to enter into this Agreement and the Merger Agreement and the right and power to perform its obligations under this Agreement and, subject to the terms and conditions set forth therein, the Merger Agreement.

      7. Termination. This Agreement shall terminate only if the Merger Agreement is validly terminated or upon the mutual agreement of the parties hereto.

      8. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that this provision will not supersede or modify any agreement between the Company and a Stockholder relating to the reimbursement of expenses.

      9. No Constraints on Actions as a Director. Nothing in this Agreement shall be deemed to restrict any signatory hereto, or any affiliate of such signatory, from taking any action required in connection with such individual’s fiduciary duties as a director of the Company.

      10. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Acquiror, Acquisition Sub and the Stockholders. Neither the Stockholders, Acquisition Sub nor Acquiror may assign any of its rights or obligations under this Agreement without the written consent of the other.

      11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in person, by telegram or facsimile (receipt verified), or sent by registered or

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certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given if so given, to the respective parties as follows:

If to Acquiror or Acquisition Sub:	General Dynamics Corporation 3190 Fairview Park Dr. Falls Church, VA 22042-4523 Attention: David A. Savner Fax: (703) 876-3554
With a copy to:	Jenner & Block, LLC One IBM Plaza, 40th Floor Chicago, Illinois 60611 Attention: John F. Cox Fax: (312) 840-7396
If to Stockholders:	c/o Monitor Clipper Partners Two Canal Park Cambridge, Massachusetts 02141 Attention: Michael A. Bell Fax: (617) 252-2211
With a copy to:	Ropes & Gray One International Place Boston, Massachusetts 02110-2624 Attention: Winthrop G. Minot Fax: (617) 951-7050

or to such other address as any party may have furnished to the other in writing, except that changes of address shall only be effective upon receipt.

      12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

      13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      14. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which such party may be entitled. EACH STOCKHOLDER AGREES THAT MONEY DAMAGES ARE NOT AN ADEQUATE REMEDY FOR BREACH OF ITS VOTING AGREEMENTS IN SECTION 1 OF THIS AGREEMENT OR ITS OTHER AGREEMENTS HEREIN AND THAT ACQUIROR AND/OR ACQUISITION SUB MAY IN THEIR DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE AND/OR INJUNCTIVE RELIEF IN ORDER TO REQUIRE ANY VOTE REQUIRED BY THE TERMS OF THIS AGREEMENT OR TO ENFORCE OR PREVENT ANY VIOLATIONS OF THE PROVISIONS OF THIS AGREEMENT.

      15. Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement between the parties in respect to the matter herein and supersede and preempt any prior understandings, agreements or representatives by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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      16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      17. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

GENERAL DYNAMICS CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Senior Vice President and General Counsel, Secretary

ASPEN ACQUISITION CORPORATION

By: /s/ DAVID A. SAVNER

Name: David A. Savner
Title: Vice President and Director

STOCKHOLDERS:

MONITOR CLIPPER EQUITY PARTNERS, L.P.	MONITOR CONSULTING, L.P.

By: Monitor Clipper Partners, L.P., its general partner	By: Monitor GP, Inc., its general partner
By: MCP GP, Inc., its general partner

By: /s/ MARK THOMAS Name: Mark Thomas Authorized Signatory	By: /s/ MARK THOMAS Name: Mark Thomas Authorized Signatory

MONITOR CLIPPER EQUITY PARTNERS (FOREIGN), L.P.	MONITOR COMPANY GROUP, L.P.

By: Monitor Clipper Partners, L.P., its general partner	By: Monitor Company Group G.P., L.L.C., its general partner
By: MCP GP, Inc., its general partner

By: /s/ MARK THOMAS Name: Mark Thomas Authorized Signatory	By: /s/ MARK THOMAS Name: Mark Thomas Authorized Signatory

SCHEDULE I

Monitor Clipper Equity Partners, L.P.	6,108,214 shares
Monitor Clipper Equity Partners (Foreign), L.P.	1,154,584 shares
Monitor Consulting, L.P.	10,859 shares
Monitor Company Group Limited Partnership	10,859 shares

PROXY

VERIDIAN CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERIDIAN CORPORATION
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON AUGUST 7, 2003

     The undersigned stockholder hereby appoints Jerald S. Howe, Jr. and Phyllis D. Seidler and each of them, his or her true and lawful agents and Proxies, with full power of substitution and resubstitution in each of them, to represent and vote at the Special Meeting of Stockholders of Veridian Corporation (the “Company”) on Thursday, August 7, 2003, at 9:00 a.m., eastern daylight savings time, at Veridian Corporation’s corporate offices, 1200 South Hayes Street, 11th Floor, Arlington, Virginia 22202, or at any adjournments or postponements thereof on all matters coming before said meeting, all shares of common stock of the Company which the undersigned stockholder may be entitled to vote. The Proxies are hereby instructed to vote as shown on the reverse side of this card and are also authorized to vote in their discretion on all other matters properly brought before the meeting. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT

(Continued and to be marked, dated and signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

VERIDIAN CORPORATION

AUGUST 7, 2003

PROXY VOTING INSTRUCTIONS

VOTE BY MAIL OR 24 HOURS A DAY, 7 DAYS A WEEK BY INTERNET OR TELEPHONE. INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 5 P.M. EASTERN TIME ON AUGUST 6, 2003. YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, DATED AND RETURNED YOUR PROXY CARD.

MAIL - Mark, sign, date and mail your proxy card promptly in the enclosed postage-paid envelope.	COMPANY NUMBER

- OR -
TELEPHONE - Call TOLL-FREE 1-800-776-9437 from any
touch-tone telephone and follow the instructions. Have your
control number and proxy card available when you call.
There is NO CHARGE to you for this call.	ACCOUNT NUMBER

- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number and proxy card available when you access the web page.	CONTROL NUMBER

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

o Please detach and mail in the enclosed envelope UNLESS you are voting via telephone or the Internet. o

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN

1.	To approve and adopt the Agreement and Plan of Merger, dated as of June 9, 2003, by and among General Dynamics Corporation, Veridian Corporation and Aspen Acquisition Corporation, a wholly owned subsidiary of General Dynamics Corporation, and the transactions contemplated by that Agreement and Plan of Merger.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of Veridian Corporation. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” Proposal 1. The Proxies cannot vote your shares unless you sign and return this proxy or vote by telephone or on the Internet.

Please mark, sign, date and mail this proxy promptly in the enclosed envelope.

		Place “X” here if you plan to attend and vote your shares at the meeting.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder                                          Date:                     Signature of Stockholder                                        Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving your full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.